   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1998


                                                      REGISTRATION NO. 333-62845
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1



                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        CLARK MATERIAL HANDLING COMPANY

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                            ------------------------

                             BLUE GIANT CORPORATION


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             DELAWARE                             3537                             52206283
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)


                            ------------------------

                         HYDROLECTRIC LIFT TRUCKS, INC.


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



               OHIO                               3537                            311509886
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)


                            ------------------------

                                172 TRADE STREET



                           LEXINGTON, KENTUCKY 40511


                                 (606) 288-1200


         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING

            AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                JOSEPH F. LINGG

                     VICE PRESIDENT, FINANCE AND TREASURER
                        CLARK MATERIAL HANDLING COMPANY
                                172 TRADE STREET
                           LEXINGTON, KENTUCKY 40511
                                 (606) 288-1200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                WITH COPIES TO:

                          CHRISTOPHER G. KARRAS, ESQ.
                             DECHERT PRICE & RHOADS
                            4000 BELL ATLANTIC TOWER
                                1717 ARCH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 994-2412
                            ------------------------

                        CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM         PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF           AMOUNT TO BE          OFFERING PRICE         AGGREGATE OFFERING         AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED            PER UNIT(1)                PRICE(1)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
10 3/4% Senior Notes due 2006....     $150,000,000               100%                 $150,000,000           $45,455(2)
----------------------------------------------------------------------------------------------------------------------------
13% Senior Exchangeable Preferred
  Stock due 2007.................      $40,000,000              $1,000                $40,000,000            $12,121(2)
----------------------------------------------------------------------------------------------------------------------------
Guarantee of 10 3/4% Senior Notes
  Due 2006 of CLARK Material
  Handling Company...............     $150,000,000                --                       --                   $0(3)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------



(1) Estimated pursuant to Rule 457(f) solely for purposes of calculating the registration fee. This Registration Statement also relates to and covers an indeterminate amount of 13% Senior Exchangeable Series B Preferred Stock due 2007 that may be issued in payment of dividends on the 13% Senior Exchangeable Series B Preferred Stock due 2007 in accordance with its terms.


(2) Paid in connection with the Registration Statement on Form S-4 (Registration No. 333-62845) filed by CLARK Material Handling Company on September 3, 1998.

(3) Pursuant to Rule 457(n), no separate fee is payable for the guarantee.
                            ------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OFFER TO EXCHANGE

                     10 3/4% SERIES D SENIOR NOTES DUE 2006
                              FOR ALL OUTSTANDING
                     10 3/4% SERIES C SENIOR NOTES DUE 2006

                                      AND

                     10 3/4% SERIES D SENIOR NOTES DUE 2006
                              FOR ALL OUTSTANDING
                     10 3/4% SERIES B SENIOR NOTES DUE 2006

                                      AND

           13% SENIOR EXCHANGEABLE SERIES B PREFERRED STOCK DUE 2007
                              FOR ALL OUTSTANDING
           13% SENIOR EXCHANGEABLE SERIES A PREFERRED STOCK DUE 2007

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

            NEW YORK CITY TIME ON OCTOBER 23, 1998, UNLESS EXTENDED


     CLARK Material Handling Company, a Delaware corporation ("CLARK" or the "Company"), hereby offers to exchange (i) an aggregate principal amount of up to $20,000,000 of its 10 3/4% Series D Senior Notes due 2006 (the "New Notes") for a like principal amount of its 10 3/4% Series C Senior Notes due 2006 (the "Series C Notes") outstanding on the date hereof (the "C Note Exchange Offer"),
(ii) an aggregate principal amount of up to $130,000,000 of its New Notes for a like principal amount of its 10 3/4% Series B Senior Notes due 2006 (the "Series B Notes" and, together with the Series C Notes, the "Existing Notes") outstanding on the date hereof (the "B Note Exchange Offer") and (iii) an aggregate liquidation preference of up to $20,000,000 of its 13% Senior Exchangeable Series B Preferred Stock due 2007 (the "New Preferred Stock") for a like liquidation preference amount of its 13% Senior Exchangeable Series A Preferred Stock due 2007 (the "Existing Preferred Stock") outstanding on the date hereof (the "Preferred Stock Exchange Offer") upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying letters of transmittal (each, a "Letter of Transmittal" and collectively the "Letters of Transmittal"). The C Note Exchange Offer, the B Note Exchange Offer and the Preferred Stock Exchange Offer are hereinafter individually referred to as an "Exchange Offer" and collectively as the "Exchange Offers". The New Notes and the Existing Notes are hereinafter collectively referred to as the "Notes", the New Preferred Stock and the Existing Preferred Stock are hereinafter collectively referred to as the "Senior Preferred Stock," the New Notes and the New Preferred Stock are hereinafter collectively referred to as the "New Securities" and the Existing Notes and the Existing Preferred Stock are sometimes collectively referred to as the "Existing Securities."

     The terms of the New Notes are identical in all material respects to those of the Series C Notes, except that (i) interest on the New Notes shall accrue from the most recent date to which interest has been paid on the Series C Notes surrendered in exchange therefor or, if no interest has been paid on the Series C Notes, from May 15, 1998 and (ii) the New Notes are being registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not bear any legends restricting their transfer. The terms of the New Notes are identical in all material respects to those of the Series B Notes, except that interest on the New Notes shall accrue from the most recent date to which interest has been paid on the Series B Notes surrendered in exchange therefor. The terms of the New Preferred Stock are identical in all material respects to the terms of the Existing Preferred Stock, except that (i) dividends on the New Preferred Stock shall accrue from the most recent date to which dividends have been paid on the Existing Preferred Stock surrendered in exchange therefor or, if no dividends have been paid on the Existing Preferred Stock, from the date of issuance of the Existing Preferred Stock and (ii) the New Preferred Stock is being registered under the Securities Act and will not bear any legend restricting its transfer. The New Notes will evidence the same debt as the Existing Notes and will be issued pursuant to, and entitled to the benefits of, the indenture governing the Series C Notes. The New Preferred Stock will evidence the same equity as the Existing Preferred Stock and will be issued pursuant to, and entitled to the benefits of, the Certificate of Designation (as defined). The Exchange Offers are being made in order to satisfy certain contractual obligations of the Company.
                                                        (continued on next page)
                             ---------------------
          SEE "RISK FACTORS" COMMENCING ON PAGE 20 FOR A DISCUSSION OF
      CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

The date of this Prospectus is September 18, 1998

     Interest on the New Notes will be payable semi-annually on November 15 and May 15 of each year, commencing November 15, 1998 at a rate of 10 3/4% per annum. Dividends on the New Preferred Stock will accrue in each period ending on January 15, April 15, July 15 and October 15 of each year at a rate of 13% per annum of the liquidation preference.

     The New Notes will mature on November 15, 2006. The New Notes will be redeemable at the option of the Company, in whole or in part, on or after November 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. At any time or from time to time prior to November 15, 1999, the Company may redeem up to one third of the aggregate principal amount of the Notes issued on or after the Issue Date (as defined) at the redemption price of 110.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of one or more Public Equity Offerings (as defined); provided, that at least two thirds of the aggregate principal amount of Notes issued on or after the Issue Date remains outstanding immediately thereafter. See "Description of Notes -- Redemption." The shares of New Preferred Stock will be redeemable at the option of the Company, in whole or in part, on or after July 15, 2003, at the redemption prices set forth herein, plus accrued dividends, if any, to the date of redemption. In addition, at the option of the Company, the New Preferred Stock may be redeemed in whole, but not in part, at any time prior to July 15, 2003 at the redemption price set forth herein, plus accrued and unpaid dividends, if any, to the date of redemption, with the net cash proceeds of one or more Public Equity Offerings. See "Description of Preferred Stock -- Redemption."

     Upon a Change of Control (as defined), the Company will be required to offer to purchase all of the outstanding New Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and all of the outstanding shares of New Preferred Stock at 101% of the liquidation preference thereof, plus accrued and unpaid dividends, if any, to the date of purchase. See "Description of Notes -- Change of Control" and "Description of Preferred Stock -- Change of Control."

     On any scheduled dividend payment date, the Company may, at its option, exchange all but not less than all of the shares of New Preferred Stock then outstanding for the Company's Preferred Stock Exchange Notes (as defined). See "Description of Preferred Stock -- Exchange."

     Holders whose Existing Notes or Existing Preferred Stock are accepted for exchange will be deemed to have waived the right to receive any interest or dividends accrued on the Existing Notes or Existing Preferred Stock.

     The New Notes will be senior unsecured obligations of the Company, pari passu in right of payment with all existing and future senior indebtedness of the Company and senior to all subordinated indebtedness of the Company. The New Notes will be effectively subordinated to all senior secured indebtedness of the Company, to the extent of the assets securing such indebtedness, and to all existing and future indebtedness and other obligations of the Company's Foreign Subsidiaries (as defined). As of June 30, 1998 the Company had approximately $10.5 million of senior secured indebtedness outstanding (exclusive of unused commitments of $20.6 million which may be borrowed by the Company under the Revolving Credit Facility (as defined)) and the Company's Foreign Subsidiaries had approximately $43.3 million of liabilities reflected on the Company's consolidated balance sheet. See "Description of Notes -- General." The New Senior Preferred Stock will rank senior in right of payment with respect to all Junior Securities (as defined), pari passu with respect to Parity Securities (as defined) and junior with respect to all indebtedness and other obligations of the Company and its subsidiaries. See "Risk Factors -- Ranking; Subsidiary Operations" and "Description of Preferred Stock -- Ranking."

     The Company is offering the New Securities in reliance on certain interpretive letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties in unrelated transactions. Based on such interpretive letters, the Company is of the view that holders of Existing Securities (other than any holder who is an "affiliate" of the Company or any Guarantor (as defined) within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) who exchange their Existing Securities for New Securities pursuant to the Exchange Offer generally may offer such New Securities for resale, resell such New Securities and otherwise transfer such New Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Securities are acquired in the ordinary course of the holders' business and such holders have no arrangement with any person to participate in a distribution of such New Securities. Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Letters of Transmittal state that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Existing Securities where such Existing Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."


     Prior to the Exchange Offers there has been no public market for the Series C Notes and the Existing Preferred Stock. If a market for the New Securities should develop, such New Securities could trade at a discount from their principal amount or liquidation preference amount, whichever applicable. The Company currently does not intend to list the New Securities on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the New Securities is currently anticipated. There can be no assurance that an active public market for the New Securities will develop.


     The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes or liquidation amount of Existing Preferred Stock being tendered for exchange pursuant to the Exchange Offers. The Company will pay all the expenses incident to the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF EXISTING SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Securities being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company is currently subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such periodic reports and other information filed with the Commission, including the Registration Statement, may be inspected without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of such material may be obtained from the Public Reference Section of the Commission upon payment of certain prescribed fees. In addition, the Commission maintains a website that contains periodic reports and other information filed by the Company. This website can be accessed at http://www.sec.gov. Copies of such material can also be obtained from the Company upon request.

     While any New Securities remain outstanding, the Company will make available, on request, to any holder and any prospective purchaser of New Securities the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which CLARK is not subject to Section 13 or 15(d) of the Exchange Act.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including, without limitation, the statements under "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and located elsewhere herein regarding industry prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in the Prospectus, including, without limitation, in conjunction with the forward-looking statements in this Prospectus under "Risk Factors." All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including notes thereto) included elsewhere in this Prospectus. Unless the context otherwise requires, references to the "Company" or "CLARK" are to CLARK Material Handling Company (including its predecessors) and the other material handling operations acquired from certain subsidiaries of Terex Corporation (the "Predecessor's Parent") in 1996 (the "1996 Acquisition") for periods prior to November 26, 1996, and to CLARK Material Handling Company and its subsidiaries for periods from and after November 26, 1996. The Company, which is a wholly-owned subsidiary of CMH Holdings Corporation, a Delaware Corporation ("Holdings"), acquired in July 1998 (the "Samsung Forklift Acquisition") substantially all of the assets and certain liabilities of the forklift division ("Samsung Forklift") of Samsung Heavy Industries Co., Ltd. ("Samsung"). The pro forma financial information presented herein has been adjusted to give effect to the Company's acquisition of the assets of Blue Giant (as defined) in November 1997 but unless otherwise indicated does not give effect to the offering of the Series C Notes, the Existing Preferred Stock or the New Securities or the acquisition of Samsung Forklift.

                                  THE COMPANY

     CLARK is a leading international designer, manufacturer, and marketer of a complete line of forklift trucks, including internal combustion ("IC") trucks, electric riders, narrow aisle stackers and powered hand trucks. The Company invented the platform forklift truck in 1917 and has since established CLARK as one of the most recognized brand names of forklift trucks in North America. Management believes that CLARK has a large installed fleet in North America with over 250,000 units and has a total of approximately 350,000 units in operation worldwide. This large installed fleet has allowed CLARK to generate significant ongoing replacement parts sales, which typically generate substantially higher gross margins and provide a more stable revenue base than new forklift truck sales. CLARK manufactures its products through five facilities in the United States, Europe and Canada and distributes its products to a diverse customer base through a global network of approximately 300 dealers from more than 560 locations. In addition, the Company's Blue Giant subsidiaries distribute their products through a network of over 350 North American dealers and agents. For the twelve months ended June 30, 1998 ("LTM"), on a pro forma basis, CLARK generated net sales of $534.1 million and EBITDA (as defined) of $36.5 million.

     Since 1993, CLARK has undertaken a series of initiatives aimed at reducing fixed costs, developing a largely variable cost structure and offering a highly competitive product portfolio. Specifically, the Company (i) eliminated redundant manufacturing and distribution facilities, (ii) reduced head-count,
(iii) eliminated non-core unprofitable product lines, and (iv) improved outsourcing of certain manufacturing operations. In addition to cost rationalization, the Company made a series of new product introductions allowing it to offer one of the most modern product portfolios in the industry. CLARK's product development strategy emphasizes (i) product innovations and improvements to meet the evolving needs of CLARK's customer base and (ii) lowering production costs through better design, thereby enhancing margins. As a result of these initiatives, the Company increased EBITDA (as defined) by $26.2 million from $10.3 million in fiscal 1994 to $36.5 million on a pro forma basis in the LTM period. EBITDA (as defined) consistently increased during this period despite a declining forklift market in 1996 relative to 1995.

                               BUSINESS STRATEGY

     Management believes that CLARK's strong brand name, extensive distribution network, modern product portfolio and streamlined fixed cost structure provide a strong foundation for increased growth and profitability. The Company's operating strategy focuses on the following key components:

     Introduce New Products. The Company's new product introduction strategy is based on the Genesis(R) forklift truck platform which was introduced in December 1994. The purpose of the Genesis(R) forklift truck design project was to develop a production platform which reduced the number of parts used in each model, used like parts in various forklift models and enhanced functionality of operation. As a result of the Genesis(R) model, the Company achieved purchasing efficiencies from its vendors and streamlined the production process, which resulted in significantly reduced production costs and enhanced margins. Due to the wide customer acceptance of the Genesis(R) truck and the significantly reduced production costs relative to its predecessor models, the Company has introduced four completely redesigned electric riders and five new IC forklift models based on the Genesis(R) platform. CLARK's new product development pipeline is focused on lower cost, enhanced feature products, extending the Genesis(R) platform to the few remaining older models in its product offering and improving the performance of its electric powered hand truck designs. Each of these new products is designed to reduce production costs and increase margins. In addition, the Company's engineering team is continuously working toward achieving increased production efficiencies and reduced manufacturing costs through improved design.

     In addition, the Company seeks to acquire businesses which offer complementary product lines that can be sold through the Company's existing global network. For example, in 1997 the Company acquired substantially all of the assets of Blue Giant USA Corporation and Blue Giant Canada Limited (collectively "Blue Giant"), which design and manufacture a successful product line of powered handtrucks, dock equipment and scissor lifts. Similarly, the Company expects to significantly increase the distribution of the value priced Samsung Forklift product line by leveraging the Company's global distribution network, especially in North and South America. In addition, Samsung Forklift expands the Company's product line in the entry level segment for IC forklift truck models.

     Augment the Distribution Network. CLARK distributes its products to a diverse customer base through a global network of approximately 300 dealers from more than 560 locations, with a majority in North America and Europe. Management is focusing on enhancing the performance of its distribution network by offering various incentive packages and support programs, replacing underperforming dealers and adding new dealers in selected geographic areas. Since 1993, the number of units exported to CLARK's international customers has more than tripled from 689 to over 2,400 in 1997. The Company intends to continue expanding the dealer base of its international operations, and management believes that the Company is well positioned for continued growth in the African, Middle Eastern, Caribbean and South American markets.

     Improve Aftermarket Parts Sales. CLARK's worldwide installed fleet of approximately 350,000 forklift trucks generates an estimated $240.0 million in annual global aftermarket parts sales, of which CLARK has historically captured an estimated 40% share. Management plans to increase the Company's share of these high margin sales in North America and Europe as a result of the introduction of the Totalift(TM) and PartsPro(TM) software systems and the addition of a parts marketing manager at CLARK Europe. In 1998, the Company developed the Totalift(TM) system which was designed as a parts database of major competitor forklift brands and models. Management believes that the Totalift(TM) system will allow the Company to increase its aftermarket parts sales by supplying parts for all of the CLARK and competitor forklift trucks. Also in 1998, the Company introduced PartsPro(TM), which provides the Company's dealers with an advanced parts identification system that enables suppliers to place on-line orders with CLARK, prepare quotes for customers and track work orders by customer.

     Further Reduce Product Cost. Although CLARK has made significant progress in reducing its operating costs, management believes that ongoing opportunities exist to improve profitability by reducing material costs. In 1997, material costs amounted to over 80% of the cost of goods sold. Management plans to continue to reduce the Company's material costs and increase purchasing efficiencies, thereby enhancing its gross margins, through (i) the introduction of new product designs that increase commonality of parts among different lift truck models and reduce the overall number of parts and components, thereby improving manufacturing and (ii) the further reduction of the number of suppliers to increase volume discounts. Management believes that these initiatives should also result in more timely delivery from suppliers, thereby reducing costly manufacturing disruptions and the Company's working capital investment.

                        THE SAMSUNG FORKLIFT ACQUISITION

     In July 1998, CLARK acquired substantially all of the assets and certain liabilities of Samsung Forklift. The purchase price for Samsung Forklift equaled $30.4 million (based upon the stated purchase price of 39.1 billion South Korean Won, subject to certain adjustments). The assets acquired pursuant to the Samsung Forklift Acquisition include a 213,000-square-foot production facility (the "Korean Plant"), working capital items and intellectual property. The Company estimates that it will make approximately $5.0 million of capital expenditures for upgrades and to install new equipment in the Korean Plant. See "The Samsung Forklift Acquisition" and "Risk Factors -- Risks Relating to the Samsung Forklift Acquisition."

     Samsung Forklift is a leading designer and manufacturer of forklift trucks in South Korea. The Company believes that, for the year ended December 31, 1997, Samsung Forklift maintained a market share of approximately 25% in South Korea and generated approximately $90.0 million of net sales (based upon an average 1997 exchange rate of 950 South Korean Won to the U.S. dollar), approximately 60% of which were generated in South Korea. See "Risk Factors -- Risks Relating to the Samsung Forklift Acquisition." In addition, Samsung Forklift has a distribution network in Europe, Asia, Australia and New Zealand. The Company plans to utilize the low cost manufacturing operations of Samsung Forklift to produce a value-priced line of light IC forklift trucks under various brand names, including the Samsung brand name for a period of three years. The Company intends to market these forklift trucks through CLARK's and Samsung Forklift's global distribution networks, as a complement to CLARK's product line. Consequently, management estimates that it will sell approximately 75% of Samsung Forklift's production outside of South Korea.

     From 1986 through the mid-1990s, CLARK participated in a joint venture with Samsung to manufacture forklift trucks in South Korea for worldwide distribution. The partnership provided CLARK with an understanding of the South Korean forklift market generally and an ongoing relationship with Samsung managers, while providing Samsung Forklift with a product platform consistent with the Genesis(R) line.

     The Samsung Forklift Acquisition, together with the application of the proceeds from the sale of the Series C Notes and Existing Preferred Stock, are collectively referred to herein as the "Transactions." See "Use of Proceeds" and "The Samsung Forklift Acquisition."

                              THE EXCHANGE OFFERS

THE C NOTE EXCHANGE OFFER

     The C Note Exchange Offer applies to up to $20.0 million aggregate principal amount of the Series C Notes. The form and terms of the New Notes will be the same as the form and terms of the Series C Notes except that (i) interest on the New Notes will accrue from the most recent date to which interest has been paid on the Series C Notes surrendered in exchange therefor or, if no interest has been paid on the Series C Notes, from May 15, 1998, and (ii) the New Notes are being registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Series C Notes and will be entitled to the benefits of the Indenture (as defined) pursuant to which the Series C Notes were issued. See "Description of Notes."

The C Note Exchange Offer.....   Up to $20,000,000 aggregate principal amount of
                                 10 3/4% Series D Senior Notes due 2006 in exchange for a like principal amount of the Company's 10 3/4% Series C Senior Notes due
                                 2006. As of the date hereof, Series C Notes representing $20.0 million aggregate principal amount are outstanding. The terms of the New
                                 Notes and the Series C Notes are substantially identical.

                                 Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to CLARK and the Guarantors (as defined), CLARK and the Guarantors believe that New Notes issued pursuant to the C Note Exchange Offer in exchange for Series C Notes may be offered for resale, resold and otherwise transferred by any person receiving the New Notes, whether or not that person is the holder (other than any such holder or such other person that is an "affiliate" of CLARK or any Guarantor within the meaning of Rule 405 under the Securities
                                 Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes. See "The Exchange Offers -- Purpose and Effect." Each broker-dealer that receives New Notes for its own account in exchange for Series C Notes, where those Series C Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

Registration Rights
Agreement.....................   The Series C Notes were sold by the Company on
                                 July 17, 1998, in a private placement. In connection with the sale, the Company entered into a Registration Rights Agreement, dated
                                 July 17, 1998, with Jeffries & Company, Inc.
                                 and Bear, Stearns & Co. Inc. (the "Initial
                                 Purchasers") (the "Notes Registration Rights
                                 Agreement") providing for, among other things, the C Note Exchange Offer. See "The Exchange
                                 Offers -- Purpose and Effect."


Expiration Date...............   The C Note Exchange Offer will expire at 5:00
                                 p.m., New York City time, on October 23, 1998, or such later date and time to which it is extended (the "C Note Expiration Date").

Withdrawal....................   The tender of Series C Notes pursuant to the C
                                 Note Exchange Offer may be withdrawn at any time prior to the C Note Expiration Date. Any
                                 Series C Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the C Note Exchange Offer.

Interest on the New Notes.....   Interest on each New Note will accrue from the
                                 most recent date to which interest has been paid on the Series C Notes surrendered in exchange therefor or, if no interest has been paid on the Series C Notes, from May 15, 1998.

Conditions to the C Note
  Exchange Offer..............   The C Note Exchange Offer is subject to certain
                                 customary conditions, certain of which may be waived by the Company. See "The Exchange
                                 Offers -- Conditions to the Exchange Offers."

Procedures for Tendering
  Series C Notes..............   Each holder of Series C Notes wishing to accept
                                 the C Note Exchange Offer must complete, sign and date the accompanying letter of transmittal relating to the C Note Exchange Offer (the "C
                                 Note Letter of Transmittal"), or a copy
                                 thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the C Note Letter of Transmittal, together with the Series C Notes and any other required documentation, to the Exchange Agent (as defined) at the address set forth in the C Note Letter of Transmittal.
                                 Persons holding Series C Notes through the
                                 Depository Trust Company ("DTC") and wishing to accept the C Note Exchange Offer must do so pursuant to the DTC's Automated Tender Offer
                                 Program, by which each tendering Participant will agree to be bound by the C Note Letter of Transmittal. By executing or agreeing to be bound by the C Note Letter of Transmittal, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the C Note Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder of the Series C
                                 Notes, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act, (iii) neither the holder nor any such person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company or any Guarantor, or if it is an affiliate, such holder or such other person will comply with the registration and prospectus delivery requirements of the
                                 Securities Act to the extent applicable, (iv) if such holder or other person is not a broker-dealer, neither the holder nor any such other person is engaged in or intends to engage in the distribution of such New Notes, and (v) if such holder or other person is a broker-dealer, that it will receive New Notes for its own account in exchange for Series C
                                 Notes that were acquired as a result of
                                 market-making activities or other trading activities and that it acknowledges that it will be required to deliver a prospectus in connection with any resale of such New Notes. See "The Exchange
                                 Offers -- Procedures for Tendering."

Shelf Registration
Requirement...................   Pursuant to the Notes Registration Rights
                                 Agreement, the Company is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Series C Notes
                                 (and use its reasonable best efforts to cause such shelf registration statement to be declared effective by the Commission and keep it continuously effective, supplemented and amended for prescribed periods) if (i) prior to the consummation of the C Note Exchange Offer, the Company determines that a majority in aggregate principal amount of the New Notes to be exchanged for Series C Notes would not, upon receipt, be tradeable by the holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under the applicable Blue Sky or state securities laws, (ii) the Company is not permitted to effect the C Note Exchange Offer because of any change in law or in applicable interpretations thereof by the staff of the Commission, (iii) the C Note Exchange Offer is not consummated within 240 days of the date of issuance of the Series C Notes, (iv) under certain circumstances, upon the request of the Initial Purchasers, or (v) any holder of Series
                                 C Notes is not eligible to participate in the C
                                 Note Exchange Offer or, in the case of any holder of Series C Notes (other than an Exchanging Dealer) that participates in the C
                                 Note Exchange Offer, such holder does not receive freely tradable New Notes upon consummation of the C Note Exchange Offer
                                 (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act) and such holder notifies the Company within six months of the consummation of the exchange.

Acceptance of Series C Notes
and
  Delivery of New Notes.......   The Company will accept for exchange any and
                                 all Series C Notes which are properly tendered in the C Note Exchange Offer prior to the C
                                 Note Expiration Date. The New Notes issued pursuant to the C Note Exchange Offer will be delivered promptly following the C Note
                                 Expiration Date. See "The Exchange
                                 Offers -- Terms of the C Note Exchange Offer."

Exchange Agent................   United States Trust Company of New York is
                                 serving as Exchange Agent (the "Exchange
                                 Agent").

Federal Income Tax
Considerations................   The exchange pursuant to the C Note Exchange
                                 Offer should not be a taxable event for federal income tax purposes. See "Certain Federal
                                 Income Tax Considerations of the Exchange
                                 Offers."

Effect of Not Tendering.......   Following the completion of the C Note Exchange
                                 Offer, Series C Notes that are not tendered will not have any further registration rights
                                 (except in certain circumstances with respect to shelf registration as noted above) and will continue to be subject to the existing restrictions upon transfer thereof. See "The
                                 Exchange Offers -- Consequences of Failure to
                                 Exchange."

THE B NOTE EXCHANGE OFFER


     The B Note Exchange Offer applies to up to $130.0 million aggregate principal amount of the Series B Notes. The form and terms of the New Notes will be the same as the form and terms of the Series B Notes except that interest on the New Notes will accrue from the most recent date to which interest has been paid on the Series B Notes surrendered in exchange therefor. The New Notes will evidence the same debt as the Series B Notes and will be entitled to the benefits of the Indenture. See "Description of Notes."


The B Note Exchange Offer.....   Up to $130,000,000 aggregate principal amount
                                 of 10 3/4% Series D Senior Notes due 2006 in exchange for a like principal amount of the Company's 10 3/4% Series B Senior Notes due
                                 2006. As of the date hereof, Series B Notes representing $130.0 million aggregate principal amount are outstanding. The terms of the New
                                 Notes and the Series B Notes are substantially identical.

                                 Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to CLARK and the Guarantors, CLARK and the Guarantors believe that New Notes issued pursuant to the B Note Exchange Offer in exchange for Series B Notes may be offered for resale, resold and otherwise transferred by any person receiving the New Notes, whether or not that person is the holder (other than any such holder or such other person that is an "affiliate" of CLARK or any Guarantor within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that
                                 (i) the New Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes. See "The Exchange Offers -- Purpose and Effect." Each broker-dealer that receives New Notes for its own account in exchange for Series B Notes, where those Series B Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

Registration Rights
Agreement.....................   The Series C Notes were sold by the Company on
                                 July 17, 1998, in a private placement. In connection with the sale, the Company entered into the Notes Registration Rights Agreement providing for, among other things, the B Note
                                 Exchange Offer. See "The Exchange
                                 Offers -- Purpose and Effect."


Expiration Date...............   The B Note Exchange Offer will expire at 5:00
                                 p.m., New York City time, on October 23, 1998, or such later date and time to which it is extended (the "B Note Expiration Date").


Withdrawal....................   The tender of Series B Notes pursuant to the B
                                 Note Exchange Offer may be withdrawn at any time prior to the B Note Expiration Date. Any
                                 Series B Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the B Note Exchange Offer.

Interest on the New Notes.....   Interest on each New Note will accrue from the
                                 most recent date to which interest has been paid on the Series B Notes surrendered in exchange therefor.

Conditions to the B Note
  Exchange Offer..............   The Series B Note Exchange Offer is subject to
                                 certain customary conditions, certain of which may be waived by the Company. See "The Exchange
                                 Offers -- Conditions to the Exchange Offers."


Procedures for Tendering
  Series B Notes..............   Each holder of Existing Notes wishing to accept
                                 the B Note Exchange Offer must complete, sign and date the accompanying letter of transmittal relating to the B Note Exchange Offer (the "B
                                 Note Letter of Transmittal"), or a copy
                                 thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the B Note Letter of Transmittal, together with the Series B Notes and any other required documentation, to the Exchange Agent (as defined) at the address set forth in the B Note Letter of Transmittal.
                                 Persons holding Series B Notes through the DTC and wishing to accept the B Note Exchange Offer must do so pursuant to the DTC's Automated
                                 Tender Offer Program, by which each tendering
                                 Participant will agree to be bound by the B
                                 Note Letter of Transmittal. By executing or agreeing to be bound by the B Note Letter of Transmittal, each holder will represent to the Company that, among other things, (i) the New
                                 Notes acquired pursuant to the B Note Exchange
                                 Offer are being obtained in the ordinary course of business of the person receiving such New
                                 Notes, whether or not such person is the holder of the Series B Notes, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act, (iii) neither the holder nor any such person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company or any Guarantor, or if it is an affiliate, such holder or such other person will comply with the registration and prospectus delivery requirements of the
                                 Securities Act to the extent applicable, (iv) if such holder or other person is not a broker-dealer, neither the holder nor any such other person is engaged in or intends to engage in the distribution of such New Notes, and (v) if such holder or other person is a broker-dealer, that it will receive New Notes for its own account in exchange for Series B
                                 Notes that were acquired as a result of
                                 market-making activities or other trading activities and that it acknowledges that it will be required to deliver a prospectus in connection with any resale of such New Notes.
                                 See "The Exchange Offers -- Procedures for
                                 Tendering."


Acceptance of Series B Notes
and Delivery of New Notes.....   The Company will accept for exchange any and
                                 all Series B Notes which are properly tendered in the B Note Exchange Offer prior to the B
                                 Note Expiration Date. The New Notes issued pursuant to the B Note Exchange Offer will be delivered promptly following the B Note
                                 Expiration Date. See "The Exchange
                                 Offers -- Terms of the B Note Exchange Offer."

Exchange Agent................   United States Trust Company of New York is
                                 serving as Exchange Agent (the "Exchange
                                 Agent").

Federal Income Tax
Considerations................   The exchange pursuant to the B Note Exchange
                                 Offer should not be a taxable event for federal income tax purposes. See "Certain Federal
                                 Income Tax Considerations of the Exchange
                                 Offers."

THE PREFERRED STOCK EXCHANGE OFFER


     The Preferred Stock Exchange Offer applies to $20,000,000 aggregate liquidation preference of the Existing Preferred Stock. The form and terms of the New Preferred Stock will be the same as the form and terms of the Existing Preferred Stock except that (i) dividends on the New Preferred Stock will accrue from the most recent date to which dividends have been paid on the Existing Preferred Stock surrendered in exchange therefor or, if no dividends have been paid on the Existing Preferred Stock, from the date of issuance of the Existing Preferred Stock, and (ii) the New Preferred Stock is being registered under the Securities Act and, therefore, will not bear a legends restricting its transfer. The New Preferred Stock will evidence the same equity as the Existing Preferred Stock and will be entitled to the benefits of the Certificate of Designation pursuant to which the Existing Preferred Stock was issued (as defined). See "Description of New Preferred Stock."


The Preferred Stock Exchange
Offer.........................   Up to $20,000,000 aggregate liquidation
                                 preference of 13% Series B Senior Exchangeable
                                 Preferred Stock due 2007 in exchange for a like liquidation preference amount of 13% Series A
                                 Senior Exchangeable Preferred Stock due 2007.
                                 As of the date hereof, Existing Preferred Stock representing $20,000,000 aggregate liquidation amount is outstanding. The terms of the New
                                 Preferred Stock and the Existing Preferred
                                 Stock are substantially identical.

                                 Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that New Preferred Stock issued pursuant to the Preferred Stock Exchange Offer in exchange for Existing Preferred Stock may be offered for resale, resold and otherwise transferred by any person receiving the New Preferred Stock, whether or not that person is the holder (other than any such holder or such other person that is an "affiliate" of the Company or any Guarantor within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Preferred Stock is acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Preferred Stock, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Preferred Stock. See "The Exchange Offers -- Purpose and Effect." Each broker-dealer that receives New Preferred Stock for its own account in exchange for Existing Preferred Stock, where the Existing Preferred Stock was acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Stock. See "Plan of Distribution."

Registration Rights
Agreement.....................   The Existing Preferred Stock was sold by the
                                 Company on July 17, 1998, in a private
                                 placement. In connection with the sale, the Company entered into the Registration Rights
                                 Agreement, dated

                                 July 17, 1998, between the Company and the Initial Purchasers relating to the Existing Preferred Stock (the "Preferred Stock Registration Rights Agreement" and, together with the Notes Registration Rights Agreement, the "Registration Rights Agreements") providing for, among other things, the Preferred Stock Exchange Offer. See "The Exchange
                                 Offers -- Purpose and Effect."


Expiration Date...............   The Preferred Stock Exchange Offer will expire
                                 at 5:00 p.m., New York City time, on October
                                 23, 1998, or such later date and time to which it is extended (the "Preferred Stock Expiration
                                 Date").


Withdrawal....................   The tender of Existing Preferred Stock pursuant
                                 to the Preferred Stock Exchange Offer may be withdrawn at any time prior to the Preferred
                                 Stock Expiration Date. Any Existing Preferred
                                 Stock not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Preferred Stock Exchange Offer.

Dividends on the New Preferred
Stock.........................   Dividends on the New Preferred Stock will
                                 accrue from the most recent date to which dividends have been paid on the Existing
                                 Preferred Stock surrendered in exchange
                                 therefor or, if no dividends have been paid on the Existing Preferred Stock, from the date of issuance of the Existing Preferred Stock.

Conditions to the Preferred
Stock Exchange Offer..........   The Preferred Stock Exchange Offer is subject
                                 to certain customary conditions, certain of which may be waived by the Company. See "The
                                 Exchange Offers -- Conditions to the Exchange
                                 Offers."


Procedures for Tendering
Existing Preferred Stock......   Each holder of Existing Preferred Stock wishing
                                 to accept the Preferred Stock Exchange Offer must complete, sign and date the accompanying letter of transmittal relating to the Preferred
                                 Stock Exchange Offer (the "Preferred Stock
                                 Letter of Transmittal"; the Preferred Stock
                                 Letter of Transmittal, the C Note Letter of
                                 Transmittal and the B Note Letter of
                                 Transmittal are sometimes referred to herein individually as a "Letter of Transmittal" and collectively as the "Letters of Transmittal") or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Preferred Stock
                                 Letter of Transmittal, or the copy, together with the Existing Preferred Stock and any other required documentation, to the Exchange Agent
                                 (as defined) at the address set forth in the Preferred Stock Letter of Transmittal. Persons holding Existing Preferred Stock through DTC and wishing to accept the Preferred Stock
                                 Exchange Offer must do so pursuant to DTC's
                                 Automated Tender Offer Program, by which each tendering Participant will agree to be bound by the Preferred Stock Letter of Transmittal. By executing or agreeing to be bound by the Preferred Stock Letter of Transmittal, each holder will represent to the Company that, among other things, (i) the New Preferred Stock acquired pursuant to the Preferred Stock
                                 Exchange Offer is being obtained in the
                                 ordinary course of business of
                                 the person receiving such New Preferred Stock, whether or not such person is the holder of Existing Preferred Stock, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New
                                 Preferred Stock within the meaning of the Securities Act, (iii) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company or any Guarantor, or if it is an affiliate, such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder or other person is not a broker-dealer, neither the holder nor any such other person is engaged in or intends to engage in the distribution of such New Preferred Stock, and (v) if such holder or other person is a broker-dealer, that it will receive New Preferred Stock for its own account in exchange for Existing Preferred
                                 Stock that was acquired as a result of
                                 market-making activities or other trading activities and that it acknowledges that it will be required to deliver a prospectus in connection with any resale of such New
                                 Preferred Stock.

Shelf Registration
Requirement...................   Pursuant to the Preferred Stock Registration
                                 Rights Agreement, the Company is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Existing
                                 Preferred Stock (and use its reasonable best efforts to cause such shelf registration statement to be declared effective by the Commission and keep it continuously effective, supplemented and amended for prescribed periods) if (i) prior to the consummation of the Preferred Stock Exchange Offer, the Company determines that a majority in aggregate liquidation preference of the New Preferred
                                 Stock would not, upon receipt, be tradeable by the holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable
                                 Blue Sky or state securities laws, (ii) the Company is not permitted to effect the Preferred Stock Exchange Offer because of any change in law or in applicable interpretations thereof by the staff of the Commission, (iii) the Preferred Stock Exchange Offer is not consummated within 240 days of the date of issuance of the Existing Preferred Stock, (iv) under certain circumstances, upon the request of the Initial Purchasers, or (v) any holder of Existing Preferred Stock (other than an
                                 Exchanging Dealer) is not eligible to
                                 participate in the Preferred Stock Exchange
                                 Offer or, in the case of any holder of Existing
                                 Preferred Stock that participates in the Preferred Stock Exchange Offer, such holder does not receive freely tradeable New Preferred
                                 Stock upon consummation of the Preferred Stock
                                 Exchange Offer (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities
                                 Act) and such holder notifies the Company within six months of the consummation of the exchange.

Acceptance of Existing
Preferred Stock and Delivery
  of New Preferred Stock......   The Company will accept for exchange any and
                                 all Existing Preferred Stock which is properly tendered in the Preferred Stock

                                 Exchange Offer prior to the Preferred Stock
                                 Expiration Date. The New Preferred Stock issued pursuant to the Preferred Stock Exchange Offer will be delivered promptly following the Preferred Stock Expiration Date. See "The Exchange Offers -- Terms of the Preferred Stock Exchange Offer."

Exchange Agent................   United States Trust Company of New York is
                                 serving as Exchange Agent.

Federal Income Tax
Considerations................   The exchange pursuant to the Preferred Stock
                                 Exchange Offer should not be a taxable event for federal income tax purposes. See "Certain
                                 Federal Income Tax Considerations of the
                                 Exchange Offers."

Effect of Not Tendering.......   Following the completion of the Preferred Stock
                                 Exchange Offer. Existing Preferred Stock that is not tendered or that is tendered but not accepted will not have any further registration rights (except in certain circumstances with respect to shelf registration as noted above) and will continue to be subject to the existing restrictions upon transfer thereof. See "The
                                 Exchange Offers -- Consequences of Failure to
                                 Exchange."

                          TERMS OF THE NEW SECURITIES

NEW NOTES

Issuer........................   CLARK Material Handling Company.

Securities Offered............   $150.0 million aggregate principal amount of
                                 10 3/4% Series D Senior Notes due 2006 (the
                                 "New Notes"). The New Notes are being issued under the Indenture between the Company and United States Trust Company of New York, as trustee (the "Original Trustee"), dated as of July 17, 1998, as amended by the First
                                 Supplemental Indenture, dated as of August 18,
                                 1998 between the Company and the Trustee (such
                                 Indenture and First Supplemental Indenture shall collectively be referred to herein as the "Indenture") relating to the Company's $20.0 million 10 3/4% Series C Senior Notes due 2006
                                 (the "Series C Notes" together with the Series
                                 B Notes and the New Notes, the "Notes").

Maturity Date.................   November 15, 2006.

Interest Rate and Payment
Dates.........................   The New Notes will bear interest at a rate of
                                 10 3/4% per annum. Interest on the New Notes will be payable semi-annually in cash in arrears on November 15 and May 15 of each year, commencing November 15, 1998.

Ranking.......................   The New Notes will be senior unsecured
                                 obligations of the Company, pari passu in right of payment with all existing and future senior indebtedness of the Company and senior to all subordinated indebtedness of the Company. The
                                 New Notes will be effectively subordinated to all senior secured indebtedness of the Company, including indebtedness under the Revolving
                                 Credit Facility (as defined), to the extent of the assets securing such indebtedness, and to all existing and future indebtedness and other obligations of the Company's Foreign
                                 Subsidiaries. At June 30, 1998, after giving effect to the Transactions, the Company would have had $10.5 million of senior secured indebtedness outstanding (exclusive of unused commitments of $20.6 million under the Revolving Credit Facility). See "Description of
                                 Notes -- General."

Optional Redemption...........   The New Notes will be redeemable at the option
                                 of the Company, in whole or in part, on or after November 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. Notwithstanding the foregoing, at any time or from time to time prior to November
                                 15, 1999, the Company may redeem up to one third of the aggregate principal amount of the Notes issued on or after the Issue Date at the redemption price of 110.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of one or more
                                 Public Equity Offerings, provided that at least two thirds of the aggregate principal amount of the Notes issued on or after the Issue Date remains outstanding immediately thereafter. See
                                 "Description of Notes -- Redemption."

Mandatory Redemption..........   None.

Guarantors....................   Repayment of the New Notes is unconditionally
                                 and irrevocably guaranteed on a senior basis by all Restricted Subsidiaries (as defined) of the Company that are not Foreign Subsidiaries (the
                                 "Guarantors"). On the date of initial issuance of the Series C Notes (the "Issue Date"), the
                                 Company had, and on the date hereof the Company has, two Restricted Subsidiaries other than Foreign Subsidiaries and, accordingly, there are two Guarantors as of the date hereof.

Change of Control.............   Upon the occurrence of a Change of Control, the
                                 Company will be required to offer to purchase all of the outstanding Notes at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "Description of
                                 Notes -- Repurchase Upon Change of Control."

Certain Covenants.............   The Indenture contains certain covenants,
                                 including covenants that limit the ability of the Company and its Restricted Subsidiaries to:
                                 (i) incur additional indebtedness; (ii) make restricted payments; (iii) enter into certain transactions with affiliates; (iv) create certain liens; (v) sell assets; and (vi) merge, consolidate or sell substantially all of the Company's assets. All of these limitations are subject to various qualifications. See
                                 "Description of Notes -- Certain Covenants."

Use of Proceeds...............   The Company will not receive any proceeds from
                                 the B Note Exchange Offer or the C Note
                                 Exchange Offer.

     For a more detailed discussion of the terms of the New Notes, see "Description of Notes."

NEW PREFERRED STOCK

Securities Offered............   20,000 shares of 13% Series B Senior
                                 Exchangeable Preferred Stock due 2007 (the "New
                                 Preferred Stock").

Dividends.....................   Dividends on the New Preferred Stock will
                                 accrue in each period ending on January 15, April 15, July 15 and October 15 of each year at a rate of 13% per annum of the liquidation preference. On or before July 15, 2003 the Company may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of New Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends.
                                 Thereafter, dividends may be paid in cash only.

Liquidation Preference........   $1,000 per share.

Ranking.......................   The New Preferred Stock will rank senior in
                                 right of payment with respect to all Junior
                                 Securities, pari passu with respect to all Parity Securities and junior with respect to all indebtedness and other obligations of the Company and its subsidiaries. See "Risk
                                 Factors -- Ranking; Subsidiary Operations" and
                                 "Description of Preferred Stock -- Ranking."

Mandatory Redemption..........   July 15, 2007.

Optional Redemption...........   The New Preferred Stock will be redeemable at
                                 the option of the Company, in whole or in part, on or after July 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid dividends, if any, to the date of redemption. In addition, at the option of the Company, the New Preferred Stock may be redeemed in whole, but not in part, at any time prior to July 15, 2003 at the redemption price set forth herein, plus accrued and unpaid divi-dends, if any, to the date of redemption, with the net cash proceeds of one or more Public
                                 Equity Offerings. See "Description of Preferred
                                 Stock -- Redemption."

Change of Control.............   If a Change of Control occurs, each holder of
                                 New Preferred Stock will have the right to require the Company to purchase all or any part of such holder's New Preferred Stock at 101% of the liquidation preference thereof, plus accrued and unpaid dividends, if any, to the date of purchase.

Certain Covenants.............   The Certificate of Designation contains
                                 customary covenants that limit the ability of the Company to redeem or repurchase Junior
                                 Securities or Parity Securities or pay
                                 dividends thereon, to merge or consolidate with any other entity, to sell assets and to enter into transactions with affiliates. The
                                 Certificate of Designation also requires the Company to deliver certain reports and information to the holders of the New Preferred
                                 Stock.

Exchange Feature..............   On any scheduled dividend payment date, the
                                 Company may, at its option, exchange all but not less than all of the shares of New
                                 Preferred Stock then outstanding for the Company's Preferred Stock Exchange Notes (as defined).

     For a more detailed description of the terms of the New Preferred Stock, see "Description of Preferred Stock."

PREFERRED STOCK EXCHANGE NOTES

Securities Offered............   13% Subordinated Notes due 2007 (the "Preferred
                                 Stock Exchange Notes").

Maturity Date.................   July 15, 2007.

Interest Rate and Payment
Dates.........................   The Preferred Stock Exchange Notes will bear
                                 interest at a rate of 13% per annum. Interest on the Preferred Stock Exchange Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing with the first such date to occur after the date of exchange. On or before July 15, 2003 the Company may, at its option, pay interest in cash or in additional Preferred Stock Exchange
                                 Notes having an aggregate principal amount equal to the amount of such interest.
                                 Thereafter, interest may be paid in cash only.

Ranking.......................   The Preferred Stock Exchange Notes will be
                                 unsecured obligations of the Company, junior in right of payment to all existing and future
                                 Senior Indebtedness (as defined), including the Notes, and pari passu with all other
                                 Indebtedness of the Company. At June 30, 1998, after giving effect to the Transactions, the Company would have had $160.5 million aggregate principal amount of Senior Indebtedness outstanding (exclusive of unused commitments of $20.6 million under the Revolving Credit
                                 Facility). See "Risk Factors -- Ranking;
                                 Subsidiary Operations" and "Description of
                                 Preferred Stock Exchange Notes -- Ranking."

Optional Redemption...........   The Preferred Stock Exchange Notes will be
                                 redeemable at the option of the Company, in whole or in part, on or after July 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to July 15, 2003, the Company may redeem the Preferred Stock Exchange Notes in whole, but not in part, at the redemption price set forth herein, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of one or more Public Equity Offerings. See
                                 "Description of Preferred Stock Exchange
                                 Notes -- Redemption."

Change of Control.............   Upon a Change of Control, the Company will be
                                 required to purchase all of the outstanding
                                 Preferred Stock Exchange Notes at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

Certain Covenants.............   The indenture governing the Preferred Stock
                                 Exchange Notes (the "Preferred Stock Exchange
                                 Note Indenture") will contain certain
                                 covenants, including covenants that limit the ability of the Company and its Restricted
                                 Subsidiaries to: (i) make restricted payments;
                                 (ii) enter into certain transactions with affiliates; (iii) sell assets; and (iv) merge, consolidate or sell substantially all of the Company's assets. All of these limitations are subject to various qualifications.

     For a more detailed description of the terms of the Preferred Stock Exchange Notes, see "Description of Preferred Stock Exchange Notes."

                                  RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk. For a discussion of certain matters that should be considered by prospective investors in connection with the Exchange Offer, see "Risk Factors."

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     Through November 26, 1996, the Company operated as wholly owned subsidiaries of the Predecessor's Parent. On November 27, 1996, the Company was acquired by Holdings. Accordingly, the summary financial data shown below is not necessarily comparable as a result of these ownership changes and the resulting adjustments required for purchase business combinations under generally accepted accounting principles. The summary historical data for the year ended December 31, 1994 have been derived from the audited financial statements of the Company. The summary historical data for the year ended December 31, 1995, the eleven month period ended November 26, 1996, the one month period ended December 31, 1996, and the year ended December 31, 1997 have been derived from the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The summary historical data for the six month periods ended June 30, 1997 and 1998 and the actual balance sheet data at June 30, 1998 were derived from the unaudited consolidated financial statements of the Company included elsewhere in this Prospectus. In the opinion of management, the historical unaudited financial data for the six month periods ended June 30, 1997 and 1998, and the LTM period, contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information shown. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Combined Financial Information" and the historical consolidated financial statements of the Company, including the notes thereto, included elsewhere in this Prospectus.

                                   WHOLLY OWNED SUBSIDIARIES
                                  OF THE PREDECESSOR'S PARENT                            THE COMPANY
                                 ------------------------------   ---------------------------------------------------------
                                                                                                                    LAST
                                                      ELEVEN          ONE                         SIX MONTHS       TWELVE
                                   YEAR ENDED         MONTHS         MONTH           YEAR            ENDED         MONTHS
                                  DECEMBER 31,        ENDED          ENDED          ENDED          JUNE 30,         ENDED
                                 ---------------   NOVEMBER 26,   DECEMBER 31,   DECEMBER 31,   ---------------   JUNE 30,
                                  1994     1995        1996           1996           1997        1997     1998      1998
                                 ------   ------   ------------   ------------   ------------   ------   ------   ---------
                                                                      ($ IN MILLIONS)
OPERATING DATA:
Net Sales......................  $472.7   $528.8      $404.6         $46.8          $489.3      $229.9   $269.0    $528.4
Gross Profit...................    42.9     44.2        45.6           4.9            58.2        26.4     33.4      65.2
Engineering, Selling and
 Administrative Expenses.......    41.7     30.6        26.6           3.0            37.1        17.7     22.5      41.9
Income (Loss) from
 Operations(2).................   (14.0)     3.1        13.3           1.9            21.0         8.7     10.9      23.2
Ratio of Earnings to Fixed
 Charges(3)....................      --       --          --           1.4x            1.5x        1.2x     1.3x      1.5x
OTHER DATA:
EBITDA(4)......................  $ 10.3   $ 24.1      $ 27.4         $ 3.0          $ 33.3      $ 15.2   $ 17.8    $ 35.9
Net Income (Loss)..............   (25.8)   (18.8)       (2.1)          0.5             7.9         1.3      1.5       8.1
Net Income (Loss) Available
 for Common
 Stockholder(5)................   (25.8)   (18.8)       (2.1)          0.5             7.9         1.3      1.5       8.1
Net Cash Provided By (Used In)
 Operating Activities..........     9.0      7.2         4.1           2.8            11.1         8.0     (1.8)      1.3
Net Cash Provided By (Used In)
 Investing Activities..........    16.7     (4.8)       (3.1)         (0.3)          (21.0)       (2.6)    (5.6)    (19.1)
Net Cash Provided By (Used In)
 Financing Activities..........   (29.2)    (2.1)        1.5           0.3             0.3        (5.1)     8.1       8.6
Depreciation and
 Amortization(6)...............    10.6     12.3        10.1           1.1            12.3         6.5      6.9      12.7
Capital Expenditures...........     6.6      5.3         3.2           0.3             6.3         2.6      5.6       9.3
Ratio of EBITDA To Net Interest Expense(7).................................................................................
Ratio of EBITDA To Net Fixed Charges(8)....................................................................................


                                       PRO FORMA(1)
                                 ------------------------
                                                  LAST
                                                 TWELVE
                                     YEAR        MONTHS
                                    ENDED         ENDED
                                 DECEMBER 31,   JUNE 30,
                                     1997         1998
                                 ------------   ---------
                                     ($ IN MILLIONS)
OPERATING DATA:
Net Sales......................     $509.2       $534.1
Gross Profit...................       62.7         66.9
Engineering, Selling and
 Administrative Expenses.......       41.2         43.3
Income (Loss) from
 Operations(2).................       21.6         23.6
Ratio of Earnings to Fixed
 Charges(3)....................        1.5x         1.5x
OTHER DATA:
EBITDA(4)......................     $ 34.3       $ 36.5
Net Income (Loss)..............        6.0          5.9
Net Income (Loss) Available
 for Common
 Stockholder(5)................        3.3          3.2
Net Cash Provided By (Used In)
 Operating Activities..........         --           --
Net Cash Provided By (Used In)
 Investing Activities..........         --           --
Net Cash Provided By (Used In)
 Financing Activities..........         --           --
Depreciation and
 Amortization(6)...............       12.7         12.9
Capital Expenditures...........        6.8          9.5
Ratio of EBITDA To Net Interest        2.1x         2.2x
Ratio of EBITDA To Net Fixed Ch        1.8x         1.9x

                         (footnotes on following page)

                                                                AT JUNE 30, 1998
                                                              ---------------------
                                                                            AS
                                                              ACTUAL    ADJUSTED(9)
                                                              ------    -----------
                                                                 ($ IN MILLIONS)
BALANCE SHEET DATA:
Cash and Cash Equivalents(10)...............................  $  7.1      $  8.9
Debt(11)....................................................   140.5       160.5
Senior Preferred Stock......................................      --        20.0
Stockholder's Equity........................................    25.7        25.7

---------------
 (1) The summary pro forma financial data for the year ended December 31, 1997 and the LTM period were derived from the "Unaudited Pro Forma Combined Financial Information" included elsewhere in this Prospectus which adjusts the Company's operating data to reflect the acquisition of Blue Giant. Furthermore, the Pro Forma Other Data has been adjusted to reflect the sale of the Series C Notes and the Existing Preferred Stock as follows: includes the amortization of debt issuance costs of $0.1 million, the effect of the interest relating to the Series C Notes of $2.2 million and the dividends on the Existing Preferred Stock of $2.7 million. The pro forma financial data are presented for informational purposes only and do not purport to represent what the Company's financial position or results of operations would actually have been if the acquisition of Blue Giant had occurred on the assumed dates or to project the Company's financial position or results of operations at any future date or for any future periods.

 (2) Includes corporate charges allocated to the Company by the Predecessor's Parent of $8.5 million, $7.0 million and $5.7 million in the years ended December 31, 1994 and 1995, and the eleven month period ended November 26, 1996, respectively. Also includes severance and exit charges of $6.7 million and $3.5 million in the years ended December 31, 1994 and 1995, respectively. See the Company's historical financial statements included elsewhere herein.

 (3) The Ratio of Earnings to Fixed Charges is computed as follows: (a) earnings consists of consolidated income (loss) before income taxes and extraordinary items plus fixed charges; (b) fixed charges consist of interest expense, amortization of deferred debt issuance costs, along with any discount or premiums and the amount of rental expense considered by management to reasonably represent the interest factor related to such rental expense. During the years ended December 31, 1994, 1995 and the eleven month period ended November 26, 1996, the earnings were insufficient to cover fixed charges by $24.5 million, $17.3 million and $2.1 million, respectively.

 (4) EBITDA represents Income (Loss) from Operations plus Depreciation and Amortization, severance and exit charges, and corporate charges allocated to the Company by the Predecessor's Parent described in Note 2 above, less the addition of certain legal, accounting and administrative expenses to replace such services previously provided by the Predecessor's Parent (estimated to be $1.5 million for each of 1994 and 1995 and $1.4 million for the eleven months ended November 26, 1996). For subsequent periods, actual amounts are included in administrative expenses. In addition, for the year ended December 31, 1995 and the eleven months ended November 26, 1996, EBITDA has been adjusted by $0.2 million and $0.2 million, respectively, to eliminate amortization of deferred gain relating to the predecessor's sale leaseback of certain facilities and eliminate rental and related costs of an abandoned facility, net of the incremental costs at other facilities for relocated employees. The Company has included information concerning EBITDA herein because it understands that such information is used by certain investors as one measure of an issuer's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings from operations or other traditional indicators under generally accepted accounting principles. EBITDA as reported by the Company may not be comparable to similarly titled measures reported by other issuers of securities.

 (5) Net Income (Loss) Available for Common Stockholder is defined as Net Income
     (Loss) less dividends on Senior Preferred Stock.

 (6) Excludes amortization of historical debt issuance costs of $0.8 million, $0.5 million and $0.3 million for the years ended December 31, 1994 and 1995 and the eleven months ended November 26, 1996, respectively, which have not been deducted from Income (Loss) from Operations. For subsequent periods, the amortization of debt issuance costs is included in Other Income and Expenses.

 (7) Net Interest Expense is defined as Interest Expense less Interest Income and excludes interest on capital lease obligations. These capital leases represent forklift trucks sold to financial institutions in

     Europe and leased back by the Company and then leased to customers. The related income and interest expense are reflected in Income (Loss) from Operations and EBITDA.

 (8) Net Fixed Charges is defined as the sum of Net Interest Expense and dividends on Senior Preferred Stock.

 (9) Adjusted to give effect to the Transactions. See "Use of Proceeds" and "Capitalization."

(10) Includes cash, cash equivalents and cash securing letters of credit.

(11) Excludes capital lease obligations of $7.3 million discussed in Note 7 above. See "Capitalization."

                                  RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk. Holders of the Existing Securities should give careful consideration to the specific factors set forth below and the other information set forth herein in connection with the Exchange Offer. The Risk Factors set forth below are generally applicable to the Exchange Securities.

SIGNIFICANT LEVERAGE

     The Company is highly leveraged. At June 30, 1998, after giving effect to the Transactions, the Company's debt, Senior Preferred Stock and stockholder's equity would have been $160.5 million (including subsidiary indebtedness), $20.0 million and $25.7 million, respectively. The Company would also have had borrowing availability under the Revolving Credit Facility of $20.6 million, subject to the borrowing conditions contained therein. For the year ended December 31, 1997 and the LTM period ended June 30, 1998, the ratio of EBITDA (as defined) to net interest expense would have been 2.1 to 1 and 2.2 to 1, respectively, after giving pro forma effect to the acquisition of Blue Giant and the sale of the Series C Notes and Existing Preferred Stock as if each had occurred on January 1, 1997 and July 1, 1997. For the year ended December 31, 1997 and the LTM period ended June 30, 1998, the ratio of EBITDA (as defined) to net fixed charges would have been 1.8 to 1 and 1.9 to 1, respectively, after giving pro forma effect to the acquisition of Blue Giant and the sale of the Series C Notes and Existing Preferred Stock as if each had occurred on January 1, 1997 and July 1, 1997.

     The Company's high level of debt and debt service requirements will have several important consequences, including the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to servicing its indebtedness; (ii) the covenants contained in the Company's indebtedness will impose certain restrictions on the Company which, among other things, will limit its ability to borrow additional funds; (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; and (iv) the Company's ability to withstand competitive pressures, adverse economic conditions and adverse changes in governmental regulations may be negatively affected.

     The Company's ability to meet its debt service obligations and to pay dividends on the New Preferred Stock will depend upon its future performance, which will be subject to general economic conditions, its ability to achieve cost savings and other factors affecting the operations of the Company, many of which are beyond its control. If the Company cannot generate sufficient cash flow from operations in the future to service its debt, it may be required to refinance all or a portion of such debt (including the Notes), sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained.

RANKING; SUBSIDIARY OPERATIONS

     The New Notes, like the Existing Notes, will effectively rank junior to any secured Indebtedness of the Company, to the extent of the assets securing such Indebtedness, including Indebtedness incurred under the Revolving Credit Facility. As of June 30, after giving effect to the Transactions, the Company would have had $10.5 million of secured indebtedness outstanding, exclusive of unused commitments of $20.6 million under the Revolving Credit Facility.

     The Preferred Stock Exchange Notes, if issued, will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including the New Notes and the Existing Notes. In the event of the insolvency, liquidation, reorganization, dissolution or other winding up of the Company, or upon the maturity of any Senior Indebtedness, whether by lapse of time, acceleration or otherwise, the holders of Senior Indebtedness must be paid in full in cash before any payment of principal or interest in respect of the Preferred Stock Exchange Notes. As a result, holders of Preferred Stock Exchange Notes may recover ratably less than general creditors of the Company.

     The New Preferred Stock will rank junior to all Indebtedness and other obligations of the Company and its subsidiaries.

     Although the Company's North American operations are owned directly and through Restricted Subsidiaries that are Guarantors of the New Notes, its foreign operations are conducted through the Foreign Subsidiaries. The Foreign Subsidiaries have not guaranteed or otherwise become obligated with respect to the New Notes, and no Subsidiary has guaranteed or otherwise become obligated with respect to the New Preferred Stock or, if issued, the Preferred Stock Exchange Notes. The New Notes, New Preferred Stock and, if issued, the Preferred Stock Exchange Notes will therefore be effectively subordinated to all existing and future liabilities, including indebtedness, of the Foreign Subsidiaries and, in the case of the New Preferred Stock and the Preferred Stock Exchange Notes, of each other Subsidiary. At June 30, 1998, the Foreign Subsidiaries had liabilities of approximately $43.3 million reflected on the Company's consolidated balance sheet. In addition, the Foreign Subsidiaries assumed liabilities of approximately $8.0 million in connection with the Samsung Forklift Acquisition.

GUARANTEES

     The repayment of the New Notes will be unconditionally and irrevocably guaranteed on a senior basis by all Restricted Subsidiaries of the Company that are not Foreign Subsidiaries. On the date hereof, the Company has two subsidiaries other than the Foreign Subsidiaries and, accordingly, there are two Guarantors on the date hereof. The guarantees of any present or future Guarantors may be subject to legal challenge under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws. If such a challenge were upheld, the guarantees of such Guarantors would be invalidated and unenforceable, and it is possible that the holders of the New Notes would be ordered by a court to turn over to other creditors of such Guarantors or to their trustees in bankruptcy all or a portion of the payments made to them pursuant to the guarantees.

CHANGE OF CONTROL PROVISIONS; LIMITATIONS ON RIGHTS OF REPAYMENT

     Upon the occurrence of a Change of Control, each holder of New Notes, New Preferred Stock and, if issued, Preferred Stock Exchange Notes will have the right to require the Company to purchase all or part of such holder's New Notes, New Preferred Stock or Preferred Stock Exchange Notes, as the case may be. The Change of Control provisions will not afford any protection in a highly leveraged transaction, including such a transaction initiated by the Company, management of the Company or an affiliate of the Company, if such transaction does not result in a Change of Control. Existing or future indebtedness of the Company or obligations of the Subsidiaries may prohibit the Company from repurchasing or redeeming any of the New Notes, New Preferred Stock and, if issued, Preferred Stock Exchange Notes, as the case may be, upon a Change of Control. Moreover, the ability of the Company to repurchase or redeem the New Notes, New Preferred Stock and, if issued, Preferred Stock Exchange Notes, as the case may be, following a Change of Control will be limited by the Company's then-available resources. Accordingly, the Change of Control provisions are likely to be of limited usefulness in such situations. See "Description of Notes -- Purchase Upon Change of Control," "-- Amendment, Supplement and Waiver," "Description of Preferred Stock -- Change of Control" and "Description of Preferred Stock Exchange Notes -- Purchase Upon Change of Control."

TAX CONSEQUENCES OF DEEMED DISTRIBUTIONS AND STOCK DISTRIBUTIONS WITH RESPECT TO THE NEW PREFERRED STOCK AND ORIGINAL ISSUE DISCOUNT ON PREFERRED STOCK EXCHANGE NOTES

     Because the issue price of the New Preferred Stock distributed in lieu of payments of cash dividends will be equal to the fair market value of such distributed New Preferred Stock at the time of distribution, it is possible, depending on its fair market value at that time, that such New Preferred Stock may be issued with a significant amount of redemption premium. In such event holders would be required to include such premium in income as a distribution over the remaining term of the New Preferred Stock in advance of receiving the cash attributable to such income, and such New Preferred Stock might not trade separately, which might adversely affect the liquidity of the New Preferred Stock. Further, to the extent holders of New Preferred

Stock receive additional shares of New Preferred Stock as a distribution with respect to such New Preferred Stock, such holders would be required to include in gross income for Federal income tax purposes the fair market value of such stock, even though such holders have not received such fair market value in cash.

     Finally, the Company may, at its option and under certain circumstances, exchange Preferred Stock Exchange Notes for the New Preferred Stock. Any such exchange will be a taxable event to holders of the New Preferred Stock. Furthermore, the Preferred Stock Exchange Notes may in certain circumstances be treated as having been issued with original issue discount for Federal income tax purposes. In such event, holders of Preferred Stock Exchange Notes will be required to include such original issue discount in income over the term of the Preferred Stock Exchange Notes, in advance of the receipt of the cash attributable to such income. Depending upon a holder's particular circumstances, the tax consequences of holding Preferred Stock Exchange Notes may be less advantageous than the tax consequences of holding New Preferred Stock because, for example, payments of interest on the Preferred Stock Exchange Notes will not be eligible for any dividends received deduction that may be available to corporate holders and Preferred Stock Exchange Notes may be issued with greater amounts of original issue discount than the redemption premium on the New Preferred Stock. See "Certain Federal Income Tax Considerations."

PRODUCT LIABILITY AND OTHER CLAIMS

     From time to time product liability claims are asserted against the Company for various injuries alleged to have resulted from defects in the manufacture and/or design of its products. As of August 25, 1998, the Company had approximately 66 pending lawsuits relating to claims arising from accidents involving its products. Most of these lawsuits are in various stages of pretrial completion, and certain plaintiffs are seeking punitive as well as compensatory damages. The Company is self-insured, up to certain limits, for these product liability claims, as well as certain exposures related to general workers' compensation and automobile liability. The Company has recorded and maintains on its balance sheet reserves relating to the estimated liability, based in part upon actuarial determinations, of the Company's aggregate exposure for such self-insured risks. There can be no assurance that these reserves are adequate. Even if the Company's reserves are adequate to cover its exposure to potential judgements, the payment by the Company of a significant judgement rendered against it would affect the cash position of the Company.

     The Company also has certain other contingent liabilities or uncertainties for other obligations, including contingent liabilities relating to the Company's guarantees of certain floor plan obligations and its obligation to repurchase equipment from certain dealers and customers upon the occurrence of certain events. The unfavorable resolution of product liability claims or any other contingencies or uncertainties in the future could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Contingencies and Uncertainties" and "Business -- Legal Proceedings."

INDUSTRY CYCLICALITY AND SUBSTANTIAL COMPETITION

     Sales of products manufactured and sold by the Company have historically been subject to substantial cyclical variation based, among other things, on general economic conditions. The Company has been experiencing a strong demand for forklift trucks in North America during the past several years. Industry sources estimate that this market strength will soften in 1999 with a modest improvement thereafter. There can be no assurance as to the magnitude or timing of any future decline or recovery, or that any future decline will not have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The lift truck market in which the Company competes is highly competitive. The Company encounters significant competition particularly from lower cost foreign competitors, including manufacturers located in Japan and South Korea. The Company competes on the basis of quality, price, on-time delivery, product line, ease of use, safety, comfort and customer service. Many of the Company's competitors have greater financial resources than the Company. Additionally, certain of the Company's products are subject to changing technology which could place the Company at a competitive disadvantage relative to product innovations by competitors. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary to remain competitive.

DEPENDENCE ON KEY SUPPLIERS

     The Company's future success will depend, in part, on its ability to maintain continuity of supply of critical parts and to develop alternative supply arrangements as needed. The failure of a key supplier to meet the Company's requirements on a timely basis or the loss of a key supplier could lead to delays in the Company's manufacturing operations and have a material adverse effect on the Company.

FOREIGN OPERATIONS

     The Company's products are sold in more than 80 countries worldwide. Accordingly, a substantial portion of the sales of the Company are generated in foreign currencies, while the costs associated with these sales are only partially incurred in the same currencies. Consequently, the Company's financial performance and results of operations are affected by fluctuations between the U.S. dollar and such foreign currencies. In addition, currency fluctuations could improve the competitive position of the Company's foreign competitors if the value of the U.S. dollar rises in relation to the local currencies of such competitors. The Company is also subject to other risks associated with operating in foreign countries, including imposition of limitations on conversion of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries, imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, hyperinflation in certain foreign countries and imposition or increase of investment and other restrictions by foreign governments.

     Several countries in Southeast Asia, including South Korea, have recently experienced significant devaluation of their currencies, a reduction in the value of their capital markets and a general decline in overall economic conditions. In addition, these countries have experienced a number of bank failures and consolidations. CLARK Asia (as defined) will conduct substantially all of its manufacturing operations in South Korea. As a result, despite management's expectation that only approximately five percent of the Company's sales will be to countries within the Southeast Asia region, the business, financial condition and results of operations of the Company may be influenced by the general political, social and economic situation in Southeast Asia. The Company may be subject to political and economic risks, including political instability, currency controls and exchange rate fluctuations, and changes in import/export regulations, tariffs, duties and quotas. No assurance can be given that the risks associated with operating in foreign countries, including in Southeast Asia, will not have a material adverse effect on the Company in the future.

RISKS RELATING TO SOUTH KOREA

     In addition to the risks specified above under "-- Foreign Operations," businesses in South Korea are presently subject to significant labor unrest. A week-long work stoppage occurred at Samsung upon the announcement of the sale of Samsung's construction equipment business to CLARK and another third party. Although the Samsung Forklift business represents a relatively minor portion of the overall construction equipment assets sold by Samsung, there can be no assurance that CLARK Asia will not experience labor strife in the future.

     Relations between South Korea and the Democratic People's Republic of Korea ("North Korea") have been tense over most of South Korea's history. Recent events involving, among other things, North Korea's refusal to comply with the Nuclear Non-Proliferation Treaty and the deployment of armed troops by North Korea into the demilitarized zone dividing North Korea and South Korea in July 1997, have caused the level of tension between the two Koreas to increase. Incidents affecting relations between the two Koreas continually occur. No assurance can be given as to whether or when this situation will be resolved or change abruptly as a result of current or future events. An adverse change in economic or political conditions in South Korea or in its relations with North Korea could have a material adverse effect on CLARK Asia's business.

RISKS RELATING TO THE SAMSUNG FORKLIFT ACQUISITION

     Samsung Forklift was not operated as a separate business unit by Samsung and, as such, did not have regularly prepared financial statements prior to the Samsung Forklift Acquisition. In addition, Samsung Forklift's books and records have not been audited, and the Company has been granted only limited access to these books and records. Consequently, financial information presented herein concerning Samsung Forklift has required estimation by the Company and must therefore not be relied upon to a material extent. There likely will be changes, perhaps significant, to the financial information relating to Samsung Forklift relied upon by the Company.

     The realization of the full benefits of the Samsung Forklift Acquisition by the Company will require the coordination of each company's operations, the implementation of appropriate operational, financial and management systems and controls, and the integration of the Samsung Forklift business into the Company's administrative, finance and marketing organizations. This will in turn require substantial attention from the Company's management team. The diversion of management attention, as well as any other difficulties which may be encountered in the transition and integration process, could have an adverse impact on the Company. In addition, there can be no assurance that the Company will be successful in integrating the operations of Samsung Forklift, or that any planned benefits will be realized.

INTEGRATION OF ACQUIRED OPERATIONS

     In connection with making acquisitions and in evaluating potential acquisition opportunities, including the Samsung Forklift Acquisition, the Company makes certain assumptions regarding the future combined results of the existing and acquired operations. In certain acquisition transactions, the acquisition analysis includes assumptions regarding the consolidation of operations and improved operating cost structures for the combined operations. There can be no assurance, however, that such consolidations or improved cost structures will be achieved on the assumed time schedule, if at all. Any failure to integrate the operations of an acquired business or significant delay in such integration could have a material adverse effect on the Company's financial condition and results of operations. In addition, the Company expects to continue to evaluate and, where appropriate, pursue acquisition opportunities that provide products or services that complement those offered by the Company. There can be no assurance, however, that suitable acquisition candidates will be identified in the future, or that the Company will be able to finance such acquisitions on favorable terms. Further, there can be no assurances that any future acquisitions will be integrated successfully into the Company's operations or will achieve desired financial objectives.

GOVERNMENT REGULATION

     The Company's facilities and operations are required to comply with and are subject to federal, state, local and foreign environmental and worker health and safety laws, regulations and ordinances, including those relating to air emissions, wastewater discharges and the management and disposal of certain materials, substances and wastes ("Environmental Laws"). The nature of the Company's operations and the history of industrial uses at some of its facilities expose the Company to the risk of liabilities or claims with respect to environmental and worker health and safety matters. The Company may also have contingent responsibility for liabilities with respect to environmental matters arising in connection with the prior operations of the material handling business of CLARK Equipment Company, a predecessor of the Company ("CEC"). There can be no assurance that material costs will not be incurred in connection with such liabilities or claims.

     Future events, such as changes in existing laws and regulations or their interpretations, may give rise to additional compliance costs or liabilities that could have a material adverse effect on the Company's business, financial condition or results of operations. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws, may require additional expenditures by the Company which may be material. See "Business -- Environmental Matters."

DEPENDENCE ON MANAGEMENT AND KEY PERSONNEL

     Certain of the executive officers of the Company, including among others Dr. Martin M. Dorio, President and Chief Executive Officer of the Company, are key to the management and direction of the Company. The loss of the services of such persons could have a material adverse effect on the Company, and there can be no assurance that the Company would be able to find replacements for such persons with equivalent business experience and skills.

LABOR DISPUTES

     Management believes that its relations with its employees are good. However, there can be no assurance that labor disputes will not occur in the future which, depending upon the timing and duration of such disputes, could have a material adverse effect on the Company. See "Business -- Employees."

OWNERSHIP OF HOLDINGS AND THE COMPANY

     Citicorp Venture Capital Ltd. ("CVC"), Dr. Martin M. Dorio, President and Chief Executive Officer of the Company, Thomas J. Snyder, Michael A. Delaney, James A. Urry and Diether Klingelnberg, who are members of the Board of Directors of the Company, certain other members of the management of the Company and certain employees of CVC own all of the outstanding voting stock of Holdings, which owns all of the outstanding capital stock of the Company. By virtue of such stock ownership, such persons have the power to direct the affairs of the Company and are able to determine the outcome of all matters required to be submitted to stockholders for approval, including the election of a majority of the Company's directors and amendment of the Company's certificate of incorporation. See "Ownership of the Company."

POTENTIAL DILUTION OF VOTING INTEREST

     To the extent Existing Notes are exchanged for New Notes, up to $150 million aggregate principal amount of New Notes will be outstanding following consummation of the Exchange Offer, and such New Notes will be deemed to be a single series of debt securities outstanding under the Indenture. Accordingly, the individual voting interest of each holder of Series B Notes under the Original Indenture and Series C Notes under the Indenture will be substantially diluted. See "Description of Notes."

LACK OF PUBLIC MARKET

     The Existing Securities are currently eligible for trading in the PORTAL Market. The New Notes, the New Preferred Stock and, if issued, the Preferred Stock Exchange Notes will be new securities for which there is currently no public market. The Company does not intend to list the New Notes, New Preferred Stock and, if issued, the Preferred Stock Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes, New Preferred Stock and, if issued, the Preferred Stock Exchange Notes. However, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time without notice. There can be no assurance as to the development of any market or the liquidity of any market that may develop for the New Notes, New Preferred Stock and, if issued, the Preferred Stock Exchange Notes.

YEAR 2000

     The Company is aware of the issues associated with the programming code in existing computer systems as the millennium approaches. The "year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not recognize such information could generate erroneous data or cause a system to fail. The Company plans to install new year 2000 compliant software in its information technology systems at each of its worldwide locations during 1998 and 1999. In addition, CLARK is in the process of making contact with each of the third party suppliers, dealers and other parties with which it has a material relationship in order to assess whether the Company faces any risks relating to third party year 2000 problems. There can be no assurance that a year 2000 problem on the computer systems of CLARK or a third party will not have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000."

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the Exchange Offer. The net proceeds to the Company from the sale of the Series C Notes and the Existing Preferred Stock, after deducting the Initial Purchasers' discount, was approximately $40.6 million, excluding $0.4 million in accrued interest on the Series C Notes from May 15, 1998. The Company used and will continue to use the proceeds of the sale of the Series C Notes and the Existing Preferred Stock as follows: (i) approximately $30.4 million was applied to finance the Samsung Forklift Acquisition; (ii) approximately $3.4 million was or will be applied to pay fees and expenses relating to the Transactions; and (iii) approximately $6.8 million was or will be applied to fund capital expenditures and working capital requirements relating to the Samsung Forklift Acquisition. See "The Samsung Forklift Acquisition."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1998 and as adjusted to give effect to the sale of the Series C Notes and the Existing Preferred Stock and the application of the net proceeds therefrom to consummate the Samsung Forklift Acquisition. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's historical financial statements, the "Unaudited Pro Forma Financial Information" and the notes thereto, and "The Samsung Forklift Acquisition" included elsewhere in this Prospectus.

                                                                AS OF JUNE 30, 1998
                                                              ------------------------
                                                              ACTUAL    AS ADJUSTED(5)
                                                              ------    --------------
                                                                  ($ IN MILLIONS)
Cash(1).....................................................  $  7.1        $  8.9
                                                              ======        ======
Debt (including current portion):
  The Revolving Credit Facility(2)..........................  $  9.4        $  9.4
  Other Debt(3).............................................     1.1           1.1
  The Original Notes........................................   130.0         130.0
  The New Notes.............................................     0.0          20.0
                                                              ------        ------

          Total Debt(4).....................................   140.5         160.5

Senior Preferred Stock......................................      --          20.0
Stockholder's Equity........................................    25.7          25.7
                                                              ------        ------

          Total Capitalization..............................  $166.2        $206.2
                                                              ======        ======

---------------
(1) Includes cash, cash equivalents and cash securing letters of credit.

(2) Borrowings of up to $30.0 million under the Revolving Credit Facility are available to the Company for working capital and general corporate purposes, subject to the borrowing conditions contained therein. The Company has an outstanding balance of $10.1 million under the Revolving Credit Facility as of August 14, 1998. See "Description of Certain Indebtedness."

(3) Includes debt held by the Company's Foreign Subsidiaries of $1.1 million. See "Description of Certain Indebtedness."

(4) Excludes capital lease obligations of $7.3 million. These capital leases represent forklift trucks sold to financial institutions in Europe and leased back by the Company and then leased to customers.

(5) Adjusted to give effect to the Transactions. See "Use of Proceeds."

                       SELECTED HISTORICAL FINANCIAL DATA

     Through November 26, 1996, the Company operated as wholly owned subsidiaries of the Predecessor's Parent. On November 27, 1996, the Company was acquired by Holdings. Accordingly, the selected financial data shown below is not necessarily comparable as a result of these ownership changes and the resulting adjustments required for purchase business combinations under generally accepted accounting principles. The selected operating data and balance sheet data for the periods from December 31, 1993 through December 31, 1997 (excluding the six months ended June 30, 1997) have been derived from the audited consolidated financial statements of the Company. The audited consolidated financial statements of the Company for the year ended December 31, 1995, the eleven month period ended November 26, 1996, the one month period ended December 31, 1996 and the year ended December 31, 1997 are included elsewhere in this Prospectus. The selected historical financial data at and for the six month periods ended June 30, 1997 and 1998 were derived from the unaudited consolidated financial statements of the Company included elsewhere in this Prospectus. In the opinion of management, the historical financial data for the six month periods ended June 30, 1997 and 1998 contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information shown. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of the Company, including the notes thereto, included elsewhere in this Prospectus.

                                  WHOLLY OWNED SUBSIDIARIES OF
                                    THE PREDECESSOR'S PARENT                            THE COMPANY
                             ---------------------------------------   ---------------------------------------------
                                                           ELEVEN          ONE                         SIX MONTHS
                                                           MONTHS         MONTH           YEAR            ENDED
                             YEAR ENDED DECEMBER 31,       ENDED          ENDED          ENDED          JUNE 30,
                             ------------------------   NOVEMBER 26,   DECEMBER 31,   DECEMBER 31,   ---------------
                              1993     1994     1995        1996           1996           1997        1997     1998
                             ------   ------   ------   ------------   ------------   ------------   ------   ------
                                                                 ($ IN MILLIONS)
OPERATING DATA:
Net Sales..................  $395.6   $472.7   $528.8      $404.6         $46.8          $489.3      $229.9   $269.0
Gross Profit...............    22.3     42.9     44.2        45.6           4.9            58.2        26.4     33.4
Engineering, Selling and
  Administrative
  Expenses.................    46.5     41.7     30.6        26.6           3.0            37.1        17.7     22.5
Parent Company Management
  Fees.....................     4.4      8.5      7.0         5.7            --              --          --       --
Severance and Exit
  Charges..................      --      6.7      3.5          --            --              --          --       --
Income (Loss) from
  Operations...............   (28.6)   (14.0)     3.1        13.3           1.9            21.0         8.7     10.9
Income (Loss) before
  Extraordinary Items......   (44.9)   (25.3)   (17.4)       (2.1)          0.5             7.9         1.3      1.5
Ratio of Earnings to Fixed
  Charges(1)...............      --       --       --          --           1.4x            1.5x        1.2x     1.3x

BALANCE SHEET DATA (AT END
  OF PERIOD):
Working Capital(2).........  $ 50.8   $ 41.4   $ 46.4      $ 51.4         $45.0          $ 55.8      $ 46.4   $ 63.8
Net Property, Plant and
  Equipment................    75.3     60.7     58.2        51.2          51.0            47.8        46.7     49.4
Total Assets...............   208.0    194.7    192.7       192.7         301.3           313.3       293.7    321.7
Long-Term Obligations(3)...   120.0    125.9    143.0       151.3         133.6           133.9       133.2    134.4

                                                   (footnotes on following page)

---------------
(1) The Ratio of Earnings to Fixed Charges is computed as follows: (a) earnings consists of consolidated income (loss) before income taxes and extraordinary items plus fixed charges; (b) fixed charges consist of interest expense, amortization of deferred debt issuance costs, along with any discount or premiums and the amount of rental expense considered by management to reasonably represent the interest factor related to such rental expense. During the years ended December 31, 1993, 1994, 1995 and the eleven month period ended November 26, 1996, the earnings were insufficient to cover fixed charges by $44.8 million, $24.5 million, $17.3 million and $2.1 million, respectively.

(2) Calculated as net trade receivables plus net inventories less trade payables.

(3) The amounts of Long-Term Obligations as of December 31, 1993, 1994 and 1995, and November 26, 1996, include Due to Parent of $40.2 million, $68.5 million, $87.6 million and $96.4 million, respectively; such amounts also include the long-term portion of capital lease obligations. At December 31, 1996 and 1997 and at June 30, 1997 and 1998, the amount of long-term obligations includes the Series B Notes and the long-term portion of capital lease obligations.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company manufactures products in the U.S., Canada and Germany and sells products in more than 80 countries worldwide. A portion of the Company's raw materials are acquired from foreign suppliers and denominated in foreign currencies. Consequently, the Company's operating results are subject to fluctuations in foreign currency exchange rates, as well as the translation of its foreign operations into U.S. dollars. The risks associated with operating in foreign countries could adversely affect the Company's future operating results. In addition, currency fluctuations could improve the competitive position of the Company's foreign competitors if the value of the U.S. dollar rises in relation to the local currencies of such competitors. The Company has not historically hedged its foreign currency risk.

     Sales of products manufactured and sold by the Company have historically been subject to cyclical variation based, among other things, on general economic conditions. Management believes that the Company has improved its ability to sustain profitability in changing market conditions. There can be no assurance, however, as to the magnitude or timing of any decline or recovery, or that any future decline will not have a material adverse effect on the Company's business.

RESULTS OF OPERATIONS

                                WHOLLY OWNED SUBSIDIARIES OF
                                  THE PREDECESSOR'S PARENT                                 THE COMPANY
                               -------------------------------   ----------------------------------------------------------------
                                                ELEVEN MONTHS      ONE MONTH                        SIX MONTHS       SIX MONTHS
                                 YEAR ENDED         ENDED            ENDED         YEAR ENDED         ENDED            ENDED
                                DECEMBER 31,     NOVEMBER 26,    DECEMBER 31,     DECEMBER 31,       JUNE 30,         JUNE 30,
                                    1995             1996            1996             1997             1997             1998
                               --------------   --------------   -------------   --------------   --------------   --------------
                                ($)      (%)     ($)      (%)     ($)     (%)     ($)      (%)     ($)      (%)     ($)      (%)
                               ------   -----   ------   -----   -----   -----   ------   -----   ------   -----   ------   -----
                                                                        ($ IN MILLIONS)
Net Sales....................  $528.8   100.0%  $404.6   100.0%  $46.8   100.0%  $489.3   100.0%  $229.9   100.0%  $269.0   100.0%
Gross Profit.................    44.2     8.4%    45.6    11.3%    4.9    10.5%    58.2    11.9%    26.4    11.5%    33.4    12.4%
Engineering, Selling and
 Administrative
 Expenses(1).................    37.6     7.1%    32.3     8.0%    3.0     6.4%    37.1     7.6%    17.7     7.7%    22.5     8.4%
Income from
 Operations(1)(2)............     3.1     0.6%    13.3     3.3%    1.9     4.0%    21.0     4.3%     8.7     3.8%    10.9     4.1%

---------------
(1) Includes corporate charges allocated by the Predecessor's Parent of $7.0 million and $5.7 million in the year ended 1995 and the eleven months ended November 26, 1996, respectively.

(2) Includes severance and exit charges of $3.5 million in the year ended December 31, 1995.

Six months ended June 30, 1998, compared to the six months ended June 30, 1997

  Net Sales

     Net sales were $269.0 million for the six months ended June 30, 1998, an increase of $39.1 million or 17.0% from $229.9 million for the same period in 1997. Machine and other sales increased 20.0% mainly due to stronger markets, while parts sales increased 4.9% over the same time period last year. The acquisition of Blue Giant contributed $13.0 million toward the Company's increased sales for the period.

  Gross Profit

     Gross profit increased 26.5% or $7.0 million to $33.4 million in the first six months of 1998 compared to $26.4 million in the first six months of 1997. Increased sales and mix contributed $2.0 million of additional gross profit and the acquisition of Blue Giant added $2.8 million of gross profit. Cost reduction programs, lower product liability and higher production levels absorbing more fixed costs contributed to the balance of the increase. As a percentage of sales, gross profits were 12.4% for the six months ended June 30, 1998 compared to 11.5% for the same period in the prior year.

  Engineering, Selling and Administrative Expense

     Engineering, selling and administrative expense increased $4.8 million to $22.5 million for the six months ended June 30, 1998 from $17.7 million during the same period of 1997. As a percent of sales, engineering, selling and administrative expense was 8.4% and 7.7% for the same period in 1998 and 1997, respectively. The 1997 acquisitions, HLT (as defined) (February 1997) and Blue Giant accounted for $1.7 million of this increased expense while investments in engineering and selling expense, to support programs for growth, accounted for the balance.

  Income from Operations

     Income from operations increased 25.3% or $2.2 million to $10.9 million for the six months ended June 30, 1998, compared to $8.7 million for the same period in 1997 due to the reasons discussed above.

  Interest and Other Expense

     Net interest and other expense of the Company was $8.9 million during the six months ended June 30, 1998, compared to $7.2 million during the six months ended June 30, 1997. This was due, in part, to increases in net interest expense and exchange losses of foreign subsidiaries.

  Income Taxes

     The provision for income taxes was $0.6 million during the six months ended June 30, 1998 compared to $0.2 million during the six months ended June 30, 1997. The increase in income taxes is primarily due to foreign income taxes recorded for Blue Giant Limited, which was acquired in November 1997.

Fiscal Year Ended December 31, 1997 compared to the month ended December 31, 1996, and the eleven months ended November 26, 1996

     The acquisition of the Company on November 26, 1996 resulted in a significant change in the Company's capital structure and a revaluation of the Company's assets and liabilities in accordance with the provisions of purchase accounting required by generally accepted accounting principles. Accordingly, the results of operations for the year ended December 31, 1997 are not comparable to the results of operations for the month ended December 31, 1996, the eleven-month period ended November 26, 1996 or the year ended December 31, 1995.

  Net Sales

     Net sales were $489.3 million in 1997, an increase of $37.9 million or 8.4% from $451.4 million in the twelve month period ended December 31, 1996. Truck sales increased $38.1 million and parts sales were relatively consistent. The increase in truck sales was primarily due to improved market conditions in 1997 and the acquisition of Blue Giant, which increased sales by $4.8 million or 1.2%. In 1997, CLARK derived 73.5% and 25.7% of its net sales from its North American operations and CLARK Material Handling GmbH ("CLARK Europe"), respectively, compared to 70.0% and 30.0%, respectively, in 1996. A change in the German Deutsche mark ("DM") annual average currency translation rate from
1.505 DM to one U.S. dollar for 1996 to 1.734 DM to one U.S. dollar for 1997 had a negative impact on reported sales (and income) in U.S. dollars from the Company's European operations.

  Gross Profit

     Gross profit increased $7.7 million, or 15.2%, to $58.2 million in 1997 from $50.5 million in 1996. As a percentage of net sales, gross profit was 11.9% and 11.2% for 1997 and 1996, respectively. Increased sales accounted for approximately $4.2 million of the increased gross profit and lower costs due to the Company's cost reduction efforts in the areas of materials, labor and overhead accounted for the balance of the improvement.

  Engineering, Selling and Administrative Expenses

     Engineering, selling and administrative expenses increased $1.8 million to $37.1 million for the twelve month period ended December 31, 1997 from $35.3 million for the twelve month period ended December 31, 1996. Certain administrative functions performed by the Predecessor's Parent were replaced, but at a lower cost than was charged in 1996. The Company increased its engineering and selling expenses by $4.4 million in 1997. This increase was to support new product and sales initiatives in 1997 and beyond. Engineering, selling and administrative expenses expressed as a percentage of sales were 7.6% and 7.8%, respectively, in 1997 and 1996.

  Income from Operations

     Income from operations increased $5.8 million to $21.0 million for the twelve month period ended December 31, 1997 from $15.2 million for the twelve month period in 1996. This increase was due to the reasons noted above. Income from operations expressed as a percentage of net sales was 4.3% and 3.4% for the twelve months ended December 31, 1997 and December 31, 1996, respectively.

Eleven Months Ended November 26, 1996 compared to Year Ended December 31, 1995

  Net Sales

     Net sales were $404.6 million for the eleven months ended November 26, 1996 compared to $528.8 million for the twelve month period in 1995, a decrease of $124.2 million or 23.5%. This decrease was primarily due to reduced demand by CLARK's customers, which management believes was related to lower industry activity beginning in the last quarter of 1995. Net truck sales decreased $112.6 million, or 26.0%, primarily due to a softening in the demand for lift trucks in North America and Europe, while parts sales declined 12.1%. CLARK derived 70.3% and 29.7% of its net sales from its North American operations and CLARK Europe, respectively, in the eleven months ended November 26, 1996, and 71.6% and 28.4%, respectively, in the twelve months ended December 31, 1995.

  Gross Profit

     Gross profit increased $1.4 million, or 3.2%, to $45.6 million for the eleven months ended November 26, 1996, compared to $44.2 million for the twelve month period in 1995, despite the 23.5% decline in net sales. As a percentage of net sales, gross profit was 11.3% and 8.4% for the eleven months ended November 26, 1996 and the twelve month period of 1995, respectively. Cost reduction efforts and production improvements accounted for most of this increase. Factory overhead expenses were reduced by $13.9 million. This decrease was attributable to lower salaries, wages, benefits and other significant areas of cost decreases including lower product liability costs, lower freight costs and lower material costs from improved outsourcing. These improvements were partially offset by lower absorption of fixed costs due to lower production levels and by lower margins for aftermarket parts due to a change in product mix.

  Engineering, Selling and Administrative Expenses

     For the eleven months ended November 26, 1996, engineering, selling and administrative expenses decreased $5.3 million to $32.3 million from $37.6 million for the twelve month period in 1995 primarily due to the rationalization of staff levels, facilities and support costs in response to lower industry activity. Engineering, selling and administrative expenses as a percentage of net sales were 8.0% and 7.1% in the eleven months ended November 26, 1996 and the twelve months ended December 31, 1995, respectively.

  Income from Operations

     Income from operations increased $10.2 million to $13.3 million for the eleven months ended November 26, 1996, compared to $3.1 million for the twelve months ended December 31, 1995. In addition, CLARK had $3.5 million of severance and exit charges related to workforce rationalization in Europe and the termination of certain leases in 1995, which did not recur in 1996. The Predecessor's Parent allocated corporate charges to CLARK of $5.7 million and $7.0 million in the 1996 and 1995 periods, respectively. Income from operations, expressed as a percentage of net sales, were 3.3% and 0.6% for the eleven months ended November 26, 1996 and the twelve months ended December 31, 1995, respectively.

BACKLOG

     The Company's backlog of orders at June 30, 1998 and December 31, 1997 and 1996 were $108.0 million, $114.8 million and $80.4 million, respectively. The backlog orders are due to strong market conditions and the acquisition of Blue Giant, which added $5.1 million and $6.1 million to the backlog at June 30, 1998 and December 31, 1997. Substantially all of the Company's backlog orders are expected to be filled within one year, although there can be no assurance that all such orders will be filled within that time period. The cancellation or delay of certain orders could have a material adverse affect on the Company.

CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION

     The Company's business is capital intensive and requires funding for purchases of production and replacement parts inventories, capital expenditures for repair, replacement and upgrading of existing facilities as well as financing of accounts receivable due from customers and dealers. The Company will continue to have significant debt service requirements. At June 30, 1998, the Company had 7.1 million of cash, cash equivalents and cash securing letters of credit, $130.0 million of long-term debt and $7.3 million of capital lease obligations. The Company's overall financial condition did not change significantly at June 30, 1998 from December 31, 1997. However, working capital (as defined) increased $8.0 million during the first six months of 1998 primarily due to higher accounts receivable and inventories somewhat offset by higher accounts payable.

     Cash used in operating activities through the first six months of 1998 was $1.8 million primarily due to the increase in working capital discussed previously. The Company had $5.6 million of capital expenditures for the first six months of 1998 and anticipates $7.6 million of additional capital expenditures during the balance of the year. Included in actual and anticipated 1998 capital expenditures are approximately $4.0 million on the installation of new software and $5.0 million on new plant and equipment expenses to be incurred at the facility acquired pursuant to the Samsung Forklift Acquisition. The Company purchased substantially all the assets of Hydroelectric Lift Trucks, Inc. ("HLT") on February 28, 1997, in exchange for a $4.9 million short-term note, which matured and was paid in the second quarter of 1997. In addition to paying the note issued to acquire HLT, the Company closed its acquisition of Blue Giant in two separate purchase business combinations using existing cash of $9.7 million (see note 4 to the consolidated financial statements). Blue Giant manufactures manual and electric stackers and pallet trucks, electric tow tractors, vehicle restraint devices, hydraulic scissor lifts and dock levelers for sale in the U.S., Canada and other countries. In addition to the acquisition price, the Company agreed to pay a total of $1.1 million over three years to a former shareholder of Blue Giant in exchange for consulting services and a noncompetition agreement.

     In 1996, the Company entered into a $30.0 million revolving credit facility (the "Revolving Credit Facility"), which is secured by the accounts receivable and inventory of the Company's domestic operations, excluding Blue Giant. The Revolving Credit Facility had an aggregate undrawn availability of $20.6 million at June 30, 1998, subject to the borrowing conditions contained therein. Management believes that it has adequate available borrowing capacity under the Revolving Credit Facility to cover its foreseeable working capital requirements for the next twelve months and that cash flow from operations and its borrowing arrangements will be adequate to meet other liquidity and capital needs in 1998.

     The Company expects that CLARK Europe will enter into a working capital credit line of approximately $10.0 million, as permitted under the terms of the Indenture.

CONTINGENCIES AND UNCERTAINTIES

     From time to time product liability claims are asserted against the Company for various injuries alleged to have resulted from defects in the manufacture and/or design of its products. In addition, the Company is involved in various other legal proceedings, which have arisen in the normal course of its operations. See "Business -- Legal Proceedings."

     The Company is contingently liable as a guarantor for certain of its dealers' and customers' financing arrangements with financial institutions. The guarantees under these financing arrangements aggregated approximately $136.1 million at June 30, 1998. Historically, the Company has incurred only minimal losses relating to these arrangements.

     CLARK is contingently liable for a portion of the residual value of machines sold to and leased by a third party to users for terms generally ranging from three to five years. CLARK repurchases certain machines leased under this program and then sells or leases such machines to other users. At June 30, 1998, the maximum contingent liability under this program was approximately $5.5 million. CLARK has historically recorded profits on the sale of repurchased machines.

     Pursuant to certain dealer sales agreements, CLARK has agreed to repurchase certain new and unused equipment in the event of the termination of the dealer. Similar repurchase obligations exist in the event of the dealer's default under the dealer's financing agreements with financial institutions. CLARK has historically incurred minimal losses from the foregoing arrangements.

     For additional information on contingencies and uncertainties, see Note 11 to the audited financial statements of the Company included elsewhere in this Prospectus, and "Risk Factors," "Business -- Environmental Matters" and
" -- Legal Proceedings."

YEAR 2000

     The Company is aware of the issues associated with the programming code in existing computer systems as the millennium approaches. The "year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not recognize such information could generate erroneous data or cause a system to fail.

     The Company is utilizing both internal and external resources with respect to its year 2000 issues. With regard to its information technology ("IT") systems, CLARK is in the process of installing new software to provide improved operational and financial functionality at each of its worldwide locations. This new software is year 2000 compliant. The installation is expected to be completed at the North American and European headquarter locations in Kentucky and Germany during the last quarter of 1998 and the first quarter of 1999, respectively. Following the installation and testing of this new software at these sites, the Company intends to begin software installation at the Blue Giant, HLT and CLARK Asia (as defined) facilities. The installation of the new software by CLARK is a result of a strategic plan to upgrade its company-wide computer systems which pre-dated the Company's efforts to make its IT systems year 2000 compliant. Therefore, the Company has not incurred and does not anticipate incurring any material costs specifically related to year 2000 issues that are in addition to the costs associated with its overall computer system upgrade.

     CLARK does not believe that it has any material year 2000 issues with regard to its non-IT systems. The Company's products employ chips and microprocessors which use interval timers as opposed to real-time clocks and therefore should not be affected by the year 2000 rollover. In addition, CLARK does not utilize any computer controlled machines in its factory production, thereby eliminating any potential year 2000 problem relating to its manufacturing equipment.

     The Company has ongoing business relationships with many suppliers, dealers and other parties, each of which may have their own year 2000 issues. CLARK is in the process of making contact with each of these third parties with which it has a material relationship in order to assess whether the Company faces any risks relating to third party year 2000 problems. The Company expects to be in a position to make this assessment regarding third party risks during the first quarter of 1999. There can be no assurance at this time that these third parties are taking appropriate actions to safeguard their computer systems.

     Management can not at this time predict with any certainty CLARK's most reasonably likely worst case scenario relating to the year 2000 problem. However, the Company intends to perform test-runs at each of its facilities following installation of its new year 2000 compliant software. If a year 2000 problem is identified during any of these test-runs, the Company intends to immediately seek correction of the problem from its software vendor at no cost to the Company.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and other Postretirement Benefits." These statements require certain modifications and additional information relating to financial statement disclosure of the components of comprehensive income, operating segment information and pensions and other postretirement benefits. These statements only impact the disclosure in financial statements; therefore, management does not expect that the adoption of these new standards in 1998 will have a significant impact on the Company's financial condition or results of operations.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for these items and will be effective for fiscal years beginning after June 15, 1999. Historically, the Company has not entered into derivative or hedging transactions; therefore, management does not expect that the adoption of this new standard will have a significant impact on the Company's financial position or results of operations.

                              THE EXCHANGE OFFERS

PURPOSE AND EFFECT

     The Series C Notes and Existing Preferred Stock were sold by the Issuers on July 17, 1998 to the Initial Purchasers pursuant to the Purchase Agreement. In connection with that placement, the Company entered into the Registration Rights Agreements, which require that the Company file a registration statement under the Securities Act with respect to the New Securities and, upon the effectiveness of that registration statement, offer to the holders of the Existing Securities the opportunity to exchange their Existing Securities for a like principal amount (or principal amount at maturity) or a like liquidation preference amount of New Securities, which will be issued without a restrictive legend and may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreements further provide that the Company must use their best efforts to cause the registration statement with respect to the Exchange Offers to be declared effective on or before November 16, 1998. Except as provided below, upon the completion of the Exchange Offers, the Company's obligations with respect to the registration of the Existing Securities and the New Securities will terminate. Copies of the Registration Rights Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     Following the completion of the Exchange Offers (except as set forth in the paragraph immediately below), holders of the Series C Notes and the Existing Preferred Stock not tendered will not have any further registration rights and those securities will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Existing Securities could be adversely affected upon completion of the Exchange Offer.

     Pursuant to the Registration Rights Agreements, the Company is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Senior C Notes and the Existing Preferred Stock (and use its reasonable best efforts to cause such shelf registration statement to be declared effective by the Commission and keep it continuously effective, supplemented and amended for prescribed periods) if (i) prior to the consummation of the C Note Exchange Offer or the Preferred Stock Exchange Offer, whichever applicable, the Company determines that a majority in aggregate principal amount of the New Notes to be exchanged for Series C Notes or a majority in aggregate liquidation preference of New Preferred Stock to be exchanged for Existing Preferred Stock would not, upon receipt, be tradeable by the holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under the applicable Blue Sky or state securities laws, (ii) the Company is not permitted to effect the C Note Exchange Offer or the Preferred Stock Exchange Offer, whichever applicable, because of any change in law or in applicable interpretations thereof by the staff of the Commission, (iii) the C Note Exchange Offer or the Preferred Stock Exchange Offer, whichever applicable, is not consummated within 240 days of the date of issuance of the Series C Notes and Existing Preferred Stock, (iv) under certain circumstances, upon the request of the Initial Purchasers, or (v) any holder of Series C Notes or Existing Preferred Stock, whichever applicable, is not eligible to participate in the C Note Exchange Offer or the Preferred Stock Exchange Offer, whichever applicable, or, in the case of any holder of Series C Notes or Existing Preferred Stock that participates in the C Note Exchange Offer or the Preferred Stock Exchange Offer, whichever applicable, such holder does not receive freely tradable New Notes or New Preferred Stock upon consummation of the C Note Exchange Offer or the Preferred Stock Exchange Offer, whichever applicable, (other than due solely to the status of such holder as an affiliate of the Company or any Guarantor within the meaning of the Securities Act) and such holder notifies the Company within six months of the consummation of the exchange.

     In the event that the Company is obligated to file a "shelf" registration statement, it may be required to keep such "shelf" registration statement effective for at least three years. Other than as set forth in this paragraph, no holder will have the right to participate in the "shelf" registration statement nor otherwise to require that the Company register such holder's Existing Securities under the Securities Act. See "-- Procedures for Tendering."

     In order to participate in an Exchange Offer, a holder must represent to the Company, among other things, that (i) the New Securities acquired pursuant to such Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Securities, whether or not such person is the holder of the Existing Securities, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Securities within the meaning of the Securities Act,
(iii) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company or any Guarantor, or if it is an affiliate, such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder or other person is not a broker-dealer, neither the holder nor any such other person is engaged in or intends to engage in the distribution of such New Securities, and (v) if such holder or other person is a broker-dealer, that it will receive New Securities for its own account in exchange for Existing Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Securities.

     Based on an interpretation by the Commission's staff set forth in no-action letters issued to third-parties unrelated to the Company or any of the Guarantors, the Company believes that, with the exceptions set forth below, New Securities issued pursuant to the Exchange Offers in exchange for Existing Securities may be offered for resale, sold and otherwise transferred by any person receiving such New Securities, whether or not such person is the holder (other than any such holder or such other person which is an "affiliate" of the Company or any of the Guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Securities are acquired in the ordinary course of business of that holder or such other person,
(ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Securities, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Securities. Any holder who tenders in an Exchange Offer for the purpose of participating in a distribution of New Securities cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Securities for its own account in exchange for Existing Securities, where the Existing Securities were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Following the completion of the Exchange Offers, holders of Series C Notes and Existing Preferred Stock not tendered will not have any further registration rights (except in certain circumstances as set forth above with respect to shelf registration (See "-- Purpose and Effect")) and those securities will continue to be subject to the existing restrictions on transfer. Accordingly, the liquidity of the market for a holder's Existing Securities could be adversely affected upon completion of the Exchange Offers if the holder does not participate in the Exchange Offers.

TERMS OF THE C NOTE EXCHANGE OFFER


     Upon the terms and subject to the conditions set forth in this Prospectus and in the C Note Letter of Transmittal (which together constitute the C Note Exchange Offer), the Company will accept for exchange Series C Notes properly tendered prior to the C Note Expiration Date and not withdrawn as permitted below. As used herein, the term "C Note Expiration Date" means 5:00 p.m., New York City time, on October 23, 1998; provided, however, that if the Company has extended the period of time for which the C Note Exchange Offer is open, the term "C Note Expiration Date" shall mean the latest time and date to which the C Note Exchange Offer is extended.


     The form and terms of the New Notes will be substantially the same as the form and terms of the Series C Notes except that (i) interest on the New Notes will accrue from the most recent date to which interest has been paid on the Series C Notes surrendered in exchange therefor or, if no interest has been paid on the Series C Notes, from May 15, 1998 and (ii) the New Notes are being registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Series C Notes and will be issued pursuant to, and entitled to benefits of the Indenture.

     As of the date of this Prospectus, Series C Notes representing $20,000,000 aggregate principal amount are outstanding. This Prospectus, together with the C Note Letter of Transmittal is being sent to all holders of the Series C Notes known to the Company. The Company's obligation to accept Series C Notes for exchange pursuant to the C Note Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer" below.

     The Company shall be deemed to have accepted validly tendered Series C Notes when as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Series C Notes for the purposes of receiving the New Notes from the Company.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the C Note Exchange Offer is open and thereby delay acceptance for any exchange of any Series C Notes, by giving notice of such extension to the Exchange Agent and the holders thereof. During any such extension, all Series C Notes previously tendered will remain subject to the C Note Exchange Offer and may be accepted for exchange by the Company. Any Series C Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the C Note Exchange Offer.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Series C Notes, (ii) to extend the C Note Exchange Offer, or (iii) if any conditions set forth below under "-- Certain Conditions to the Exchange Offers" shall not have been satisfied, to terminate the C Note Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the C Note Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the C Note Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the C Note Exchange Offer would otherwise expire during such five to 10 business day period.

     Holders of Series C Notes do not have any appraisal or dissenters' rights under the Delaware Corporation Law in connection with the C Note Exchange Offer. The Company intends to conduct the C Note Exchange Offer in accordance with the provisions of the Notes Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

TERMS OF THE B NOTE EXCHANGE OFFER


     Upon the terms and subject to the conditions set forth in this Prospectus and in the B Note Letter of Transmittal (which together with the Prospectus constitute the B Note Exchange Offer), the Company will accept for exchange Series B Notes properly tendered prior to the B Note Expiration Date and not withdrawn as permitted below. As used herein, the term "B Note Expiration Date" means 5:00 p.m., New York City time, on October 23, 1998; provided, however, that if the Company has extended the period of time for which the B Note Exchange Offer is open, the term "B Note Expiration Date" shall mean the latest time and date to which the B Note Exchange Offer is extended.


     The form and terms of the New Notes will be substantially the same as the form and terms of the Series B Notes except that interest on the New Notes will accrue from the most recent date to which interest has been paid on the Series B Notes surrendered in exchange therefor. The New Notes will evidence the same debt as the Series B Notes and will be issued pursuant to, and entitled to the benefits of the Indenture.

     As of the date of this Prospectus, Series B Notes representing $130,000,000 aggregate principal amount are outstanding. This Prospectus, together with the B Note Letter of Transmittal is being sent to all holders of the Series B Notes known to the Company. The Company's obligation to accept Series B Notes for exchange pursuant to the B Note Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer" below.

     The Company shall be deemed to have accepted validly tendered Series B Notes when as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Series B Notes for the purposes of receiving the New Notes from the Company.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the B Note Exchange Offer is open and thereby delay acceptance for any exchange of any Series B Notes, by giving notice of such extension to the Exchange Agent and the holders thereof. During any such extension, all Series B Notes previously tendered will remain subject to the B Note Exchange Offer and may be accepted for exchange by the Company. Any Series B Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the B Note Exchange Offer.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Series B Notes, (ii) to extend the B Note Exchange Offer, or (iii) if any conditions set forth below under "-- Certain Conditions to the Exchange Offers" shall not have been satisfied, to terminate the B Note Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the B Note Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the B Note Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the B Note Exchange Offer would otherwise expire during such five to 10 business day period.

     Holders of Series B Notes do not have any appraisal or dissenters' rights under the Delaware Corporation Law in connection with the B Note Exchange Offer. The Company intends to conduct the B Note Exchange Offer in accordance with the provisions of the Notes Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

TERMS OF THE PREFERRED STOCK EXCHANGE OFFER


     Upon the terms and subject to the conditions set forth in this Prospectus and in the Preferred Stock Letter of Transmittal (which together constitute the Preferred Stock Exchange Offer), the Company will accept for exchange Existing Preferred Stock properly tendered prior to the Preferred Stock Expiration Date and not withdrawn as permitted below. As used herein, the term "Preferred Stock Expiration Date" means 5:00 p.m., New York City time, on October 23, 1998; provided, however, that if the Company has extended the period of time for which the Preferred Stock Exchange Offer is open, the term "Preferred Stock Expiration Date" shall mean the latest time and date to which the Preferred Stock Exchange Offer is extended. The C Note Expiration Date, the B Note Expiration Date and the Preferred Stock Expiration Date are hereinafter individually referred to as an "Expiration Date."


     As of the date of this Prospectus, Existing Preferred Stock representing $20,000,000 aggregate liquidation preference amount was outstanding. This Prospectus, together with the Preferred Stock Letter of Transmittal, is being sent to all holders of Existing Preferred Stock known to the Company. The Company's obligation to accept Existing Preferred Stock for exchange pursuant to the Preferred Stock Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offers" below.

     The Company shall be deemed to have accepted validly tendered Existing Preferred Stock when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Existing Preferred Stock for the purposes of receiving the New Preferred Stock from the Company.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Preferred Stock Exchange Offer is open, and thereby delay acceptance for any exchange of any Existing Preferred Stock, by giving notice of such extension to the Exchange Agent and the holders thereof. During any such extension, all Existing Preferred Stock previously tendered will remain subject to the Preferred Stock Exchange Offer and may be accepted for exchange by the Company. Any Existing Preferred Stock not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Preferred Stock Exchange Offer.

     The Company reserves the right in its sole discretion, (i) to delay accepting any Existing Preferred Stock, (ii) to extend the Preferred Stock Exchange Offer or (iii) if any conditions set forth below under "-- Certain Conditions to the Exchange Offers" shall not have been satisfied, to terminate the Preferred Stock Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Preferred Stock Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Preferred Stock Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Preferred Stock Exchange Offer would otherwise expire during such five to 10 business day period.

     Holders of Existing Preferred Stock do not have any appraisal or dissenter's rights under the Delaware Corporation Law in connection with the Preferred Stock Exchange Offer. The Company intends to conduct the Preferred Stock Exchange Offer in accordance with the provisions of the Preferred Stock Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

PROCEDURES FOR TENDERING

     Only a registered holder of Existing Securities may tender the Existing Securities in an Exchange Offer. Except as set forth under "-- Book Entry Transfer," to tender in an Exchange Offer a holder must complete, sign and date the Letter of Transmittal applicable to such Exchange Offer, or a copy thereof, have the signatures thereon guaranteed if required by such Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or copy to the Exchange Agent prior to the Expiration Date for such Exchange Offer. In addition, either (i) certificates for such Existing Securities must be received by the Exchange Agent along with the Letter of Transmittal applicable to such Exchange Offer, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Existing Securities, if that procedure is available, into the account of the Exchange Agent for such Exchange Offer at the Depository (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by such Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, a Letter of Transmittal and other required documents must be received by the Exchange Agent at its address set forth under "-- Exchange Agent" prior to the Expiration Date.

     The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal applicable to the Company's Exchange Offer.

     THE METHOD OF DELIVERY OF EXISTING SECURITIES, A LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROP-

ERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO AN EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR EXISTING SECURITIES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Existing Securities are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing a Letter of Transmittal and delivering the owner's Existing Securities, either make appropriate arrangements to register ownership of the Existing Securities in the beneficial owner's name or obtain a properly completed bond or stock power, whichever applicable, from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case maybe, must be guaranteed by an Eligible Institution (as defined below) unless Existing Securities tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on such Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If a Letter of Transmittal is signed by a person other than the registered holder of any Existing Securities listed therein, the Existing Securities must be endorsed or accompanied by a properly completed bond or stock power, whichever applicable, signed by the registered holder as that registered holder's name appears on the Existing Securities.

     If a Letter of Transmittal or any Existing Securities or bond or stock power are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with such Letter of Transmittal unless waived by the Company.

     The Exchange Agent and the DTC have confirmed that any financial institution that is a participant in the Depositary's system may utilize the DTC's Automated Tender Offer Program to tender Existing Securities.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Existing Securities will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Existing Securities not properly tendered or any Existing Securities the acceptance of which would, in the opinion of counsel for such Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Existing Securities. The Company's interpretation of the terms and conditions of its Exchange Offer (including the instructions in a Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Securities must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Existing Securities, neither the Company, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Existing Securities will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Existing Securities received by an Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by such Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal accompanying such Existing Securities, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Existing Securities that remain outstanding after the Expiration Date or, as set forth under "-- Conditions to the Exchange Offers," to terminate its Exchange Offer and, to the extent permitted by applicable law, purchase Existing Securities in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the Company's Exchange Offer.

     By tendering, each holder will represent to the Company that, among other things, (i) the New Securities acquired pursuant to such Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Securities, whether or not such person is the holder of the Existing Securities, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participated in the distribution of such New Securities within the meaning of the Securities Act, (iii) the holder or such other person acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the New Securities must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Securities acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the holder or such other person understands that a secondary resale transaction described in clause (iii) above and any resale of New Securities obtained by such holder or other person in exchange for Existing Securities acquired by such holder or other person directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission, and (v) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company or any Guarantor. The Company shall be deemed to have accepted properly tendered Existing Securities when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Securities from the Company.

     In all cases, issuance of New Securities for Existing Securities that are accepted for exchange pursuant to an Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Existing Securities or a timely Book-Entry Confirmation of such Existing Securities into Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, with respect to the Depositary and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal for such Exchange Offer) and all other required documents. If any tendered Existing Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer for such Existing Securities or if Existing Securities are submitted for a greater principal amount or liquidation preference amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Securities will be returned without expense to the tendering Holder thereof (or, in the case of Existing Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below such non-exchanged Existing Securities will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer for such Existing Securities.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make requests to establish accounts with respect the Existing Securities at the Book-Entry Transfer Facility for purposes of the Exchange Offers within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of the Existing Securities being tendered by causing the Book-Entry Transfer Facility to transfer such Existing Securities into the Exchange Agent's account for such Existing Securities at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Existing Securities may be effected through book-entry transfer at the Book-Entry Transfer Facility, a Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept an Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place of sending a signed, hard copy Letter of Transmittal. DTC communicates those electronic instructions to the Exchange Agent. To tender Existing Securities through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the participant acknowledgment of its receipt of and agreement to be bound by the Letter of Transmittal for such Existing Securities.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of Existing Securities desires to tender such Existing Securities and the Existing Securities are not immediately available, or time will not permit such holder's Existing Securities or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of such Existing Securities and the amount of Existing Securities tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Existing Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the applicable Letter of Transmittal will be deposited by the Eligible Institution with the appropriate Exchange Agent, and (iii) the certificates for all physically tendered Existing Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the applicable Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Delivery.

WITHDRAWAL RIGHTS

     Tenders of Existing Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

     For a withdrawal of a tender of Existing Securities to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Existing Securities to be withdrawn (the "Depositor"), (ii) identify the Existing Securities to be withdrawn (including the certificate number or numbers and principal amount of such Existing Securities), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Existing Securities were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee of such Existing Securities register the transfer of such Existing Securities into the name of the person withdrawing the tender, and (iv) specify the name in which any such Existing Securities are to be registered, if different from that of the holder who tendered such Existing Securities. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Existing Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer relating to such Existing Securities. Any Existing Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer relating to such

Existing Security. Properly withdrawn Existing Securities may be retendered by following one of the procedures under "-- Procedures for Tendering" at any time on or prior to the applicable Expiration Date.

CONDITIONS TO THE EXCHANGE OFFERS

     Notwithstanding any other provision of the Exchange Offers, the Company shall not be required to accept for exchange, or to issue New Securities in exchange for, any Existing Securities and may terminate or amend the Company's Exchange Offers if at any time before the acceptance of such Existing Securities for exchange or the exchange of the New Securities for such Existing Securities, the Company determines that its Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Existing Securities tendered, and no New Securities will be issued in exchange for any such Existing Securities, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the indenture relating to the Company's Existing Securities under the Trust Indenture Act of 1939, as amended (the "TIA"). In any such event, the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     All executed Letters of Transmittal should be directed to the Exchange Agent. The United States Trust Company of New York has been appointed as the Exchange Agent. Questions, requests for assistance and requests for additional copies of the Prospectus or the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

     To: THE UNITED STATES TRUST COMPANY OF NEW YORK,

     BY OVERNIGHT COURIER OR BY                 BY HAND UP TO 4:30 PM:                      BY REGISTERED OR
      HAND AFTER 4:30 PM ON THE               United States Trust Company                    CERTIFIED MAIL:
        EXPIRATION DATE ONLY:                         of New York
                                               111 Broadway Lower Level              United States Trust Company of
     United States Trust Company               New York, New York 10006                         New York
             of New York                    Attn: Corporate Trust Services            P.O. Box 844, Cooper Station
      770 Broadway, 13th Floor                       BY FACSIMILE:                         New York, New York
      New York, New York 10003                                                                 10276-0844
   Attn. Corporate Trust Services             United States Trust Company            Attn: Corporate Trust Services
      Telephone: (800) 548-6565                       of New York                       Telephone: (800) 548-6565
      Facsimile: (212) 780-0592                     (212) 420-6152                      Facsimile: (212) 780-0592
                                            Attn: Corporate Trust Services
                                                 Confirm by Telephone:
                                                    (800) 548-6565

FEES AND EXPENSES

     The Company will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offers. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

     The expenses to be incurred in connection with the Exchange Offers will be paid by the Company. Such expenses include fees and expenses of the Trustee for the Existing Notes and the Registrar and Transfer Agent for the Existing Preferred Stock, accounting, legal, printing, and related fees and expenses.

TRANSFER TAXES

     Holders who tender their Existing Securities for exchange will not be obligated to pay any transfer taxes in connection therewith except that holders who instruct the Company to register New Securities in the name of, or request that Existing Securities not tendered or not accepted in an Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

ACCOUNTING TREATMENT

     The New Securities will be recorded at the same carrying value as the Existing Securities, which is the principal amount or the liquidation preference, whichever applicable, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The debt issuance costs will be capitalized for accounting purposes.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
                        RELATING TO THE EXCHANGE OFFERS

     The following discussion summarizes certain United States Federal income tax consequences of the Exchange Offers to a holder of Existing Securities that is an individual citizen or resident of the United States or a United States corporation that purchased Existing Securities pursuant to their original issue (a "U.S. Holder"). It is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the Existing Securities, and the New Securities received therefor, that are held by U.S. Holders as "capital assets" within the meaning of Section 1221 of the Code. It does not discuss state, local or foreign tax consequences, nor does it discuss tax consequences to subsequent purchasers (persons who did not purchase the Existing Securities pursuant to their original issue), or to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service with respect to the Federal income tax consequences of the Exchange Offers.

     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO EXCHANGE EXISTING SECURITIES FOR NEW SECURITIES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE EXISTING SECURITIES FOR NEW SECURITIES.


THE EXCHANGE OFFERS



     The exchange of Existing Securities pursuant to the Exchange Offers should be treated as a continuation of the corresponding Existing Securities for federal income tax purposes (or, in the case of the Existing Preferred Stock, as a recapitalization of the Existing Preferred Stock for New Preferred Stock). Accordingly, (i) no gain or loss should be realized by a U.S. Holder upon receipt of a New Security, (ii) the holding period of the New Security should include the holding period of the Existing Security exchanged therefor and (iii) the adjusted tax basis of the New Security should be the same as the adjusted tax basis of the Existing Security exchanged therefor immediately before the exchange. For further discussion of the Federal income tax consequences of holding the New Securities, see "Certain Federal Income Tax Considerations."

                                    BUSINESS

GENERAL

     CLARK is a leading international designer, manufacturer, and marketer of a complete line of forklift trucks, including internal combustion trucks, electric riders, narrow aisle stackers and powered hand trucks. The Company invented the platform forklift truck in 1917 and has since established CLARK as one of the most recognized brand names of forklift trucks in North America. Management believes that CLARK has the largest installed fleet in North America with over 250,000 units and has a total of approximately 350,000 units in operation worldwide. This large installed fleet has allowed CLARK to generate significant ongoing replacement parts sales, which typically generate substantially higher gross margins and provide a more stable revenue base than new forklift truck sales. CLARK manufactures its products through five facilities in the United States, Europe and Canada and distributes its products to a diverse customer base through a global network of approximately 300 dealers from more than 560 locations. In addition, the Company's Blue Giant subsidiaries distribute their products through a network of over 350 North American dealers and agents. For the LTM period, on a pro forma basis, CLARK generated net sales of $534.1 million and EBITDA (as defined) of $36.5 million.

     Since 1993, CLARK has undertaken a series of initiatives aimed at reducing fixed costs, developing a largely variable cost structure and offering a highly competitive product portfolio. Specifically, the Company (i) eliminated redundant manufacturing and distribution facilities, (ii) reduced head-count,
(iii) eliminated non-core unprofitable product lines, and (iv) improved outsourcing of certain manufacturing operations. In addition to cost rationalization, the Company made a series of new product introductions allowing it to offer one of the most modern product portfolios in the industry. CLARK's product development strategy emphasizes (i) product innovations and improvements to meet the evolving needs of CLARK's customer base and (ii) lowering production costs through better design, thereby enhancing margins. As a result of these initiatives, the Company increased its EBITDA (as defined) by $26.2 million from $10.3 million in fiscal 1994 to $36.5 million on a pro forma basis in the LTM period. EBITDA (as defined) consistently increased during this period despite a declining forklift market in 1996 relative to 1995.

     For information concerning the Company's backlog orders, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Backlog."

     The Company's principal business office and headquarters in North America is located at 172 Trade Street, Lexington, Kentucky 40511 and its telephone number is (606) 288-1200. The Company's principal business office and headquarters in Europe is located at 19-23 Rheinstrass, Mulheim, Germany, and its telephone number is 011-49-208-588-1201.

BUSINESS STRATEGY

     Management believes that CLARK's strong brand name, extensive distribution network, modern product portfolio and streamlined fixed cost structure provide a strong foundation for increased growth and profitability. The Company's operating strategy focuses on the following key components:

     Introduce New Products. The Company's new product introduction strategy is based on the Genesis(R) forklift truck platform which was introduced in December 1994. The purpose of the Genesis(R) forklift truck design was to develop a production platform which reduced the number of parts used in each model, used like parts in various forklift models and enhanced functionality of operation. As a result of the Genesis(R) model, the Company achieved purchasing efficiencies from its vendors and streamlined the production process, which resulted in significantly reduced production costs and enhanced margins. Due to the wide customer acceptance of the Genesis(R) truck and the significantly reduced production costs relative to its predecessor models, the Company has introduced four completely redesigned electric riders and five new IC forklift models based on the Genesis(R) platform. CLARK's new product development pipeline is focused on lower cost, enhanced feature products, extending the Genesis(R) platform to the few remaining older models in its product offering and improving the performance of its electric powered hand truck designs. Each of these new products is designed to reduce production costs and increase margins. In addition, the Company's engineering team is continuously working toward achieving increased production efficiencies and reduced manufacturing costs through improved design. In addition, the Company seeks to acquire businesses which offer complementary product lines that can be sold through the Company's existing global network. For example, in 1997 the Company acquired Blue Giant, which designs and manufactures a successful product line of powered handtrucks, dock equipment and scissor lifts. Similarly, the Company expects to significantly increase the distribution of the value priced Samsung Forklift product line by leveraging the Company's global distribution network, especially in North and South America. In addition, Samsung Forklift will further expand the Company's product line in the entry level segment for IC forklift truck models.

     Augment the Distribution Network. CLARK distributes its products to a diverse customer base through a global network of approximately 300 dealers from more than 560 locations, with a majority in North America and Europe. Management is focusing on enhancing the performance of its distribution network by offering various incentive packages and support programs, replacing underperforming dealers and adding new dealers in selected geographic areas. Since 1993, the number of units exported to CLARK's international customers has more than tripled from 689 to over 2,400 in 1997. The Company intends to continue expanding the dealer base of its international operations, and management believes that the Company is well positioned for continued growth in the African, Middle Eastern, Caribbean and South American markets.

     Improve Aftermarket Parts Sales. CLARK's worldwide installed fleet of approximately 350,000 forklift trucks generates an estimated $240.0 million in annual global aftermarket parts sales, of which CLARK has historically captured an estimated 40% share. Management plans to increase the Company's share of these high margin sales in North America and Europe as a result of the introduction of the Totalift(TM) and PartsPro(TM) software systems and the addition of a parts marketing manager at CLARK Europe. In 1998, the Company developed the Totalift(TM) system which was designed as a parts database of major competitor forklift brands and models. Management believes that the Totalift(TM) system will allow the Company to increase its aftermarket parts sales by supplying parts for all of the CLARK and competitor forklift trucks. Also in 1998, the Company introduced PartsPro(TM), which provides the Company's dealers with an advanced parts identification system that enables suppliers to place on-line orders with CLARK, prepare quotes for customers and track work orders by customer.

     Further Reduce Product Cost. Although CLARK has made significant progress in reducing its operating costs, management believes that ongoing opportunities exist to improve profitability by reducing material costs. In 1997, material costs amounted to over 80% of the cost of goods sold. Management plans to continue to reduce the Company's material costs and increase purchasing efficiencies, thereby enhancing its gross margins, through (i) the introduction of new product designs that increase commonality of parts among different lift truck models and reduce the overall number of parts and components, thereby improving manufacturing and (ii) the further reduction of the number of suppliers to increase volume discounts. Management believes that these initiatives should also result in more timely delivery from suppliers, thereby reducing costly manufacturing disruptions and the Company's working capital investment.

PRODUCTS

     CLARK currently offers over 100 truck designs within five major product lines: light IC trucks (with a capacity of 1.0 to 5.0 tons), heavy IC trucks (with a capacity of 5.5 to 17.5 tons), narrow-aisle trucks (with a capacity of 1.5 to 2.5 tons), electric counterbalanced riders (with a capacity of 1.3 to 6.0 tons) and manual and powered hand trucks (with a capacity of 2.0 to 4.0 tons).

     Light IC trucks are used for general warehousing needs and are generally powered by liquid propane. Such trucks are well suited for manufacturing and distribution applications which require a high degree of maneuverability. Heavy IC trucks are specialty products designed for use in more demanding situations such as heavy manufacturing or container handling applications. Narrow-aisle trucks provide solutions for high density storage needs and operate in six to eight foot aisles and reach heights of more than 30 feet. Electric counterbalanced riders are designed for indoor use in warehousing, manufacturing, distribution and other applications and are powered by a rechargeable electric battery. As a result of the increasing focus on the environment, electric riders have become increasingly popular. Management estimates that light IC trucks, heavy IC trucks, narrow-aisle trucks and electric counterbalanced riders represent approximately 58%, 3%, 15% and 24%, respectively, of the unit volume of the forklift truck industry, as reported by industry sources. Powered hand trucks are generally used in the transportation and order-selecting businesses.

     CLARK tailors its products to meet customers' particular material handling needs. To further meet these needs, CLARK adds attachments such as container handlers, side shifters, roll clamps, block handlers, carton clamps, push-pulls (slip-sheet) and fork positioners.

     The Company's new product introduction strategy is based on the Genesis(R) forklift truck platform which was introduced in December 1994. The purpose of the Genesis(R) forklift truck design was to develop a production platform which reduced the number of parts used in each model, using like parts in various forklift models and enhanced functionality of operation. As a result of the Genesis(R) model, the Company achieved purchasing efficiencies from its vendors and streamlined the production process, which resulted in significantly reduced production costs, enhanced margins and increased the return on research and development expenditures. Due to the wide customer acceptance of the Genesis(R) truck and the significantly reduced production costs relative to its predecessor models, the Company has introduced four completely redesigned electric riders and five new IC forklift models based on the Genesis(R) platform. CLARK's new product development pipeline is focused on lower cost, enhanced feature products, extending the Genesis(R) platform to the few remaining older models in its product offering and improving the performance of its electric powered hand truck designs. Each of these new products is designed to reduce production costs and increase margins. In addition, the Company's engineering team is continuously working toward achieving increased production efficiencies and reduced manufacturing costs through improved design.

     Since 1993, CLARK has redesigned a substantial portion of its product line. In December 1994, CLARK introduced the 2-3 ton Genesis(R) IC truck targeting the light IC market. CLARK invested approximately $15.0 million to develop the Genesis(R) truck. The Genesis(R) truck provides improved ergonomics, performance, reliability and serviceability, and provides higher gross margins than its predecessor primarily due to its lower production cost.

     CLARK Europe introduced the Genesis(R) 2-3 ton gas and diesel MegaStat(TM) model in April 1995. The Genesis(R) 2-3 ton MegaStat(TM) IC received the "General Lift Truck Innovation" award in 1996 from the Fork Truck Association in the United Kingdom. In 1996, CLARK continued to expand its Genesis(R) family with the addition of a 4-5.5 ton pneumatic tired IC lift truck, and a 2-3.2 ton electric four-wheel sit down rider. CLARK has also made significant additions to its narrow aisle stackers product line which was expanded to include double reach and straddle models.

     During 1997, CLARK added three more trucks to its Genesis(R) family, a 4.0-5.0 ton cushion tired IC lift truck, a 6.0-7.0 ton cushion tired IC lift truck, and a 1.2-2.5 ton three wheel electric sit down rider. CLARK also expanded its Genesis(R) heart-of-the-line 2-3 ton IC trucks by increasing the capacity to 3.2 tons and adding a 3.0 liter GM engine option. A new 80V AC electric drive 2-3.5 ton Mega AC(TM) truck was also introduced. CLARK Europe also introduced its MegaValve(TM) forklift trucks that are electronically controlled and allow for "joystick" operation. These new products generate higher gross margins than their predecessor models.

     CLARK's product introductions in 1998 include a 10-16.4 ton IC pneumatic tired truck, a re-powered and ergonomically enhanced narrow aisle reach truck and, building on its introduction of MegaStat(TM) in Europe, a 1-2 ton MegaStat(TM). In addition, in June 1998 CLARK began marketing the complete Samsung Forklift product line worldwide. CLARK's new product development pipeline is focused on lower cost, enhanced feature products, extending the Genesis(R) platform to the few remaining older models in its product offering and improving the performance of its electric powered hand truck designs.

     In 1997, CLARK purchased HLT and Blue Giant. Blue Giant produces a full line of CLARK branded manual and powered walkie pallet trucks and stackers and continues to produce and sell under the Blue Giant name. HLT produces forklift masts mainly for CLARK's own use.

AFTERMARKET PARTS

     Since the Company's inception, more than one million forklift trucks have been manufactured by CLARK and its predecessors, and it currently has in service approximately 350,000 trucks worldwide, with approximately 250,000 in North America, 70,000 in Europe, and 30,000 in other international markets, generating a substantial aftermarket parts business for CLARK. CLARK's worldwide installed fleet of approximately 350,000 forklift trucks generates an estimated $240.0 million in annual global aftermarket parts sales, of which CLARK has historically captured an estimated 40% share. CLARK supplies both original equipment parts to fit CLARK brand forklifts and Totalift(R) parts to fit other brands. CLARK's parts distribution operation undertakes purchasing and customer services for aftermarket parts. CLARK distributes its aftermarket parts in North America through a distribution center in Southaven, Mississippi, in Europe through a warehouse located in Mulheim/Saarn, Germany and for the international operations of CLARK, through two sales and distribution facilities located in Seoul, South Korea and the State of Sao Paulo, Brazil. CLARK shares the Southaven Facility with the Predecessor's Parent and, pursuant to the 1996 Acquisition, CLARK and the Predecessor's Parent entered into a Service Agreement providing for the continued use by CLARK of such facility. For information regarding the Service Agreement, see "Certain Relationships and Related Transactions."

MANUFACTURING OPERATIONS

     CLARK's Lexington, Kentucky facility produces both IC and electric forklifts with lift capacities ranging from 1-16.4 tons and is equipped with four assembly lines and one heavy IC assembly bay. The Lexington facility is primarily an assembly operation with welding and painting capabilities, operates one shift per day, and produces an average of 60 lift trucks per day. The Lexington facility is ISO-9001 certified, which indicates that the Company has implemented a system to ensure a high degree of quality and consistency with respect to its products.

     CLARK Europe's Mulheim manufacturing facility produces both IC forklifts (Diesel, LP gas and natural gas) with hydrodynamic as well as electronically controlled hydrostatic drive (MegaStat(TM)) and electric powered forklifts equipped with D/C as well as frequency-controlled A/C motors (MegaAC(TM)) in the capacity range of 1-5 tons. The Mulheim facility is equipped with four assembly lines, one for electric trucks, two for IC trucks and one for uprights. The manufacturing process includes pre-production and welding production of frames and uprights and a powder dry paint system was recently installed to ensure high-quality painting of frames and uprights. CLARK Europe's facility currently operates one shift per day and produces an average of 26 lift trucks per day. The Mulheim facility has also been awarded ISO-9001 certification.

     Blue Giant has two facilities, one in Pell City, Alabama, and one in Brampton, Ontario, Canada. The Pell City, Alabama facility produces tow tractors, pallet trucks and stackers and its capabilities include machining, welding, painting and assembly. The Brampton, Ontario facility, produces dock equipment and scissor lifts and its primary operations include machining and welding. HLT is located in Wilmington, Ohio, and produces forklift masts in support of the CLARK Lexington plant's forklift production. HLT's primary operations are welding, painting and assembly and the facility operates two shifts per day. The Brampton, Ontario and Wilmington, Ohio facilities are ISO-9001 certified.

     Pursuant to the Samsung Forklift Acquisition, CLARK has added the 213,000-square-foot Korean Plant in Changwon, South Korea to its manufacturing operations. The Korean Plant, which will become a center for CLARK's Asia Pacific operations, is currently being modified and is expected to be completed by November 1998. In the interim period between the closing of the Samsung Forklift Acquisition and the opening of the Korean Plant, CLARK Asia is operating from Samsung Forklift's current manufacturing plant under the terms of a transition services and lease agreement executed in connection with the closing.

DEALER NETWORK

     CLARK markets both original equipment and parts through a worldwide dealer network of approximately 300 dealers from more than 560 locations. CLARK's dealers and distributors generally market the full CLARK product line and maintain comprehensive service capabilities. CLARK's sales organization coordi-nates sales and promotional activities, provides ongoing dealer training and facilitates dealer communications. CLARK sells to a diversified customer base, with no single customer accounting for more than 5% of total sales.

     Blue Giant markets its products through a network of independent distributors. Typically these distributors also sell forklifts (manufactured by CLARK and other companies) and related equipment. Blue Giant has over 350 active North American dealers and agents and approximately 44 international distributors and agents including distributors in Mexico, the Caribbean, South America, Europe and Asia/Pacific.

     Management continues to enhance the performance of its dealer network by offering various incentive packages and support programs, replacing underperforming dealers and adding new dealers in selected geographic areas. The number of units sold by the Company's international operations has more than tripled from 689 in 1993 to over 2,400 in 1997. The Company intends to continue expanding the dealer base of its international operations and management believes the Company is well positioned for continued growth in the African, Middle Eastern, Caribbean and South American markets.

SUPPLIERS

     The Company strategically relies upon outside suppliers for a vast majority of the individual components of a lift truck. Management believes that such outsourcing allows CLARK greater flexibility in varying its cost structure in response to changing market conditions.

     Management believes that significant opportunities exist to improve profitability by reducing its material costs. CLARK is consolidating its vendor base to realize volume discounts and purchasing efficiencies. The Company regularly evaluates its relationships with current and potential suppliers on the basis of their ability to meet CLARK's requirements and standards. Since January 1995, CLARK has reduced the number of its regular worldwide suppliers from approximately 1,000 to 750 in 1997 (excluding the effect of the acquisition of Blue Giant) and intends to further reduce this number.

     Principal materials used by CLARK in its various manufacturing processes include steel, castings, engines, tires, electric controls, uprights, transaxles, motors and a variety of other fabricated or manufactured items. While substantially all such materials are typically available from multiple suppliers, CLARK depends upon certain suppliers of key parts used in its lift trucks. From time to time, certain of CLARK's suppliers have experienced difficulties in meeting CLARK's production schedules. See "Risk
Factors -- Dependence on Key Suppliers."

COMPETITION

     The material handling business is highly competitive. CLARK produces one of the leading forklift truck brands in North America, although NACCO Industries, Inc. ("NACCO"), through its Hyster and Yale divisions, produces more forklift trucks annually. In addition to NACCO, other major North American competitors in both IC trucks and electric riders include Toyota Industrial Equipment, Inc., Mitsubishi Caterpillar Forklift America Inc., Nissan Forklift Corp. North America, Komatsu Forklift USA Inc. and Daewoo and in electric riders include Crown Equipment Corp. and Raymond Corporation. In Europe, CLARK competes with Linde AG, the European market leader, as well as Jungheinreich AG, Toyota Industrial Equipment, Inc. and NACCO. CLARK also competes with a number of specialty manufacturers. See "Risk Factors -- Industry Cyclicality and Substantial Competition."

INTELLECTUAL PROPERTY

     The Company relies on a combination of trademarks, service marks, trade names, patents, licensing arrangements, trade secrets, know-how and proprietary technology to secure and protect its intellectual property rights. In particular, the Company's CLARK(R), CLARKlift(R), Powrworker(R), Genesis(R) and Blue Giant(R) trademarks are of particular importance to the Company's business. The Company is currently undertaking to obtain trademark registrations for its MegaValve(TM), MegaStat(TM) and MegaAC(TM) marks. The loss of the Company's rights under one or more of the Company's trademarks could have a material adverse effect on the Company's business.

     There can be no assurance that the Company will be successful in obtaining approval of any present or future patent or trademark applications; that any patents, patent applications and patent licenses will adequately cover the Company's technologies or protect the Company from potential infringements by third parties; that any nondisclosure and confidentiality agreements will provide meaningful protection for the Company's trade secrets, know-how or proprietary technology in the event of any unauthorized use or disclosure of such information; or that others will not obtain access to, or independently develop technologies or know-how similar to, that of the Company. There also can be no assurance that future litigation by the Company will not be necessary to enforce its trademark, patent and other proprietary rights, or to defend the Company against claimed infringement of the rights of others, adverse determinations of which could have a material adverse effect on the Company.

EMPLOYEES

     As of August 1, 1998, CLARK's total work force worldwide consisted of approximately 1,650 salaried, hourly and temporary employees. Of these employees, 1,000 are in the Company's North American operations and 650 work in the international operations.

     On July 27, 1998, the Company received from the National Labor Relations Board a petition by the United Steelworkers for an election at the Blue Giant facility in Pell City, Alabama. On August 25, 1998, this petition was withdrawn by the United Steelworkers. In addition, the United Steelworkers are presently attempting to organize the employees at the Company's Lexington, Kentucky plant. In the past, there have been repeated attempts by unions to organize employees at the Lexington facility. However, to date, efforts to unionize the Company's Kentucky plant have been unsuccessful. The Company plans to actively continue its efforts to maintain and promote a non-union workforce in its facilities. Since moving to Kentucky ten years ago, there has not been a union at any of CLARK's North American manufacturing operations.

     In Europe, the Mulheim facility is represented by the German Metal Workers (Industrie Gewerkschaft Metal) and the aftermarket parts facility at Mulheim/Saarn is represented by the German Union for Trading, Banking and Insurance (Gewerkschaft Handel, Banken und Versicherungen). The Mulheim facility has a total work force of approximately 300 employees, of which approximately 200 are members of the German Metal Workers. There are no contracts between CLARK and the unions, but CLARK follows standard practices by complying with contracts between the unions and the employers' association. The Company's sales and administration offices in France and Spain employ approximately 90 employees, all of whom are non-union. CLARK Asia employs approximately 250 employees, all of whom are non-union employees.

     The union employees of the Predecessor's Parent at the Southaven Facility engaged in a labor dispute beginning in 1995, which had a short-term effect on the Company's distribution operations at the facility but had no appreciable effect on the conduct of business or results of operations. See "-- Aftermarket Parts." Although such union employees filed a petition with the National Labor Relations Board in May 1996 for decertification of the union, there can be no assurance that similar labor disputes will not occur in the future which, depending upon the timing and duration of such disputes, could have a material adverse effect on the Company.

     Management believes that its relationships with its employees and unions are good.

PROPERTIES

     The Company is headquartered in Lexington, Kentucky. The Company currently owns or leases 14 facilities in North America, Europe, Brazil and South Korea which are used for manufacturing, distribution, sales, warehousing and service center activities.

     The following table outlines the principal facilities owned or leased by CLARK or its subsidiaries:

FACILITY LOCATION                                      TYPE OF FACILITY
-----------------                                      ----------------
Lexington, Kentucky......................  Manufacturing, warehouse and office
Lexington, Kentucky*.....................  Sales, training and engineering
Lexington, Kentucky......................  Warehouse
                                           Manufacturing, engineering, power
Mulheim, Germany**.......................  generation,
                                           maintenance and office
Mulheim/Saarn, Germany...................  Warehouse
Barcelona, Spain.........................  Sales branch
Paris, France............................  Sales branch
Lyon, France.............................  Sales branch
State of Sao Paulo, Brazil...............  Parts distribution
Seoul, South Korea.......................  Parts distribution and office
Changwon, South Korea*...................  Manufacturing, warehouse and office
Wilmington, Ohio.........................  Manufacturing, warehouse and office
Pell City, Alabama.......................  Manufacturing, warehouse and office
Brampton, Ontario, Canada*...............  Manufacturing, warehouse and office

---------------
 * Owned.

** A portion of the facility is owned.

     CLARK also owns a manufacturing facility in Banwael, South Korea which was closed in the fourth quarter of 1994 and is presently held for sale. CLARK Europe also presently leases unoccupied office space in Mulheim-Ruhr, Germany.

     Management believes that the Company's facilities are suitable for its operations and provide sufficient capacity to meet the Company's requirements for the foreseeable future.

ENVIRONMENTAL MATTERS

     As with most industrial companies, the Company's facilities and operations are required to comply with and are subject to a wide variety of Environmental Laws relating to the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes. Certain of these Environmental Laws hold owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous or toxic substances, materials or wastes and pollutants or contaminants, including, in some instances, petroleum and petroleum products. Compliance with Environmental Laws also may require the acquisition of permits or other authorizations for certain activities and compliance with various standards or procedural requirements. Although the Company believes that its operations are in substantial compliance with current regulatory requirements under material applicable Environmental Laws, the nature of the Company's operations and the history of industrial uses at some of its facilities expose the Company to the risk of liabilities or claims with respect to environmental and worker health and safety matters. The Company may also have contingent responsibility for liabilities with respect to environmental matters arising in connection with the prior operations of CEC's material handling business and other predecessor companies. There can be no assurance that material costs or liabilities will not be incurred in connection with such liabilities or claims.

     In connection with the 1996 Acquisition, the Company agreed to indemnify the Predecessor's Parent and hold it harmless from and against all losses which are incurred or suffered by the Predecessor's Parent with respect to or arising out of the Company's business and assets except for such losses which arise from or are in connection with any real property, business entities or assets which were not acquired as part of the 1996 Acquisition (which the Predecessor's Parent agreed to retain responsibility for and indemnified the Company against). No specific environmental losses were identified by the parties in the 1996 Acquisition Agreement nor are there any known material losses which have been asserted by the Predecessor's Parent pursuant to the environmental indemnity provisions of the 1996 Acquisition Agreement or incurred by the Company. The environmental indemnities are subject to certain deductibles, caps and time limitations depending on the nature of the environmental claim.

     Based upon the Company's experience to date and the indemnities obtained in connection with the 1996 Acquisition, the Company believes that the future cost of compliance with existing Environmental Laws (or liability for known environmental liabilities or claims) should not have a material adverse effect on the Company's business, financial condition or results of operations. Compliance with such laws has, and will, require expenditures by the Company on a continuing basis. Future events, such as changes in existing laws and regulations or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on the Company's business, financial condition or results of operations. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws, may require additional expenditures by the Company that may be material. See "Risk Factors -- Government Regulation."

LEGAL PROCEEDINGS

     From time to time product liability claims are asserted against the Company for various injuries alleged to have resulted from defects in the manufacture and/or design of its products. As of August 25, 1998, the Company had approximately 66 pending lawsuits relating to claims arising from accidents involving its products. Most of these lawsuits are in various stages of pretrial completion, and certain plaintiffs are seeking punitive as well as compensatory damages. The Company is self-insured, up to certain limits, for these product liability claims, as well as certain exposures related to general workers' compensation and automobile liability. The Company has recorded and maintains on its balance sheet reserves relating to the estimated liability, based in part upon actuarial determinations, of the Company's aggregate exposure for such self-insured risks. The Company is involved in various other legal proceedings which have arisen in the normal course of its operations. The Company has recorded provisions for estimated losses in circumstances where a loss is probable and the amount or range of possible amounts of the loss is estimable. There can be no assurance that any of the foregoing reserves are adequate. See "Risk Factors -- Product Liability and Other Claims" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Contingencies and Uncertainties."

                        THE SAMSUNG FORKLIFT ACQUISITION

     On July 15, 1998, the Company acquired substantially all of the assets and certain liabilities of Samsung Forklift. The purchase price for Samsung Forklift was $30.4 million (based upon the stated purchase price of 39.1 billion South Korean Won and is subject to certain adjustments (as described below)). The assets acquired pursuant to the Samsung Forklift Acquisition include the Korean Plant, working capital items and intellectual property. The Company estimates that it will spend approximately $5.0 million on plant and equipment expenses at the Korean Plant prior to the end of 1998.

     Samsung Forklift is a leading designer and manufacturer of forklift trucks in South Korea. The Company believes that, for the year ended December 31, 1997, Samsung Forklift maintained a market share of approximately 25% in South Korea and generated approximately $90.0 million of net sales (based upon an average 1997 exchange rate of 950 South Korean Won to the U.S. dollar), approximately 60% of which were generated in South Korea. In addition, Samsung Forklift has a distribution network in Europe, Asia, Australia and New Zealand. The Company plans to utilize the low cost manufacturing operations of Samsung Forklift to produce a value-priced line of light IC forklift trucks under various brand names including the Samsung brand name for a period of three years. The Company intends to market these forklift trucks through CLARK's and Samsung Forklift's global distribution networks, as a complement to CLARK's product line. Consequently, management estimates that it will sell approximately 75% of Samsung Forklift's production outside of South Korea.

     From 1986 through the mid-1990s, CLARK participated in a joint venture with Samsung to manufacture forklift trucks in South Korea for worldwide distribution. The partnership provided CLARK with an understanding of the South Korean forklift market generally and an ongoing relationship with Samsung managers, while providing Samsung Forklift with a product platform consistent with the Genesis(R) line. See "Risk Factors -- Risks Relating to the Samsung Forklift Acquisition."

     The Korean Plant, which will become a center for CLARK's Asia Pacific operations, is currently being modified and is expected to be completed by November 1998. In the interim period between the closing of the Samsung Forklift Acquisition and the opening of the Korean Plant (the "Transition Period"), CLARK Asia is operating from Samsung Forklift's current manufacturing plant under the terms of a transition services and lease agreement executed in connection with the closing. CLARK also obtained a license to use the Samsung name in connection with the Samsung Forklift business during the Transition Period plus three years in exchange for an agreed upon royalty payment.

     CLARK formed a new wholly-owned subsidiary, CLARK Material Handling Asia, Inc., a company organized under the laws of South Korea ("CLARK Asia"), to acquire Samsung Forklift. It is anticipated that CLARK's present South Korean subsidiary, CLARK Forklift Korea, Inc., will be consolidated with CLARK Asia sometime in the future.

     The consideration to be paid by the Company for the Samsung Forklift Acquisition will be adjusted following the closing to reflect changes in the net asset value of the Samsung Forklift business from December 31, 1997. Pursuant to the Samsung Forklift Acquisition Agreement, CLARK is obligated to pay to Samsung the value-added tax (the "VAT") related to the purchase price (estimated to equal $2.4 million), although Samsung has agreed to reimburse CLARK for such payment in the event that the Company is unable to receive reimbursement from the South Korean government, subject to certain conditions. CLARK and Samsung do not have an exchange rate variation sharing arrangement with regard to the VAT payments. As of July 15, 1998, the exchange rate equaled 1281.50 South Korean Won to the U.S. dollar. In addition, a portion of the purchase price for the Samsung Forklift Acquisition, equal to 10 billion South Korean Won, subject to certain post-closing adjustments (the "Holdback Amount"), will be held in a bank account in South Korea for a period of up to eighteen (18) months (the "Collection Period") pending the collection of the receivables of Samsung Forklift outstanding as of the closing date of the Samsung Forklift Acquisition (the "Pre-Closing Receivables"). At the conclusion of the Collection Period, CLARK will retain an amount of the Holdback Amount equal to the then remaining Pre-Closing Receivables and the remainder of the Holdback Amount will be transferred to Samsung, along with the then remaining Pre-Closing Receivables. Interest accruing on the Holdback Amount during the Collection Period will be split equally between the Company and Samsung.

     See "Risk Factors -- Risks Relating to the Samsung Forklift Acquisition."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the persons who are members of the Board of Directors or executive officers of the Company. Directors serve for a term of one year or until their successors are elected and qualified; officers serve at the discretion of the Board of Directors. The directors of the Company also serve as the directors of Holdings.

                 NAME                    AGE                      POSITION
                 ----                    ---                      --------
Dr. Martin M. Dorio....................  52    President, Chief Executive Officer and
                                               Director
Dr. J. Frithjof Timm...................  55    Managing Director and President, CLARK Europe
Joseph F. Lingg........................  53    Vice President, Finance, Treasurer and
                                               Assistant Secretary
Kevin M. Reardon.......................  53    President and Managing Director, CLARK Asia
Michael J. Grossman....................  48    Vice President, General Counsel and Secretary
Robert J. O'Brien......................  48    Vice President, Manufacturing, North America
Thomas J. Snyder.......................  53    Director
Diether Klingelnberg...................  54    Director
Michael A. Delaney.....................  44    Director
James A. Urry..........................  44    Director

     Dr. Martin M. Dorio, President, Chief Executive Officer and Director. Dr. Dorio joined the Company in June 1995 as President and Chief Executive Officer. From 1990 until he joined the Company, Dr. Dorio served in various positions with Case Corporation, a manufacturer of tractors and construction equipment, including Vice President, Corporate Planning and Development. Dr. Dorio has over 20 years of experience in manufacturing and has served in key management positions of FMC Corp. and General Electric Co.

     Dr. J. Frithjof Timm, Managing Director and President, CLARK Europe. Dr. Timm joined the Company in May 1995 as Managing Director and President of CLARK Europe. From 1992 to 1995, he was President of Komatsu Europe and, prior to that, he was Managing Director of Sales of the Hydraulic Mobile Crane Division of Krupp A.G.

     Joseph F. Lingg, Vice President, Finance and Treasurer. Mr. Lingg joined the Company in January 1996 as Vice President, Finance and Treasurer. In 1998, he was named Assistant Secretary of the Company. In 1995, Mr. Lingg served as Vice President and Chief Financial Officer of RBC Company of America, a manufacturer of bearings, and for more than five years prior thereto he served as Vice President and Chief Financial Officer of Mosler Inc., a manufacturer and servicer of security products.

     Kevin M. Reardon, President and Managing Director of CLARK Asia. Mr. Reardon joined the Company in 1984 and in 1998 was elected President and Managing Director of CLARK Asia. From 1995 to 1998, he was Vice President of Sales and Marketing, North America and from 1997 to 1998, he was Vice President of Sales and Marketing, International. Previously, Mr. Reardon served as Director of Marketing and National Sales Manager for the Company.

     Michael J. Grossman, Vice President, General Counsel and Secretary. Since joining the Company in 1978, Mr. Grossman has held several key legal positions with CLARK. In 1991, he was named Vice President, General Counsel and Assistant Secretary of the Company. In 1992, he was also named Secretary of the Company.

     Robert J. O'Brien, Vice President, Manufacturing, North America. Mr. O'Brien joined the Company in March of 1995, as Director of Manufacturing. From 1980 until he joined the Company, he served in various key operations positions with Allied Signal Aerospace. Mr. O'Brien has over 20 years of experience in manufacturing operations in the Aerospace industry.

     Thomas J. Snyder, Director. Mr. Snyder has been President, Chief Operating Officer and a director of Delco Remy International, Inc. since 1994. From 1962 to 1994, Mr. Snyder held several executive positions with the Delco Remy Division of General Motors, most recently as Product Manager, Heavy Duty Systems. He is also a director of St. John's Health Systems.

     Diether Klingelnberg, Director. Mr. Klingelnberg served as Chief Executive Officer of International Knife & Saw, Inc. until March 1996. In addition, he served as Chairman of the Board and Chief Executive Officer of IKS Corporation from 1979 until November 1996. Mr. Klingelnberg is currently Managing Director of Klingelnberg Beteillgungs-GmbH and is a director of Honsel AG, IKS Corporation, the Alfred H. Schuette Company, and Eickhoff, Bochum, and Oerlikon Geartec AG, Zuerich.

     Michael A. Delaney, Director. Mr. Delaney has been a Managing Director of Citicorp Venture Capital Ltd. ("CVC") since 1989. From 1986 through 1989, he was Vice President of Citicorp Mergers and Acquisitions. Mr. Delaney is a director of Aetna Industries, Inc., AmeriSource Health Corporation, MSX International, CORT Business Services Corporation, Delco Remy International, Inc., Enterprise Media Inc., Fabri-Steel Products Incorporated, GVC Holdings, IKS Corporation, JAC Holdings, MSX International, Palomar Technologies, Inc., SC Processing, Inc., and Triumph Holdings, Inc.

     James A. Urry, Director. Mr. Urry has been with Citibank, N.A. since 1981, serving as a Vice President since 1986. He has been a Vice President of CVC since 1989. He is a director of AmeriSource Health Corporation, CORT Business Services Corporation, Hancor Holding Corporation, IKS Corporation, Airxcel, Inc., Palomar Technologies, Inc. and York International Corporation.

DIRECTOR COMPENSATION AND ARRANGEMENTS

     The directors of the Company do not receive compensation for their services as directors. Members of the Board of Directors are elected pursuant to certain voting agreements among Holdings and its stockholders. See "Ownership of the Company -- Stockholders' Agreement."

EXECUTIVE COMPENSATION

     The compensation of executive officers of the Company will be determined by the Board of Directors of the Company. The Company adopted a 401(k) retirement plan in 1997. See "-- 401(k) Plan."

     The following table sets forth certain information concerning the compensation received by the Chief Executive Officer and the four most highly compensated officers of the Company for services rendered in 1997.

                                       ANNUAL COMPENSATION                    LONG-TERM COMPENSATION AWARDS
                               ------------------------------------    -------------------------------------------
                                                          OTHER        RESTRICTED      STOCK
                                                          ANNUAL         STOCK        OPTIONS         ALL OTHER
                                SALARY      BONUS      COMPENSATION      AWARDS      (# SHARES)    COMPENSATION(1)
                               --------    --------    ------------    ----------    ----------    ---------------
Dr. Martin M. Dorio..........  $293,750    $188,745        --             --            --             $11,490
President and Chief Executive
  Officer
Dr. J. Frithjof Timm.........   193,195      60,723        --             --            --              31,719
President, CLARK Europe(2)
Joseph F. Lingg..............   124,375      48,367        --             --            --               6,905
Vice President, Finance and
  Treasurer
Kevin M. Reardon.............   118,067      33,132        --             --            --               4,148
Vice President of Sales and
  Marketing
Michael J. Grossman..........   125,000      49,335        --             --            --               5,639
Vice President and General
  Counsel

---------------
(1) Includes Company 401(k) contributions and group term life insurance premiums, respectively, as follow: Dr. Dorio, $8,501 and $2,989; Mr. Reardon, $1,171 and $2,977; Mr. Grossman, $3,868 and $1,772; and Mr. Lingg, $3,866 and $3,039. Includes $31,719 for pension and disability for Dr. Timm.

(2) Dr. Timm's salary, bonus, and other compensation are paid in Deutsche Marks and have been converted to U.S. dollars using a conversion rate of 1.734 DM/$.

EMPLOYMENT AGREEMENTS

     In 1996, Holdings entered into a three-year employment contract with Dr. Martin M. Dorio pursuant to which Dr. Dorio is employed as the President and Chief Executive Officer of Holdings and the Company. The agreement provides for an annual base salary of $225,000, which is subject to annual merit increases, and an annual performance bonus. The Company has agreed that, in the event that Holdings is unable to pay Dr. Dorio any amounts due to him with respect to annual bonuses, the Company will pay such amounts. Since November 1996, the Company has paid Dr. Dorio's compensation. In addition, the agreement provides for the receipt by Dr. Dorio of standard company benefits. The agreement is terminable by Holdings with or without cause. In the event the agreement is terminated without cause or as a result of the total disability of Dr. Dorio, Dr. Dorio will be entitled to continue to receive his base salary and certain other benefits for specified periods. Following any termination of Dr. Dorio's employment, he will be subject to a non-competition covenant for up to two years.

401(k) PLAN

     In 1997, the Company adopted a qualified 401(k) retirement plan. Subject to certain statutory limitations, eligible employees are able to contribute a percentage of their compensation to the plan on a pre-tax basis ("elective deferrals"). For 1997, the maximum amount of elective deferrals that could be made by any employee was $9,500. Employees are fully vested in their elective deferrals at all times. Generally, employees may not receive a distribution of their account balances prior to their death, disability, termination of employment or retirement, and their account balances cannot be assigned or alienated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Although the Company has no compensation committee, each of Messrs. Snyder, Klingelnberg, Delaney and Urry participated in deliberations of the Board of Directors concerning executive compensation.

                            OWNERSHIP OF THE COMPANY


     All of the outstanding common stock of the Company is currently owned by Holdings. In addition, the Company also has outstanding the Existing Preferred Stock. See "Description of Preferred Stock." The following table sets forth certain information with respect to the beneficial ownership of the Holdings Preferred Stock and Holdings Common Stock by (i) each person or entity who owns five percent or more thereof, (ii) each director of the Company who is a stockholder, (iii) the Chief Executive Officer of the Company and the other executive officers named in "Management -- Executive Compensation" above who are stockholders, and (iv) all directors and executive officers of the Company as a group. Unless otherwise specified, all shares are directly held.


                                                         NUMBER AND PERCENT OF SHARES
                                     ---------------------------------------------------------------------
                                     HOLDINGS PREFERRED       HOLDINGS CLASS A         HOLDINGS CLASS B
                                            STOCK                 STOCK(1)                 STOCK(2)
                                     -------------------    ---------------------    ---------------------
                                      NUMBER     PERCENT      NUMBER      PERCENT      NUMBER      PERCENT
                                     --------    -------    ----------    -------    ----------    -------
Citicorp Venture Capital Ltd.......  12,207.4     71.8%     102,671.40     37.5%     550,220.04     75.7%
  399 Park Avenue
  New York, NY 10043
Dr. Martin M. Dorio................     404.8      2.4%       55,180.7     20.2%             --       --
  172 Trade Street
  Lexington, KY 40511
Dr. J. Frithjof Timm...............     130.1      0.8%       19,879.5      7.3%             --       --
  172 Trade Street
  Lexington, KY 40511
Kevin M. Reardon...................      37.1      0.2%        5,391.6      2.0%             --       --
Michael J. Grossman................      68.4      0.4%        6,566.3      2.4%             --       --
Joseph F. Lingg....................      40.5      0.2%        5,518.1      2.0%             --       --
Thomas J. Snyder...................        --       --         5,000.0      1.8%             --       --
Diether Klingelnberg...............        --       --            42.0     0.02%        8,943.5      1.2%
Michael A. Delaney.................     101.5      0.6%          855.0      0.3%        4,536.3      0.6%
James A. Urry......................     101.5      0.6%          855.0      0.3%        4,536.3      0.6%
All directors and executive
  officers as a group (10
  persons).........................     966.8      5.7%      106,396.6     38.9%       18,016.1      2.4%

---------------
(1) Does not include shares of Holdings Class A Stock issuable upon conversion of Holdings Class B Stock. See "-- Holdings Common Stock." Assuming the conversion of all of a holder's shares of Holdings Class B Stock into Holdings Class A Stock, but no such conversion by any other holder of Holdings Class B Stock, the number of shares and the percentage of total Holdings Class A Stock held by the converting holder would be as follows: for CVC, 652,891.0 and 79.3%; for Diether Klingelnberg, 8,985.5 and 3.2%; for Michael A. Delaney, 5,391.3 and 1.9%; for James A. Urry, 5,391.3 and 1.9%; and for all directors and executive officers as a group, 124,412.7 and 42.7%.

(2) Does not include shares of Holdings Class B Stock issuable upon conversion of Holdings Class A Stock. See "-- Holdings Common Stock." Assuming the conversion of all of a holder's shares of Holdings Class A Stock into Holdings Class B Stock, but no such conversion by any other holder of Holdings Class A Stock, the number of shares and the percentage of total Holdings Class B Stock held by the converting holder would be as follows: for CVC, 652,891.0 and 78.7%; for Dr. Martin M. Dorio, 55,180.7 and 7.1%;
    for Dr. J. Frithjof Timm, 19,879.5 and 2.7%; for Kevin M. Reardon, 5,391.6 and 0.7%; for Michael J. Grossman, 6,566.3 and 0.9%; for Joseph F. Lingg, 5,518.1 and 0.7%; for Thomas J. Snyder, 5,000 and 0.7%; for Diether Klingelnberg, 8,985.5 and 1.2%; for Michael A. Delaney, 5,391.3 and 0.7%; and for James A. Urry, 5,391.3 and 0.7%; and for all directors and executive officers as a group, 124,412.7 and 14.9%.

HOLDINGS PREFERRED STOCK

     The Holdings Certificate of Incorporation provides that Holdings may issue 20,000 shares of Holdings Preferred Stock, all of which is designated as Series A Cumulative Compounding Preferred Stock. Holdings Preferred Stock has a stated value of $1,000 per share and is entitled to annual dividends when, as and if declared, which dividends are cumulative, whether or not earned or declared, and accrue at a rate of 12%, compounding annually. The vote of a majority of the outstanding shares of the Holdings Preferred Stock, voting as a separate class, will be required to (i) create, authorize or issue any other class or series of stock entitled to a preference prior to the Holdings Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of Holdings, or increase the authorized amount of any such other class or series, or (ii) amend Holdings' Certificate of Incorporation if such amendment would adversely affect the relative rights and preferences of the holders of the Holdings Preferred Stock. Except as described in the immediately preceding sentence or as otherwise required by law, the Holdings Preferred Stock is not entitled to vote. Holdings may not pay any dividend upon (except for a dividend payable in Junior Stock, as defined below), or redeem or otherwise acquire shares of, capital stock junior to the Holdings Preferred Stock (including the Holdings Common Stock) ("Junior Stock") unless all cumulative dividends on the Holdings Preferred Stock have been paid in full. Upon liquidation, dissolution or winding up of Holdings, holders of Holdings Preferred Stock will be entitled to receive out of the legally available assets of Holdings, before any amount shall be paid to holders of Junior Stock, an amount equal to $1,000 per share of Holdings Preferred Stock, plus all accrued and unpaid dividends to the date of final distribution. If such available assets are insufficient to pay the holders of the outstanding shares of Holdings Preferred Stock in full, such assets, or the proceeds thereof, will be distributed ratably among such holders. The Holdings Preferred Stock is not mandatorily redeemable prior to the maturity of the Notes. Holdings may optionally redeem, in whole or in part, the Holdings Preferred Stock at any time at a price per share of $1,000, plus accrued and unpaid dividends to the date of redemption.

HOLDINGS COMMON STOCK

     The Certificate of Incorporation of Holdings provides that Holdings may issue 2,500,000 shares of Holdings Common Stock, divided into two classes consisting of 1,250,000 shares of Holdings Class A Stock and 1,250,000 shares of Holdings Class B Stock. The holders of Holdings Class A Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Except as required by law, the holders of Holdings Class B Stock have no voting rights. Under the Certificate of Incorporation of Holdings, a holder of either class of Holdings Common Stock may convert any or all of his shares into an equal number of shares of the other class of Holdings Common Stock; provided that in the case of a conversion from Holdings Class B Stock, which is nonvoting, into Holdings Class A Stock, which is voting, the holder of shares to be converted would be permitted under applicable law to hold the total number of shares of Holdings Class A Stock which would be held after giving effect to the conversion.

STOCKHOLDERS' AGREEMENT

     Pursuant to the Securities Purchase and Holders Agreement entered into among the stockholders of Holdings (the "Stockholders' Agreement"), the Board of Directors of Holdings and the Company will be composed at all times of five directors as follows: the President of the Company, Dr. Martin M. Dorio (so long as he continues to serve as President); two individuals designated by CVC; and two additional directors who shall not be employees of CVC but who shall be designated by CVC, subject to the right of holders of the majority of the outstanding shares of Holdings Class A Stock to veto the election of either of such additional directors.

     The Stockholders' Agreement contains certain provisions which, with certain exceptions, restrict the ability of the stockholders to transfer any Holdings Common Stock, Holdings Preferred Stock or Holdings Debentures except pursuant to the terms of the Stockholders' Agreement. So long as Holdings has not consummated a public offering of Holdings Common Stock resulting in aggregate net proceeds of $30.0 million or more, if holders of at least 50% of the Holdings Common Stock then outstanding approve the sale of the Company (an "Approved Sale"), each stockholder has agreed to consent to such sale and, if such sale includes the sale of stock, each stockholder has agreed to sell all of such stockholder's Holdings Common Stock on the terms and conditions approved by holders of a majority of the Holdings Common Stock then outstanding. In the event Holdings proposes to issue and sell (other than in a public offering pursuant to a registration statement) any shares of Holdings Common Stock and/or Holdings Preferred Stock or any securities containing options or rights to acquire any shares of Holdings Common Stock and/or Holdings Preferred Stock or any securities convertible into Holdings Common Stock and/or Holdings Preferred Stock to CVC or its corporate affiliates, Holdings must first offer to each of the other shareholders a pro rata portion of such shares. Such preemptive rights will not be applicable in certain circumstances including the issuance of shares of Holdings Common Stock and/or Holdings Preferred Stock upon the conversion of shares of one class of Holdings Common Stock and/or Holdings Preferred Stock into shares of the other class or upon an initial public offering.

     The Stockholders' Agreement also provides for certain additional restrictions on transfer of shares by Management Investors, including the right of Holdings to repurchase shares upon termination of such stockholder's employment prior to 2001, at a formula price, and the grant of a right of first refusal in favor of Holdings in the event a Management Investor elects to transfer shares of Holdings Common Stock.

REGISTRATION RIGHTS AGREEMENT

     In connection with their entry into the Stockholders' Agreement, Holdings, CVC, and the other stockholders of Holdings entered into a Registration Rights Agreement (the "Holdings Registration Rights Agreement"). Pursuant to the Holdings Registration Rights Agreement, upon the written request of CVC, Holdings has agreed to (subject to certain exceptions) prepare and file a registration statement with the Commission concerning the distribution of all or part of the shares held by CVC and use its best efforts to cause such registration statement to become effective. If at any time Holdings files a registration statement for the Holdings Common Stock pursuant to a request by CVC or otherwise (other than a registration statement of Form S-8, Form S-4 or any similar form, a registration statement filed in connection with a share exchange or an offering solely to Holdings' employees or existing stockholders, or a registration statement registering a unit offering), Holdings will use its best efforts to allow the other parties to the Holdings Registration Rights Agreement to have their shares of Holdings Common Stock (or a portion of their shares under certain circumstances) included in such offering of Holdings Common Stock if the registration form proposed to be used may be used to register such shares. Registration expenses of the selling stockholders (other than underwriting fees, brokerage fees and transfer taxes applicable to the shares sold by such stockholders or the fees and expenses of any accountants or other representatives retained by a selling stockholder) will be paid by Holdings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERVICE AGREEMENT

     In connection with the 1996 Acquisition, the Company entered into a Service Agreement with the Predecessor's Parent pursuant to which the Company shares space in the Southaven Facility with another division of the Predecessor's Parent. In addition, pursuant to such agreement the Company hired approximately 38 employees who are responsible for aftermarket customer support and administration. The Company pays an aggregate annual fee under such Service Agreement of approximately $5.9 million (the "Base Fee"), payable in monthly installments. In addition to the Base Fee, certain provisions of the Service Agreement may require each of the Predecessor's Parent and CLARK to share the responsibility for additional costs and savings resulting from, among other things, changes or increases in the provision of services or the implementation of certain cost savings. The term of the agreement is for three years. Management believes that the terms of the Service Agreement are no less favorable to the Company than those that could have been obtained from non-affiliated parties at the time the agreement was entered into. Management anticipates that it will be able to find an appropriate replacement facility in the event that the Company does not renew the Service Agreement upon its expiration in 1999.

TAX SHARING AGREEMENT

     Holdings and the Company are included in the consolidated United States federal income tax return of Holdings. Holdings and the Company entered into a tax sharing agreement (the "Tax Sharing Agreement") whereby the Company will pay Holdings (or Holdings will pay the Company) its pro rata share of the total tax liability, as set out in the Tax Sharing Agreement. In the event the Company is included in a joint, combined, consolidated or unitary state or local income or franchise tax return with Holdings, the Company shall make payments to Holdings, and Holdings shall make payments to the Company, in a manner consistent with that described above for federal tax purposes.

LICENSE AGREEMENTS

     In connection with the 1996 Acquisition, Holdings acquired certain patents and patent applications related to the Company's business from the Predecessor's Parent. Pursuant to a License Agreement dated as of November 27, 1996, Holdings granted to the Company a perpetual, world-wide, exclusive royalty-free, fully-paid-up license to practice methods, and to make, use, import, offer for sale or sell any products, covered by such patents and patent applications.

     In addition, in connection with the Samsung Forklift Acquisition, CLARK Asia has obtained a license to use the Samsung name in connection with the Samsung Forklift business for the Transition Period plus three years in exchange for an agreed upon royalty payment.

OTHER

     The Company and Holdings were formed by CVC and certain members of management of CLARK (the "Management Investors") to effect the acquisition (the "1996 Acquisition") of substantially all the assets and certain liabilities of CLARK Material Handling Company, a Kentucky corporation, and all of the outstanding capital stock of certain of its affiliates, including its German, South Korean, Brazilian and Canadian affiliates. The 1996 Acquisition was consummated on November 27, 1996 pursuant to a Stock and Asset Purchase and Sale Agreement dated as of November 9, 1996 among the Predecessor's Parent and certain of its subsidiaries, as sellers, and the Company, as buyer (the "1996 Acquisition Agreement"). The aggregate consideration for the 1996 Acquisition was $139.5 million. To finance the 1996 Acquisition (including the payment of related fees and expenses): (i) CVC, Dr. Martin M. Dorio, President and Chief Executive Officer of the Company, and Thomas J. Snyder, who was elected to the Board of Directors of the Company in connection with the 1996 Acquisition, purchased $17.0 million of preferred stock (the "Holdings Preferred Stock"), $1.0 million of voting common stock (the "Holdings Class A Stock") and non-voting common stock (the "Holdings Class B Stock," and together with the Holdings Class A Stock, the "Holdings Common Stock"), and $7.0 million of junior subordinated debentures (the "Holdings Debentures") from Holdings for $25.0 million in cash; (ii) Holdings contributed $25.0 million to the Company in exchange for all of the capital stock of the Company; and (iii) the Company issued and sold $130 million of Original Notes (as defined).

     At the time of the 1996 Acquisition, it was contemplated that certain shares of capital stock of Holdings would be issued to the members of management. In furtherance of that intent, effective as of January 31, 1997, Holdings repurchased certain outstanding shares of Holdings Preferred Stock and Holdings Class B Stock having an aggregate value of approximately $1.1 million from CVC and, simultaneously therewith, issued and sold shares of Holdings Preferred Stock and Holdings Common Stock having an equivalent value to Dr. Martin M. Dorio and other members of management. In connection therewith, the Company loaned Dr. Dorio $200,000 toward the purchase price of the securities acquired by him. Such loan is evidenced by a demand promissory note that does not bear interest. In addition, effective as of February 20, 1997, Holdings repurchased certain outstanding shares of Holdings Class A Stock, Holdings Class B Stock and 12% Junior Subordinated Notes (the "Junior Subordinated Notes") of Holdings having an aggregate value of $250,000 from CVC and, simultaneously therewith, issued and sold shares of Holdings Class A Stock, Holdings Class B Stock and the Junior Subordinated Notes having an equivalent value to Diether Klingelnberg.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following is a summary of certain indebtedness of the Company and Holdings which will be outstanding following consummation of the Exchange. To the extent such summary contains descriptions of the Revolving Credit Facility and other loan documents, such descriptions do not purport to be complete and are qualified in their entirety by reference to such documents, which are available upon request from the Company.

REVOLVING CREDIT FACILITY

     In connection with the 1996 Acquisition, the Company entered into a $30.0 million Revolving Credit Facility with Congress Financial Corporation (the "Bank"). Borrowings under the Revolving Credit Facility are available for working capital and general corporate purposes, including letters of credit. The Revolving Credit Facility is secured by first priority liens on all accounts receivable and inventory of the Company's domestic operations, excluding Blue Giant. The Revolving Credit Facility has an aggregate undrawn availability of $20.6 million at June 30, 1998, subject to the borrowing conditions contained therein.

     The Revolving Credit Facility will expire on November 27, 1999, unless extended. The interest rate per annum applicable to the Revolving Credit Facility is the prime rate, as announced by CoreStates Bank N.A., plus 0.50% or, at the Company's option, the adjusted Eurodollar rate plus 2.50%. The Revolving Credit Facility permits the Company to prepay loans and to permanently reduce revolving credit commitments or letters of credit, in whole or in part, at any time in certain minimum amounts. The Company is required to pay certain fees in connection with the Revolving Credit Facility, including a commitment fee of 0.25% on the undrawn portion of the revolving credit commitment.

     The Revolving Credit Facility contains customary representations and warranties, events of default and certain other covenants.

SUBSIDIARY CREDIT FACILITIES

     CLARK's Foreign Subsidiaries have various term and revolving loan facilities which have an aggregate principal amount outstanding as of June 30, 1998 of approximately $1.1 million. In addition, the Company expects that CLARK Europe will enter into a revolving credit facility to provide working capital for its European operations. It is expected that any such facility will provide up to $10.0 million of revolving credit loans and will be secured by certain assets of CLARK Europe.

THE ORIGINAL NOTES

     On November 22, 1996 the Company issued $130 million aggregate principal amount of 10 3/4% Series A Senior Notes due 2006 (the "Original Notes") pursuant to an indenture (the "Original Indenture") initially between the Company and United States Trust Company of New York, as trustee (the "Original Trustee") dated as of November 27, 1996. The Company issued the Original Notes to the Initial Purchasers, who resold the Original Notes to "qualified institutional buyers" (within the meaning of Rule 144A) in transactions meeting the requirements of Rule 144A and to a limited number of institutional "accredited investors" (within the meaning of Rule 501 under the Securities Act) in transactions not involving a public offering. The Original Notes were offered in connection with the 1996 Acquisition. The Company applied the net proceeds of the offering of the Original Notes, together with an equity contribution, (i) to finance the 1996 Acquisition, (ii) to pay certain fees and expenses related to the 1996 Acquisition and related transactions, and (iii) for general corporate purposes. The Original Notes were exchanged for Series B Notes by the holders thereof pursuant to an exchange offer by the Company in 1997.

HOLDINGS DEBENTURES

     In connection with the 1996 Acquisition, Holdings issued an aggregate of $7.0 million original principal amount of Holdings Debentures, designated as Junior Subordinated Notes. The Holdings Debentures mature on December 1, 2007 and bear interest at a rate of 12% per annum. All interest due on the Holdings

Debentures prior to their maturity is paid by adding such interest to the then outstanding principal amount of the Holdings Debentures. Such amount accrues interest as a portion of the principal amount of the Holdings Debentures from the applicable interest payment date. The Holdings Debentures contain certain covenants in favor of the holders of the Holdings Debentures including, but not limited to: (i) restrictions on the payment by Holdings of dividends and the purchase, redemption or prepayment by Holdings and its subsidiaries of its capital stock or indebtedness which is, by its terms or by operation of law, junior in right of payment to the Holdings Debentures, and (ii) restrictions on subsidiaries entering into agreements (other than with respect to the Notes) restricting their ability to pay dividends or make certain other distributions to Holdings or any subsidiary of Holdings.

                              DESCRIPTION OF NOTES

GENERAL

     The Series C Notes were issued pursuant to an Indenture, dated July 17, 1998, between the Company and United States Trust Company of New York, as trustee (the "Trustee") as amended by the First Supplemental Indenture, dated August 18, 1998, between the Company and the Trustee (such Indenture and First Supplemental Indenture shall collectively be referred to herein as the "Indenture"). The terms of the Indenture apply to the Series C Notes and to the New Notes to be issued in exchange for the Series C Notes and the Series B Notes pursuant to the Exchange Offer (all such Notes being referred to herein collectively as the "Notes"). The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the form of Indenture is available from the Company upon request. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

     The Notes are senior unsecured obligations of the Company and rank senior in right of payment to all subordinated Indebtedness of the Company and pari passu in right of payment with all senior Indebtedness.

     The Notes are effectively subordinated to all senior secured indebtedness of the Company, including indebtedness under the Revolving Credit Facility, to the extent of the assets securing such debt. As of June 30, 1998, after giving effect to the Transactions, the Company would have had secured indebtedness outstanding equal to $10.5 million, exclusive of unused commitments of $20.6 million which may be borrowed by the Company under the Revolving Credit Facility.

     Although the Company's U.S. operations are owned directly, its foreign operations are conducted through the Foreign Subsidiaries. The Foreign Subsidiaries have not guaranteed or otherwise become obligated with respect to the Notes. The Notes are therefore effectively subordinated to all existing and future liabilities, including indebtedness, of the Foreign Subsidiaries. At June 30, 1998, the Foreign Subsidiaries would have had liabilities of approximately $43.3 million reflected on the Company's combined balance sheet. In addition, the Foreign Subsidiaries assumed liabilities of approximately $8.0 million in connection with the Samsung Forklift Acquisition. Claims of creditors of the Foreign Subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of the Company's indebtedness, including the Notes.

     The Notes are issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

PRINCIPAL MATURITY AND INTEREST

     The New Notes are limited in aggregate principal amount to $150.0 million and will mature on November 15, 2006. Interest on the Notes will be payable semi-annually on November 15 and May 15 of each year, to holders of record on the immediately preceding November 1 and May 1, respectively. The Notes will bear interest at 10 3/4% per annum. Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 15, 1998. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose within the City of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

REDEMPTION

     The Notes are not redeemable at the Company's option prior to November 15, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on November 15 of the years indicated below:

YEAR                                                        PERCENTAGE
----                                                        ----------
2001......................................................   105.375%
2002......................................................   102.688
2003 and thereafter.......................................   100.000

     Notwithstanding the foregoing, the Indenture provides that at any time or from time to time prior to November 15, 1999, the Company may, at its option, redeem up to one-third of the aggregate principal amount of the New Notes and Series C Notes issued on or after the Issue Date, at a redemption price of 110.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided, that (a) such redemption shall occur within 90 days of the date of closing of such public offering and (b) at least two-thirds of the aggregate principal amount of New Notes and Series C Notes issued on or after the Issue Date remains outstanding immediately after giving effect to each such redemption.

     If less than all of the New Notes and Series C Notes are to be redeemed at any time, selection of New Notes and Series C Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the New Notes and Series C Notes are listed, or, if the New Notes and Series C Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems to be fair and appropriate, provided, that New Notes and Series C Notes of $1,000 or less may not be redeemed in part. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of New Notes and Series C Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption.

     The Notes will not be entitled to any mandatory redemption or sinking fund.

PURCHASE UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all the Notes then outstanding (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company must mail or cause to be mailed a notice to each holder stating, among other things: (i) that the Change of Control Offer is being made pursuant to this provision and that all Notes tendered will be accepted for payment, (ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date, (v) that any holder electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the paying agent with respect to the Notes (the "Paying Agent") at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date, (vi) that any holder will be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased, and (vii) that a holder whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment. The Paying Agent will promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee will authenticate and mail to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided, that each such new Note will be in principal amount of $1,000 or an integral multiple thereof. The Company will announce the result of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Board of Directors of the Company may not waive the covenant relating to the Company's obligation to make a Change of Control Offer. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company purchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

     There can be no assurance that sufficient funds will be available at the time of any Change of Control Offer to make required purchases.

     "Change of Control" means (i) the transfer (in one transaction or a series of transactions) of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to one or more Existing Holders, (ii) the liquidation or dissolution of the Company or the adoption of a plan by the stockholders of the Company relating to the dissolution or liquidation of the Company, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act), except for one or more Existing Holders, of beneficial ownership, directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of Holdings, (iv) after the consummation of an initial public offering of any class of common stock of the Company or Holdings, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings (together with any new directors who have been appointed by CVC, or any Affiliate of CVC or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Holdings, as the case may be, then still in office or (v) the failure by Holdings to own more than 50% of the voting power of the total outstanding Voting Stock of the Company.

     The definition of Change of Control includes a phrase relating to the transfer of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a transfer of less than all of the assets of the Company to another Person or group may be uncertain.

     "Existing Holders" shall mean (i) CVC, (ii) any Affiliate of CVC, (iii) any officer, employee or director of CVC, (iv) the Management Investors, (v) Thomas Snyder and Diether Klingelnberg and (vi) in the case of any natural Person specified in the foregoing clauses, any spouse or lineal descendant (including by adoption) of such Person; provided, that in no event shall the Persons specified in clauses (iii) through (vi) be deemed "Existing Holders" with respect to more than 30% of the voting power of the total outstanding Voting Stock of the Company or Holdings.

CERTAIN COVENANTS

     Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company, any Subsidiary or any other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Wholly Owned Subsidiary), (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or such Guarantor's Guarantee thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof, or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

          (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof,

          (b) immediately after giving effect thereto on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in the covenant described under "-- Limitation on Incurrence of Indebtedness," and

          (c) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Board of Directors and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the date of the Original Indenture (including Restricted Payments permitted by clauses (i) and (ii) of the next following paragraph and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the date of the Original Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Stock) after the date of the Original Indenture and on or prior to the time of such Restricted Payment, plus (3) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Stock) pursuant to the terms thereof after the date of the Original Indenture and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by the Company upon such conversion or exchange) plus (4) 100% of the aggregate after-tax net cash proceeds (or of the after-tax net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company or a Restricted Subsidiary from the sale or other disposition of any Investment constituting a Restricted Payment that was made after the date of the Original Indenture; provided, that the gain on such sale or disposition, if any, shall be excluded in determining Consolidated Net Income for purposes of clause (1) above.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of the Indenture, (ii) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of the Company (other than Disqualified Stock), (iii) the redemption, repurchase or payoff of any Indebtedness (1) with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to the provision described under "-- Limitation on Incurrence of Indebtedness" or (2) solely in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, any Equity Interests of the Company (other than Disqualified Stock), (iv) Investments by the Company or any Restricted Subsidiary, in an aggregate amount not to exceed $5.0 million, in an Unrestricted Subsidiary formed primarily for the purpose of financing purchases and leases of inventory manufactured by the Company or any of its Restricted Subsidiaries, (v) payments by the Company to Holdings pursuant to the Tax Sharing Agreement, (vi) distributions, loans or advances to Holdings in an aggregate amount not to exceed $500,000 per fiscal year; provided, that such amounts are used by Holdings to pay ordinary operating expenses (including, without limitation, reasonable directors' fees and expenses, indemnification obligations and professional fees and expenses) and certain CLARK management compensation expenses, (vii) (A) payments to, and promptly used by, Holdings to repurchase Capital Stock or Indebtedness of Holdings from directors, officers and employees of the Company and its Subsidiaries, including Management Investors, who have died or whose employment has been terminated, and (B) loans or advances to employees of the Company or any of its Subsidiaries; provided, that the aggregate amount of such payments, loans and advances in any fiscal year shall not exceed the lesser of (x) $500,000 plus any amount available for such payments pursuant to this clause (x) since the date of the Original Indenture that have not been used for such purpose and (y) $2.0 million, (viii) Permitted Transactions or (ix) other Restricted Payments in an aggregate amount not to exceed $3.0 million; provided, that with respect to clauses (iv), (vii) and (ix) above, no Default or Event of Default shall have occurred and be continuing at the time, or shall occur as a consequence thereof. In addition, so long as any of the Series B Notes are outstanding, the foregoing provisions will not prohibit any Restricted Payment to the extent such prohibition would violate the covenant in the Original Indenture relating to limitations on restrictions on subsidiary dividends.

     Not later than the date of making each Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

     Limitation on Incurrence of Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (1) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt) or (2) issue any Disqualified Stock; provided, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any Restricted Subsidiary may incur Acquired Debt, in each case if (x) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, and (y) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to the ratio set forth below opposite the period in which such incurrence or issuance occurs, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period:

PERIOD ENDING                                                 RATIO
-------------                                                 -----
November 15, 1998...........................................  2.00
Thereafter..................................................  2.50

     The foregoing limitations will not prohibit the incurrence of:

          (a) Indebtedness of the Company under the Revolving Credit Facility and Indebtedness of CLARK Europe and its subsidiaries under the German Subsidiary Facilities, provided, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (a) and outstanding on such date, shall not exceed the greater of (x) $40.0 million, less any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder, and (y) the sum, on such date, of (i) 90% of Eligible Receivables

     (as defined) of the Company and the Restricted Subsidiaries, plus (ii) 65% of Eligible Inventory (as defined) of the Company and the Restricted Subsidiaries,

          (b) performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred in the ordinary course of business,

          (c) obligations incurred (i) to fix the interest rate on any variable rate Indebtedness otherwise permitted by the Indenture, (ii) to hedge currency risk with respect to any receivable or liability, the payment of which is determined by reference to a foreign currency, or (iii) to protect against fluctuations in the price of raw materials used in the ordinary course of business of the Company and its Restricted Subsidiaries (collectively, "Hedging Obligations"),

          (d) Indebtedness arising out of Capital Lease Obligations or Purchase Money Obligations (collectively, "Purchase Money Indebtedness") in an aggregate amount not to exceed $10.0 million outstanding at any time,

          (e) Indebtedness owed by (i) a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary or (ii) the Company to a Wholly Owned Subsidiary,

          (f) Floor Plan Guarantees incurred in the ordinary course of business,

          (g) Indebtedness outstanding on the date of the Indenture, including the Series C Notes,

          (h) Guarantees by the Company or any Guarantor of Indebtedness otherwise permitted to be incurred by the Indenture,

          (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within three business days of incurrence,

          (j) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (a) through (i) above, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (j) does not exceed $10.0 million at any one time outstanding (which may be, but shall not be required to be, incurred, in whole or in part, under the Revolving Credit Facility or the Germany Subsidiary Facilities), and

          (k) Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Indebtedness referred to in clause (g) above or this clause (k) or Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in the immediately preceding paragraph ("Refinancing Indebtedness"); provided, that (1) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (plus the premiums required to be paid, and the out-of-pocket expenses (other than those payable to an Affiliate of the Company) reasonably incurred, in connection therewith), (2) the Refinancing Indebtedness has a final scheduled maturity that exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced and (3) the Refinancing Indebtedness ranks, in right of payment, no less favorable to the Notes as the Indebtedness being Refinanced.

     Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets subject to such Asset Sale, (ii) at least 75% of the consideration for such Asset Sale is in the form of cash, Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of such assets (provided, that there is no further recourse to the Company and its Restricted Subsidiaries with respect to such liabilities), and (iii) within 12 months of such Asset Sale, the Net Proceeds thereof are (a) invested in assets related to the business of the Company or its Restricted Subsidiaries or (b) applied to make an offer to purchase the Series B Notes, if any are then outstanding, pursuant to the Original Indenture, at a price equal to 100% of the principal amount of the Series B Notes, plus accrued and unpaid interest, if any, to the date of purchase or (c) to the extent not used in clauses (a) or (b), applied to make an offer to purchase the Series C Notes and the New Notes as described below (an "Excess Proceeds Offer"); provided, that if the amount of Net Proceeds from any Asset Sale not used pursuant to clauses (a) and (b) above is less than $5.0 million, the Company will not be required to make an offer pursuant to clause (c). Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility or the German Subsidiary Facilities, or temporarily invest such Net Proceeds in Cash Equivalents.

     The amount of Net Proceeds not used as set forth in the preceding clause
(a) and (b) constitutes "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Company will offer to purchase the applicable Notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Company must commence such Excess Proceeds Offer not later than 30 days after the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

     Each Excess Proceeds Offer will remain open for a period of 20 business days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Payment Date"), the Company will purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer. The principal amount of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Notes acquired by the Company through purchase or redemption (other than pursuant to a Change of Control Offer) subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation.

     Any Excess Proceeds Offer will be conducted in compliance with applicable regulations under the Federal securities laws, including Exchange Act Rule 14e-1. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     There can be no assurance that sufficient funds will be available at the time of any Excess Proceeds Offer to make required repurchases. The Company's failure to comply with the covenant described above will be an Event of Default under the Indenture if such failure continues for a specified period and the required notice is given by the Trustee or the holders of not less than 25% in principal amount of the then outstanding Series C Notes and New Notes.

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except (i) Liens on accounts receivable and inventory and proceeds thereof (and certain rights relating thereto) securing Indebtedness permitted to be incurred under the Revolving Credit Facility, (ii) Liens on property, plant, equipment, accounts receivable and inventory of CLARK Europe and its subsidiaries, and proceeds thereof (and certain rights relating thereto) securing Indebtedness permitted to be incurred under the German Subsidiary Facilities, (iii) Purchase Money Liens, and (iv) Permitted Liens.

     Limitation on Restrictions on Subsidiary Dividends. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary (a) to (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on such Restricted Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, such

Restricted Subsidiary's profits or (2) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries, or (c) transfer any of its assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) the Revolving Credit Facility, as in effect on the Issue Date, or any refinancing thereof containing restrictions that are not materially more restrictive than those contained in the Revolving Credit Facility on the Issue Date, (ii) the Original Notes, the Series B Notes and the Original Indenture, each as in effect on the Issue Date, or any refinancing thereof containing restrictions that are not materially more restrictive than those contained in the Original Notes, the Series B Notes and the Original Indenture, respectively, on the Issue Date; (iii) customary net worth restrictions on the actions specified in clause (a)(1) above contained in the German Subsidiary Facilities, (iv) the Indenture and the Series C Notes and the New Notes, (v) applicable law, (vi) restrictions with respect to a Subsidiary that was not a Subsidiary on the Issue Date in existence at the time such Person becomes a Subsidiary (but not created as a result of or in anticipation of such Person becoming a Subsidiary); provided, that such restrictions are not applicable to any other Person or the properties or assets of any other Person, (vii) customary non-assignment and net worth provisions of any contract or lease entered into in the ordinary course of business, (viii) customary restrictions on the transfer of assets subject to a Lien permitted under the Indenture imposed by the holder of such Lien, (ix) restrictions imposed by any agreement to sell assets or Capital Stock to any Person pending the closing of such sale, and (x) permitted Refinancing Indebtedness (including Indebtedness Refinancing Acquired Debt), provided, that such restrictions contained in any agreement governing such Refinancing Indebtedness are not materially more restrictive than those contained in any agreements governing the Indebtedness being Refinanced.

     Merger, Consolidation or Sale of Assets. The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, any other Person unless (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia,
(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Original Indenture, (iii) immediately after such transaction, no Default or Event of Default exists, and (iv) the Company, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, (A) has a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described under "-- Limitation on Incurrence of Indebtedness."

     In the event of any transaction (other than a lease) complying with the conditions listed in the immediately preceding paragraph in which the Company is not the surviving Person, such surviving Person or transferee shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its Obligations under, the Indenture, the Original Indenture and the Notes.

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for (i) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $1.0 million; provided, that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, (ii) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $5.0 million; provided, that a majority of the disinterested members of the Board of Directors of the Company determine that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, and (iii) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view, issued by an investment banking firm of national standing; provided, that the following will not be deemed to be Affiliate Transactions: (i) employment agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business with the approval of a majority of the disinterested members of the Company's Board of Directors,
(ii) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (iii) Restricted Payments permitted by the provisions of the Indenture described above under "-- Limitation on Restricted Payments," and (iv) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by a majority of the disinterested directors of the Company's Board of Directors or, if none, unanimously by the Board of Directors.

     Restrictions on Sale and Issuance of Subsidiary Stock. The Company shall not sell, and shall not permit any of its Restricted Subsidiaries to issue or sell, any shares of Capital Stock (other than directors' qualifying shares) of any Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary; provided, that the Company and its Restricted Subsidiaries may sell all of the Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described under "-- Limitation on Asset Sales."

     Line of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than (a) the business conducted or proposed to be conducted by the Company and the Restricted Subsidiaries on the Issue Date and (b) any business that in the reasonable, good faith judgment of the Board of Directors of the Company is ancillary, complementary, supplementary, or related to, or an extension of, any business described in clause (a) above.

     Guarantors. The Indenture will provide that as long as any Series C Notes or New Notes remain outstanding, any Restricted Subsidiary that is not a Foreign Subsidiary shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Series C Notes, the New Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture. On the date hereof, the Company has two Restricted Subsidiaries other than Foreign Subsidiaries and, accordingly, there are two Guarantors.

     If all of the Capital Stock of any Guarantor is sold to a Person (other than the Company or any of its Restricted Subsidiaries) and the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described under "-- Limitation on Asset Sales," then such Guarantor will be released and discharged from all of its obligations under its Guarantee of the Series C Notes, the New Notes and the Indenture.

     The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee of the Notes, result in the obligations of such Guarantor under its Guarantee of the Notes not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. See "Risk Factors -- Guarantees."

     Rule 144A Information Requirement. The Company will furnish to the holders of the Notes and prospective purchasers of Notes designated by the holders of Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A. The Company will provide a copy of the Registration Rights Agreement to prospective investors upon request.

     Reports. Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee, and deliver or cause to be delivered to the holders of Notes, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. From and after the time a registration statement with respect to the Notes is declared effective by the Commission, the Company will file such information with the Commission, provided that the Commission will accept such filing.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following will constitute an Event of Default under the
Indenture: (i) default for 30 days in the payment when due of interest on the New Notes and Series C Notes, (ii) default in payment of principal (or premium, if any) on the New Notes and Series C Notes when due at maturity, redemption, by acceleration or otherwise, (iii) default in the performance or breach of the provisions of "-- Merger, Consolidation or Sale of Assets," (iv) failure by the Company or any Guarantor for 60 days after notice to comply with certain other agreements in the Indenture the New Notes or the Series C Notes, (v) default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if (a) either (1) such default results from the failure to pay principal on such Indebtedness or (2) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5.0 million in the aggregate, (vi) failure by the Company or any Restricted Subsidiary to pay final non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $2.5 million which judgments are not discharged, bonded or stayed within 60 days after their entry, (vii) written assertion by the Company or any of the Guarantors, of the unenforceability of their obligations under the Indenture, the New Notes, the Series C Notes or the Guarantees, and (viii) certain events of bankruptcy or insolvency with respect to the Company or any Material Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding New Notes and Series C Notes may declare by written notice to the Company and the Trustee all the New Notes and Series C Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding New Notes and Series C Notes will become due and payable without further action or notice. Holders of the New Notes and Series C Notes may not enforce the Indenture, the New Notes or the Series C Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding New Notes may direct the Trustee in its exercise of any trust or power.

     The holders of a majority in aggregate principal amount of the New Notes and Series C Notes then outstanding, by written notice to the Company and the Trustee, may on behalf of the holders of all of the New Notes and Series C Notes
(i) waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the New Notes or Series C Notes or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding New Note or Series C Note affected, and/or (ii) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

     The Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator, stockholder or controlling person of the Company or any Guarantor, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such a waiver is against public policy.

DEFEASANCE AND DISCHARGE OF THE INDENTURE AND THE NOTES

     The Indenture provides that the Company will be discharged from any and all obligations in respect of the Series C Notes and the New Notes, other than the obligation to duly and punctually pay the principal of, and premium, if any, and interest on, the Series C Notes and the New Notes in accordance with the terms of the Series C Notes and the New Notes and the Indenture upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations that will provide money in an amount sufficient in the opinion of a nationally recognized accounting firm to pay the principal of and premium, if any, and each installment of interest, if any, on the due dates thereof on the Series C Notes and the New Notes. Such trust may only be established if, among other things,
(i) the Company has delivered to the Trustee an opinion of independent counsel to the effect that the holders of the Series C Notes and the New Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, (ii) no Default or Event of Default shall have occurred or be continuing, and (iii) certain customary conditions precedent are satisfied.

     The Company may satisfy and discharge its Obligations under the Indenture to holders of the Series C Notes and the New Notes by delivering to the Trustee for cancellation all outstanding Series C Notes and the New Notes or by depositing with the Trustee or the Paying Agent, if applicable, after the Series C Notes and the New Notes have become due and payable, cash sufficient to pay at the stated maturity of all of the outstanding Series C Notes and the New Notes and paying all other sums payable under the Indenture by the Company. If the Company has so deposited such cash, the Guarantors will be discharged from their Obligations under their Guarantees of the Series C Notes and the New Notes and the Indenture.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Series C Notes or New Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the two succeeding paragraphs, the Indenture, the New Notes and the Series C Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the New Notes and Series C Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for New Notes and Series C Notes) and any existing Default or Event of Default or compliance with any provision of the Indenture, the New Notes or Series C Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding New Notes and Series C Notes (including consents obtained in connection with a tender offer or exchange offer for New Notes or Series C Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any New Notes or Series C Notes held by a non-consenting holder of New Notes or Series C Notes): (i) reduce the principal amount of New Notes or Series C Notes whose holders must consent to an amendment, supplement or waiver,
(ii) reduce the principal of, or the premium on, or change the fixed maturity of any New Note or Series C Note, alter the provisions with respect to the redemption of the New Notes or Series C Notes in a manner adverse to the holders of the New Notes or Series C Notes, or alter the price at which repurchases of the New Notes or Series C Notes may be made pursuant to an Excess Proceeds Offer or Change of Control Offer, (iii) reduce the rate of or change the time for payment of interest on any New Note or Series C Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the New Notes or Series C Notes, (v) make any New Note or Series C Note payable in money other than that stated in the New Notes or Series C Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of New Notes or Series C Notes to receive payments of principal of or interest on the New Notes or Series C Notes, (vii) waive a redemption payment with respect to any New Note or Series C Note, (viii) adversely affect the contractual ranking of the New Notes or Series C Notes or Guarantees of the New Notes or Series C Notes, or (ix) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of the holders of New Notes and the Series C Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the New Notes or the Series C Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of the New Notes and the Series C Notes or any Guarantor's obligation under its Guarantee of the New Notes and the Series C Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the New Notes and the Series C Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to release any Guarantee of the New Notes and the Series C Notes permitted to be released under the terms of the Indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, that if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding New Notes and Series C Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of New Notes or Series C Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to the Company at 172 Trade Street, Lexington, Kentucky 40511; Attention: Joseph F. Lingg.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means Indebtedness of a Person existing at the time such Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary; provided, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon consummation, of the transaction by which such Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary shall not be Acquired Debt.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Notwithstanding the foregoing, neither Initial Purchaser nor any of their respective Affiliates will be deemed to be Affiliates of the Company.

     "Asset Sale" means any direct or indirect (i) sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer"), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary or (ii) issuance of any Capital Stock of any Restricted Subsidiary, in each case to any Person (other than the Company or a Restricted Subsidiary and other than directors' qualifying shares). For purposes of this definition,
(a) any series of transfers that are part of a common plan shall be deemed a single Asset Sale and (b) the term "Asset Sale" shall not include any disposition of all or substantially all of the assets of the Company that is governed under and complies with the terms of the covenant described under "-- Merger, Consolidation or Sale of Assets."

     "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

     "CLARK Europe" means CLARK Material Handling GmbH, a Wholly Owned
Subsidiary.

     "Consolidated EBITDA" means, with respect to any Person (the referent Person) for any period, consolidated income (loss) from operations of such Person and its subsidiaries for such period, determined in accordance with GAAP, plus (to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period, and without duplication) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees and other intangibles but excluding non-cash charges incurred after the date of the Indenture that require an accrual of or a reserve for cash charges for any future period); provided, that (i) the income from operations of any Person (including, without limitation, any Unrestricted Subsidiary) that is not a Wholly Owned Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, and (ii) the income from operations of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the consolidated interest expense of such Person and its subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payment, and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period.

     "Consolidated Net Income" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (i) the Net Income of any Person (including, without limitation, any Unrestricted Subsidiary) that is not a Wholly Owned Subsidiary or that is accounted for by the equity method of accounting will be included in calculating the referent Person's Consolidated Net Income only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (iii) the Net Income of any Subsidiary will be excluded to the extent that declarations of dividends or similar distributions by that Subsidiary of such Net Income are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its owners.

     "Consolidated Net Worth" means, with respect to any Person, the total stockholders' equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (i) the amount of any such stockholders' equity attributable to Disqualified Capital Stock of such Person and its consolidated subsidiaries, and
(ii) all upward revaluations and other write-ups in the book value of any asset of such person or a consolidated subsidiary of such person subsequent to the Issue Date, and (iii) all Investments in persons that are not consolidated Restricted Subsidiaries.

     "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

     "Disqualified Stock" means that portion of any Equity Interests that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

     "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Floor Plan Guaranty" means (a) the Guarantee by the Company or a Restricted Subsidiary of Indebtedness incurred by a franchise dealer or other purchaser of Inventory manufactured or sold by the Company or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such Inventory and any related fees and expenses (including finance fees); provided, that (i) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority lien on such inventory in favor of the holder of such Indebtedness and (ii) if the Company or such Restricted Subsidiary is required to make payment with respect to such Guarantee, the Company or such Restricted Subsidiary will have the right to receive either (A) title to such Inventory, (B) a valid assignment of a first priority perfected lien in such Inventory or (C) the net proceeds of any resale of such Inventory and (b) obligations to repurchase equipment sold by the Company or its Restricted Subsidiaries from a dealer upon termination of such dealer or from customers who lease such equipment to third parties when the equipment comes off lease.

     "Foreign Subsidiary" means a Restricted Subsidiary not organized under the laws of the United States or any political subdivision thereof and the operations of which are located entirely outside the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission, that are in effect on the date of the Original Indenture.

     "German Subsidiary Facilities" means one or more revolving credit facilities of CLARK Europe, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Indebtedness" of any Person means (without duplication) (1) all liabilities and obligations, contingent or otherwise, of such Person (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, debentures, notes or other similar instruments, (c) representing the deferred purchase price of property or services (other than (i) non interest bearing obligations and (ii) liabilities incurred in the ordinary course of business which are not more than 90 days past due), (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) as lessee under capitalized leases, (f) under bankers' acceptance and letter of credit facilities, (g) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock, or (h) in respect of Hedging Obligations, (2) all liabilities and obligations of others of the type described in clause (1), above, that are Guaranteed by such Person, and
(3) all liabilities and obligations of others of the type described in clause
(1), above, that are secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person; provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness in full) be the lesser of (x) the fair market value of such property at the time of determination and (y) the amount of such

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

Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA of the Company for such period, to (ii) Consolidated Interest Expense of the Company for such period. In calculating the Interest Coverage Ratio for any period, pro forma effect shall be given to: (a) the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Subsidiaries of any Indebtedness (other than under the Revolving Credit Facility) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation is being made, as if the same had occurred at the beginning of the applicable period; and (b) the occurrence of any Asset Sale during such period by reducing Consolidated EBITDA for such period by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets sold and by reducing Consolidated Interest Expense by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness assumed by third parties or repaid with the proceeds of such Asset Sale, in each case as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including mergers and consolidations, subsequent to the commencement of such period but on or prior to the date on which the event for which the calculation is being made shall be given effect on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period. Without limiting the foregoing, the financial information of the Company with respect to any portion of such four fiscal quarters that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Series C Notes and the New Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such four fiscal quarters.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issue Date" means the date upon which the Series C Notes are first issued.

     "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Material Subsidiary" means any Subsidiary (a) that is a "Significant Subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X promulgated by the Commission or (b) is otherwise material to the business of the Company.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to sale and leaseback transactions, and excluding any extraordinary gain or loss, together with any related provision for taxes on such gain or loss.

     "Net Proceeds" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including payments in respect of deferred payment obligations when received), net of (a) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company,
(b) taxes actually payable directly as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the permanent repayment of Indebtedness in connection with such Asset Sale, and (d) appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other obligations and liabilities of the Company or any of the Guarantors under the Indenture, the New Notes, the Series C Notes or the Guarantees of the Notes.

     "Permitted Investments" means (a) Investments in the Company, any Guarantor or any Wholly Owned Subsidiary (including without limitation, Guarantees of Indebtedness of any such Person), (b) Investments in Cash Equivalents, (c) Investments in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary, (d) Floor Plan Guarantees permitted to be incurred in compliance with the covenant described under the caption "Limitation on Incurrence of Indebtedness," (e) Hedging Obligations, (f) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers and (g) Investments as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under the caption
"-- Limitation on Asset Sales."

     "Permitted Liens" means (i) Liens in favor of the Company and/or its Restricted Subsidiaries other than with respect to intercompany Indebtedness,
(ii) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary, provided, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iv) Liens incurred in the ordinary course of business in respect of Hedging Obligations and Floor Plan Guarantees, (v) Liens to secure Indebtedness for borrowed money of a Subsidiary in favor of the Company or a Wholly Owned Subsidiary, (vi) Liens incurred in the ordinary course of business to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations (exclusive of obligations constituting Indebtedness) of a like nature, (vii) Liens existing or created on the date of the Indenture, (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested or remedied in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as may be required in conformity with GAAP has been made therefor, (ix) Liens arising by reason of any judgment, decree or order of any court with respect to which the Company or any of its Restricted Subsidiaries is then in good faith prosecuting an appeal or other proceedings for review, the existence of which judgment, order or decree is not an Event of Default under the Indenture, (x) encumbrances consisting of zoning restrictions, survey exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any of its Restricted Subsidiaries, rights or restrictions of record on the use of real property, minor defects in title, landlord's and lessor's liens under leases on property located on the premises rented, mechanics' liens, vendors' liens, and similar encumbrances, rights or restrictions on personal or real property, in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, (xi) Liens incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and government contracts and leases and subleases, (xii) Liens for any interest or title of a lessor under any Capitalized Lease Obligation permitted to be incurred under the Indenture; provided, that such Liens do not extend to any property or asset that is not leased property subject to such Capitalized Lease Obligation,

(xiii) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of Liens described in clauses
(i) through (xii) above and (xiv) Liens in addition to the foregoing, which in the aggregate, are secured by assets with a fair market value not in excess of $100,000 at any time.

     "Permitted Transactions" means bona fide purchases and sales of Inventory or of machining, assembly, testing and fabrication services, in any such case made in the ordinary course of business; provided, that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

     "Public Equity Offering" means a bona fide underwritten public offering of Qualified Capital Stock of Holdings or the Company, pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act; provided, that in the event of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price, plus accrued and unpaid interest, if any, to the redemption date of the Notes to be redeemed pursuant to the second paragraph under the caption "Redemption."

     "Purchase Money Liens" means Liens to secure or securing Purchase Money Obligations permitted to be incurred under the Indenture.

     "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (i) of acquiring or improving any assets and (ii) of construction or build-out of manufacturing, distribution or administrative facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company), provided, that (a) the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges, (b) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired or improved and (c) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or improvement of such property or asset.

     "Qualified Capital Stock" means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

     "Restricted Investment" means any Investment other than a Permitted Investment. The aggregate amount of each Investment constituting a Restricted Payment since the date of the Original Indenture shall be reduced by the aggregate after-tax amount of all payments made to the Company and its Restricted Subsidiaries with respect to such Investments; provided, that (a) the maximum amount of such payments so applied shall not exceed the original amount of such Investment and (b) such payments shall be excluded from the calculations contemplated by clauses (c)(1) through (4) under the caption "-- Limitation on Restricted Payments."

     "Restricted Subsidiary" means a Subsidiary other than an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the Revolving Credit Facility, entered into on November 27, 1996 between the Company and the lenders named therein as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with such amendment, modification, renewal, refunding, replacement or refinancing.

     "subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

     "Subsidiary" means any subsidiary of the Company.

     "Unrestricted Subsidiary" means any Subsidiary that has been designated by the Company (by written notice to the Trustee as provided below) as an Unrestricted Subsidiary; provided, that a Subsidiary may not be designated as an "Unrestricted Subsidiary" unless (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary (other than such Subsidiary), (b) neither immediately prior thereto nor after giving pro forma effect to such designation, would there exist a Default or Event of Default, (c) immediately after giving effect to such designation on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described under "-- Limitation on Incurrence of Indebtedness" and (d) the creditors of such Subsidiary have no direct or indirect recourse (including, without limitation, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the assets of the Company or of a Restricted Subsidiary (other than such Subsidiary). The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described under "-- Limitation on Incurrence of Indebtedness." Each such designation shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. The Company shall be deemed to make an Investment in each Subsidiary designated as an "Unrestricted Subsidiary" immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation; provided, that if such Subsidiary is subsequently redesignated as a Restricted Subsidiary, the amount of such Investment shall be deemed to be reduced (but not below zero) by the fair market value of the net consolidated assets of such Subsidiary on the date of such redesignation.

     "Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into
(ii) the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                         DESCRIPTION OF PREFERRED STOCK


     The New Preferred Stock will be issued pursuant to, and entitled to the benefits of the Certificate of Designation filed with the Secretary of State of the State of Delaware on July 17, 1998, as amended by the Certificate of Correction filed with the Secretary of State of the State of Delaware on September 1, 1998 (together, the "Certificate of Designation") pursuant to which the Existing Preferred Stock was issued. The terms of the Certificate of Designation apply to the Existing Preferred Stock and the New Preferred Stock (all such Preferred Stock being referred to herein collectively as the "Senior Preferred Stock"). The summary contained herein of certain provisions of the Senior Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation. The definitions of certain terms used in the Certificate of Designation and in the following summary are substantially the same as those used in the Indenture. See "Description of Notes -- Certain Definitions."


GENERAL

     Initially 20,000 shares of Senior Preferred Stock will be issued, each with a liquidation preference of $1,000 per share. The New Senior Preferred Stock, when issued and exchanged for by the holders of Existing Preferred Stock, will be fully paid and non-assessable, and the holders thereof will not have any subscription or preemptive rights related thereto. All issued and outstanding shares of Senior Preferred Stock will be redeemed by the Company on July 15, 2007.

RANKING

     The Senior Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, rank (i) senior to each class or series of capital stock (including Common Stock) the terms of which do not expressly provide that such class or series will rank senior to or on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively, "Junior Securities"); (ii) subject to certain conditions, on a parity with any class or series of capital stock issued by the Company established after the issue date of the Existing Preferred Stock ("Preferred Stock Issue Date"), the terms of which expressly provide that such class or series will rank on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively, "Parity Securities"); and (iii) subject to certain conditions, junior to each class or series of capital stock issued by the Company established after the Preferred Stock Issue Date, the terms of which expressly provide that such class or series will rank senior to the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up or dissolution of the Company (collectively, "Senior Securities").

     The Senior Preferred Stock will be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities, however, the Company may not issue any new class of Parity Securities or Senior Securities without the approval of the holders of at least 50% of the shares of Senior Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class, except that without the approval of the holders of Senior Preferred Stock, the Company may issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of Senior Preferred Stock or other Parity Securities.

     Creditors and stockholders of each Subsidiary will have structural priority over the Senior Preferred Stock with respect to claims on the assets of such Subsidiary.

DIVIDENDS

     Holders of Senior Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Senior Preferred Stock at a rate per annum equal to 13% of the liquidation preference per share of Senior Preferred Stock. All dividends will be cumulative, whether or not earned or declared, on a daily basis from the date of issuance of the Existing Preferred Stock and will be payable on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 1998. Dividends on the Senior Preferred Stock will be computed on the basis of a

360-day year comprised of twelve 30-day months. On or before July 15, 2003, the Company may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. After July 15, 2003, dividends may be paid only in cash. It is not expected that the Company will pay any dividends in cash for any period ending on or prior to July 15, 2003. The terms of the Company's debt instruments, including the Indenture and the Revolving Credit Facility will restrict the payment of cash dividends by the Company, and future agreements may also restrict such payments. See "Risk Factors -- Significant Leverage," "Description of Certain Indebtedness" and "Description of Notes -- Certain Covenants". If any dividend (or portion thereof) payable on any dividend payment date after July 15, 2003 is not declared or paid in full in cash on such dividend payment date, the amount of such dividend that is payable and that is not paid in cash on such date will increase at a rate of 13% per annum, compounded quarterly, from such dividend payment date until declared and paid in full.

     No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash set apart for such payment on the Senior Preferred Stock. If full dividends are not so paid, the Senior Preferred Stock will share dividends pro rata with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid on the Senior Preferred Stock.

REDEMPTION

     Optional Redemption. The Senior Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after July 15, 2003, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date), if redeemed during the 12-month period beginning July 15 of each of the years set forth below:

                           YEAR                             PERCENTAGE
                           ----                             ----------
2003......................................................   106.500%
2004......................................................   104.333
2005......................................................   102.167
2006 and thereafter.......................................   100.000

     In addition, prior to July 15, 2003, the Company may redeem the Senior Preferred Stock in whole, but not in part, at a redemption price equal to 115% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date), with the proceeds of a Public Equity Offering, provided that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

     No optional redemption may be authorized or made (i) unless prior thereto full unpaid cumulative dividends shall have been paid or a sum shall have been set apart for such payment on the Senior Preferred Stock; or (ii) at less than 101% of the liquidation preference of the Senior Preferred Stock at any time when the Company is making or purchasing shares of Senior Preferred Stock under an Offer in accordance with the provisions of "Change of Control."

     In the event of partial redemptions of Senior Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Company. The terms of the Company's debt instruments, including the Indenture and the Revolving Credit Facility, will restrict the ability of the Company to redeem the Senior Preferred Stock, and future agreements may similarly restrict redemptions of Senior Preferred

Stock by the Company. See "Description of Certain Indebtedness" and "Description of Notes -- Certain Covenants."

     Procedure for Redemption. On and after a redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accrue on shares of Senior Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price, without interest. The Company will send a written notice of redemption by first class mail to each holder of record of shares of Senior Preferred Stock, not fewer than 30 days nor more than 60 days prior to the date fixed for such redemption. Shares of Senior Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company, except that any issuance or reissuance of shares of Senior Preferred Stock must be in compliance with the Certificate of Designation.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of Senior Preferred Stock will have the right to require the Company to purchase all or any part of such holder's Senior Preferred Stock pursuant to an offer (an "Offer") at a purchase price equal to 101% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the repurchase date to the repurchase date). Notice of an Offer must be mailed within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days and must comply with the requirements of Rule l4e-l under the Exchange Act and any other applicable securities laws and regulations.

     If a Change of Control were to occur, the Company could be obligated to offer to purchase all of the securities issued under the Indenture and the Original Indenture and to repay all outstanding obligations, if any, under the Revolving Credit Facility, and there can be no assurance that the Company would have sufficient funds to pay the purchase price for all shares of Senior Preferred Stock that the Company is required to purchase. In the event that the Company were required to purchase outstanding shares of Senior Preferred Stock pursuant to an Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. In addition, the Company's ability to purchase the Senior Preferred Stock may be limited by other then-existing borrowing agreements, including the Indenture, the Original Indenture and the Revolving Credit Facility. See "Description of Notes -- Certain Covenants" and "Description of Certain Indebtedness."

     Except as described above, the Certificate of Designation does not contain provisions that permit the holders of Senior Preferred Stock to require the Company to purchase or redeem the Senior Preferred Stock in the event of a takeover, recapitalization or similar restructuring, including an issuer recapitalization or similar transaction with management. Consequently, the Change of Control provisions will not afford any protection in a highly leveraged transaction, including a transaction initiated by the Company, management of the Company or an affiliate of the Company, if such transaction does not result in a Change of Control. In addition, certain events that may obligate the Company to offer to repurchase all of the securities issued under the Indenture and the Original Indenture or to repay all outstanding obligations, if any, under the Revolving Credit Facility may not constitute a Change of Control under the Certificate of Designation.

     The definition of Change of Control includes a phrase relating to the transfer of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Senior Preferred Stock to require the Company to repurchase such Senior Preferred Stock as a result of a transfer of less than all of the assets of the Company to another Person or group may be uncertain.

     The Change of Control provisions of the Certificate of Designation may not be waived by the Board of Directors without the consent of the holders of at least a majority of the outstanding Senior Preferred Stock. See "-- Voting Rights."

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Senior Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution, the liquidation preference per share, plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Senior Preferred Stock and all other Parity Securities are not paid in full, the holders of the Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the holders of shares of Senior Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a liquidation, dissolution or winding-up of the Company.

     The Certificate of Designation does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Senior Preferred Stock.

VOTING RIGHTS

     Holders of the Senior Preferred Stock will have no voting rights with respect to general corporate matters except as provided by law or as set forth in the Certificate of Designation. The Certificate of Designation provides that
(a) if (i) dividends on the Senior Preferred Stock are in arrears and unpaid (and, in the case of dividends payable after July 15, 2003, are not paid in cash) for four consecutive quarterly periods; (ii) the Company fails to discharge any redemption obligation with respect to the Senior Preferred Stock (whether or not the Company is permitted to do so by the terms of the Indenture, the Revolving Credit Facility or any other obligation of the Company); (iii) the Company fails to make an Offer to purchase all of the outstanding shares of Senior Preferred Stock following a Change of Control (whether or not the Company is permitted to do so by the terms of the Indenture, the Revolving Credit Facility or any other obligation of the Company); (iv) a breach or violation of the provisions described under the caption "-- Certain Covenants" occurs and the breach or violation continues for a period of 30 days or more; or (v) a default occurs on the obligation to pay principal of, interest on or any other payment obligation when due (a "Payment Default") at final maturity on one or more classes of Indebtedness of the Company or any Subsidiary of the Company, whether such Indebtedness exists on the Preferred Stock Issue Date or is incurred thereafter, having individually or in the aggregate an outstanding principal amount of $10,000,000 or more, or any other Payment Default occurs on one or more such classes of Indebtedness having individually or in the aggregate an outstanding principal amount of $10,000,000 or more and such class or classes of Indebtedness are declared due and payable prior to their respective maturities, then the number of directors constituting the Board of Directors will be adjusted to permit the holders of the majority of the then outstanding Senior Preferred Stock, voting separately as a class, to elect two directors, and (b) the approval of holders of a majority of the outstanding shares of Senior Preferred Stock, voting as a separate class, will be required for (i) any merger, consolidation or sale of assets of the Company, except as permitted pursuant to the covenant described under "-- Certain Covenants -- Merger, Consolidation or Sale of Assets;" and (ii) any modification of the Preferred Stock Exchange Note Indenture (other than a modification contemplated under the caption "Description of Preferred Stock Exchange Notes -- Certain Covenants"). Each such event described in clause (a) above is referred to herein as a "Voting Rights Triggering Event." Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Senior Preferred Stock are paid in full (and after July 15, 2003, paid in cash) and any failure, breach or default referred to in clause (a) is remedied.

     In addition, the Certificate of Designation provides that, except as stated above under "-- Ranking," the Company will not authorize any class of Senior Securities or Parity Securities without the affirmative vote or consent of holders of at least a majority of the shares of Senior Preferred Stock then outstanding, voting or consenting as the case may be. The Certificate of Designation also provides that the Company may not amend the Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of the Senior Preferred Stock, or authorize the issuance of any additional shares of Senior Preferred Stock, without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be. The Certificate of Designation also provides that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of Senior Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of holders of shares of Senior Preferred Stock.

     Under Delaware law, holders of Senior Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Certificate of Incorporation, whether or not entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares for such class so as to affect them adversely.

CERTAIN COVENANTS

     Merger, Consolidation or Sale of Assets. The provisions of the Certificate of Designation relating to mergers, consolidations and sales of assets is substantially the same as the provisions of the Indenture relating to such matters. See "Description of Notes -- Certain Covenants."

     Junior Payments. The Certificate of Designation provides that the Company will not, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of any Junior Securities (other than dividends or distributions payable in Junior Securities (other than Disqualified Stock));
(ii) purchase, redeem or otherwise acquire or retire for value any Junior Securities; or (iii) make any Restricted Investment (all such dividends, distributions, purchases, redemptions, acquisitions, retirements and Restricted Investments being collectively referred to as "Junior Payments"), if, at the time of such Junior Payment:

          (a) a Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; or

          (b) all dividends on the Senior Preferred Stock payable on dividend payment dates after July 15, 2003, have not been declared and paid in cash.

     Notwithstanding the foregoing, the Certificate of Designation will permit Junior Payments under circumstances substantially the same as the provisions of the Indenture relating to Restricted Payments.

     Transactions with Affiliates. The provisions of the Certificate of Designation relating to transactions with Affiliates is substantially the same as the provisions of the Indenture relating to such matters. See "Description of Notes -- Certain Covenants."

     Rule 144A Information Requirement. The provisions of the Certificate of Designation relating to the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act is substantially the same as the provisions of the Indenture relating to such matters.

     Reports. The provisions of the Certificate of Designation relating to the provision of reports and information by the Company is substantially the same as the provisions of the Indenture relating to such matters. See "Description of Notes -- Certain Covenants."

EXCHANGE

     The Company may at its option exchange all, but not less than all, of the then outstanding shares of Senior Preferred Stock into Preferred Stock Exchange Notes on any dividend payment date, provided that on the date of such exchange:
(a) there are no contractual impediments to such exchange; (b) there are legally available funds sufficient therefor; (c) a registration statement relating to the Preferred Stock Exchange Notes shall have been declared effective under the Securities Act prior to such exchange and shall continue to be in effect on the date of such exchange or the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange, and that upon receipt of such Preferred Stock Exchange Notes pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Company) thereof will not be subject to any restrictions imposed by the Securities Act upon the resale thereof and such exemption is relied upon by the Company for such exchange; (d) the Preferred Stock Exchange Note Indenture and the trustee thereunder shall have been qualified under the Trust Indenture Act; (e) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Preferred Stock Exchange Note Indenture) would exist under the Preferred Stock Exchange Note Indenture; and (f) the Company shall have delivered a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (a), (b), (c) and (d) and certain other matters. The Company shall send a written notice of exchange by mail to each holder of record of shares of Senior Preferred Stock, which notice shall state, among other things, (i) that the Company is exercising its option to exchange the Senior Preferred Stock for Preferred Stock Exchange Notes pursuant to the Certificate of Designation; and (ii) the date of exchange (the "Preferred Stock Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which such notice is mailed. On the Preferred Stock Exchange Date, holders of outstanding shares of Senior Preferred Stock will be entitled to receive a principal amount of Preferred Stock Exchange Notes equal to the liquidation preference per share, plus an amount in cash equal to all accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the Preferred Stock Exchange Date to the Preferred Stock Exchange
Date), as provided below.

     The Preferred Stock Exchange Notes will be issued in registered form, without coupons. Preferred Stock Exchange Notes issued in exchange for Senior Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Senior Preferred Stock will receive certificates representing the entire amount of Preferred Stock Exchange Notes to which his shares of Senior Preferred Stock entitle him, provided, that the Company may, at its option, pay cash in lieu of issuing Preferred Stock Exchange Notes in a principal amount less than $1,000. On and after the Preferred Stock Exchange Date, dividends will cease to accrue on the outstanding shares of Senior Preferred Stock, and all rights of the holders of Senior Preferred Stock (except the right to receive the Preferred Stock Exchange Notes, an amount in cash equal to the accrued and unpaid dividends to the Preferred Stock Exchange Date and if the Company so elects, cash in lieu of any Preferred Stock Exchange Notes which is an amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Preferred Stock Exchange Notes issuable upon such exchange will be treated for all purposes as the registered holder of such Preferred Stock Exchange Notes.

     The Revolving Credit Facility, the Original Indenture and the Indenture contain limitations with respect to the Company's ability to issue the Preferred Stock Exchange Notes, and any future credit agreements or other agreements relating to indebtedness to which the Company becomes a party may contain similar limitations. See "Description of Certain Indebtedness" and "Description of Notes -- Certain Covenants."

     The Company intends to comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

     Registrar and Transfer Agent. American Stock Transfer & Trust Company is the registrar and transfer agent for the Senior Preferred Stock (the "Transfer Agent").

                 DESCRIPTION OF PREFERRED STOCK EXCHANGE NOTES

     The Preferred Stock Exchange Notes, if issued, will be issued under the Preferred Stock Exchange Note Indenture between the Company and the trustee to be named thereunder. The terms of the Preferred Stock Exchange Notes include those stated in the Preferred Stock Exchange Note Indenture and those made part of the Preferred Stock Exchange Note Indenture by reference to the Trust Indenture Act. The Preferred Stock Exchange Notes will be subject to all such terms, and prospective holders of the Preferred Stock Exchange Notes are referred to the Preferred Stock Exchange Note Indenture and the Trust Indenture Act for a statement of such terms. The following summary of certain provisions of the Preferred Stock Exchange Note Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the Preferred Stock Exchange Note Indenture, including the definitions of certain terms therein and those terms made a part of the Preferred Stock Exchange Note Indenture by reference to the Trust Indenture Act. The definitions of certain terms used in the Preferred Stock Exchange Note Indenture and in the following summary are substantially the same as those used in the Indenture. See "Description of Notes -- Certain Definitions."

GENERAL

     The Preferred Stock Exchange Notes, if issued, will be general unsecured obligations of the Company, subordinated to all existing and future Senior Indebtedness (which, for purposes of the Preferred Stock Exchange Notes will include Senior Subordinated Indebtedness), including the Notes and Indebtedness under the Revolving Credit Facility. The Preferred Stock Exchange Notes will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof (other than as described in "Description of Preferred
Stock -- Exchange" or with respect to additional Preferred Stock Exchange Notes issued in lieu of cash interest as described herein).

     Principal of, and premium, if any, and interest on the Preferred Stock Exchange Notes will be payable, and the Preferred Stock Exchange Notes may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar in New York, New York. Holders of Preferred Stock Exchange Notes must surrender their Preferred Stock Exchange Notes to the Paying Agent to collect principal payments, and the Company may pay principal and interest by check and may mail checks to a holder's registered address; provided that all payments with respect to Preferred Stock Exchange Notes, the holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. The Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with certain transfers or exchanges. See "-- Other Provisions of the Preferred Stock Exchange Note Indenture" and "Book Entry, Delivery and Form." The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar without prior notice to holders of the Preferred Stock Exchange Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Preferred Stock Exchange Notes will mature on July 15, 2007. Each Preferred Stock Exchange Note will bear interest at the rate of 13% per annum from the Exchange Note Issue Date or from the most recent interest payment date to which interest has been paid. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing with the first such date after the Exchange Note Issue Date. Interest on the Preferred Stock Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. On or before July 15, 2003, the Company may, at its option, pay interest in cash or in additional Preferred Stock Exchange Notes having an aggregate principal amount equal to the amount of such interest. After July 15, 2003, interest may be paid only in cash.

SUBORDINATION AND RANKING

     The Preferred Stock Exchange Notes will be subordinated to the prior payment when due of the principal of, and premium, if any, and interest on, all existing and future Senior Indebtedness as defined in the Preferred Stock Exchange Note Indenture, and will rank pari passu in right of payment to all other Subordinated

Indebtedness of the Company. The Preferred Stock Exchange Notes will also effectively rank junior to all indebtedness of the Subsidiaries. At June 30, 1998, after giving effect to the Transactions and the application of the net proceeds therefrom, the aggregate principal amount of Senior Indebtedness of the Company and indebtedness of the Subsidiaries would have been approximately $160.5 million. Under the terms of the Preferred Stock Exchange Note Indenture, the Company's Subsidiaries may incur certain Indebtedness pursuant to agreements that may restrict the ability of such Subsidiaries to make dividends or other intercompany transfers to the Company necessary to service the Company's obligations, including its obligations under the Preferred Stock Exchange Notes. See "Risk Factors -- Secured Indebtedness; Subsidiary Operations," "Description of Certain Indebtedness" and "-- Certain Covenants."

     Upon (a) any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property; or
(b) an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before holders of the Preferred Stock Exchange Notes will be entitled to receive any payment with respect to the Preferred Stock Exchange Notes. Until all Obligations with respect to Senior Indebtedness are paid in full, any distribution to which holders of the Preferred Stock Exchange Notes would be entitled shall be made to holders of Senior Indebtedness. However, holders of the Preferred Stock Exchange Notes may receive securities that are subordinated, at least to the same extent as the Preferred Stock Exchange Notes are subordinated to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness.

     In addition, the Company may not make any payment upon or in respect of the Preferred Stock Exchange Notes (except in such subordinated securities) if (a) a default in the payment of any principal, premium if any, interest or other Obligations with respect to any Designated Senior Debt occurs and is continuing beyond any applicable grace period (whether upon maturity, as a result of acceleration or otherwise); or (b) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity, and the Company and the Trustee receive a notice of such default (a "Payment Blockage Notice") from the holders, or from the trustee, agent or other representative of the holders, of any such Designated Senior Debt. Payments on the Preferred Stock Exchange Notes may and shall be resumed upon the earlier of (i) the date upon which the default is cured or waived; or (ii) in the case of a default referred to in clause (b) above, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

     The Preferred Stock Exchange Note Indenture will further require that the Company promptly notify holders of Senior Indebtedness if payment on the Preferred Stock Exchange Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of the Preferred Stock Exchange Notes may recover less ratably than other creditors of the Company.

REDEMPTION

     Optional Redemption. The Preferred Stock Exchange Notes may not be redeemed at the option of the Company prior to July 15, 2003 other than out of the net proceeds of one or more Public Equity Offerings, as and to the extent described below. During the 12-month period beginning on July 15 of the years indicated below, the Preferred Stock Exchange Notes will be redeemable, at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each holder of Preferred Stock Exchange Notes to be redeemed, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest to the redemption date:

YEAR                                                        PERCENTAGE
----                                                        ----------
2003....................................................     106.500%
2004....................................................     104.333
2005....................................................     102.167
2006 and thereafter.....................................     100.000

     In addition, prior to July 15, 2003, the Company may redeem the Preferred Stock Exchange Notes in whole, but not in part, at a redemption price equal to 115% of the principal amount thereof, plus accrued and unpaid interest thereon to the applicable redemption date, with the proceeds of a Public Equity Offering, provided that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

     Mandatory Redemption. Except as set forth under "-- Change of Control," the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Preferred Stock Exchange Notes.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of Preferred Stock Exchange Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Preferred Stock Exchange Notes pursuant to an offer (an "Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of purchase. Notice of an Offer must be mailed within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days and must comply with the requirements of Rule l4e-l under the Exchange Act and any other applicable securities laws and regulations.

     Except as described above, the Preferred Stock Exchange Note Indenture does not contain provisions that permit the holders of Preferred Stock Exchange Notes to require the Company to purchase or redeem the Preferred Stock Exchange Notes in the event of a takeover, recapitalization or similar restructuring, including an issuer recapitalization or similar transaction with management. Consequently, the Change of Control provisions will not afford any protection in a highly leveraged transaction, including a transaction initiated by the Company, management of the Company or an affiliate of the Company, if such transaction does not result in a Change of Control.

     The Company expects that prepayment of the Preferred Stock Exchange Notes following a Change of Control would, and the exercise by holders of Preferred Stock Exchange Notes of the right to require the Company to purchase Preferred Stock Exchange Notes may, constitute a default under the Revolving Credit Facility or other Indebtedness of the Company. The Preferred Stock Exchange Note Indenture will provide that, prior to the mailing of the Offer notice, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Revolving Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Revolving Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer; or (ii) obtain the requisite consents under the Revolving Credit Facility and all such other Senior Indebtedness to permit the purchase of the Preferred Stock Exchange Notes as provided below.

     In the event a Change of Control occurs, the Company will likely be required to refinance the Indebtedness outstanding under the Revolving Credit Facility, the Notes and the Preferred Stock Exchange Notes. There can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required purchases of the Notes and the Preferred Stock Exchange Notes given the Company's high leverage. The financing of the purchases of Notes and Preferred Stock Exchange Notes could additionally result in a default under the Revolving Credit Facility, the Notes or other indebtedness of the Company. The occurrence of a Change of Control may also have an adverse impact on the ability of the Company to obtain additional financing in the future.

     The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule l4e-l, in connection with an Offer required to be made by the Company. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Preferred Stock Exchange Note Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Preferred Stock Exchange Note Indenture by virtue thereof.

     The Change of Control provisions may not be waived by the Board of Directors of the Company or the Trustee without the consent of holders of at least a majority in principal amount of the Preferred Stock Exchange Notes.

CERTAIN COVENANTS

     Limitation on Restricted Payments. The Preferred Stock Exchange Note Indenture will contain a covenant relating to Restricted Payments that will be substantially the same as the covenant contained in the Indenture on the date of issuance of the Preferred Stock Exchange Notes (or, if no New Notes or Series C Notes are outstanding on such date, on the last interest payment date during which any New Notes or Series C Notes were outstanding).

     Limitation on Asset Sales. The Preferred Stock Exchange Note Indenture will contain a covenant relating to Asset Sales that will be substantially the same as the covenant contained in the Indenture on the date of issuance of the Preferred Stock Exchange Notes (or, if no New Notes or Series C Notes are outstanding on such date, on the last interest payment date during which any New Notes or Series C Notes were outstanding).

     Limitation on Restrictions on Subsidiary Dividends. The Preferred Stock Exchange Note Indenture will contain a covenant relating to restrictions on Subsidiary dividends that will be substantially the same as the covenant contained in the Indenture on the date of issuance of the Preferred Stock Exchange Notes (or, if no New Notes or Series C Notes are outstanding on such date, on the last interest payment date during which any New Notes or Series C Notes were outstanding).

     Merger, Consolidation or Sale of Assets. The Preferred Stock Exchange Note Indenture will contain a covenant relating to merger, consolidation or sale of assets that will be substantially the same as the covenant contained in the Indenture on the date of issuance of the Preferred Stock Exchange Notes (or, if no New Notes or Series C Notes are outstanding on such date, on the last interest payment date during which any New Notes or Series C Notes were outstanding).

     Limitation on Transactions with Affiliates.  The Preferred Stock Exchange
Note Indenture will contain a covenant relating to transactions with Affiliates that will be substantially the same as the covenant contained in the Indenture on the date of issuance of the Preferred Stock Exchange Notes (or, if no New Notes or Series C Notes are outstanding on such date, on the last interest payment date during which any New Notes or Series C Notes were outstanding).

     Restrictions on Sale and Issuance of Subsidiary Stock. The Preferred Stock Exchange Note Indenture will contain a covenant relating to the sale and issuance of Subsidiary stock that will be substantially the same as the covenant contained in the Indenture on the date of issuance of the Preferred Stock Exchange Notes (or, if no New Notes or Series C Notes are outstanding on such date, on the last interest payment date during which any New Notes or Series C Notes were outstanding).

     Line of Business. The Preferred Stock Exchange Note Indenture will contain a covenant relating to line of business that will be substantially the same as the covenant contained in the Indenture on the date of issuance of the Preferred Stock Exchange Notes (or, if no New Notes or Series C Notes are outstanding on such date, on the last interest payment date during which any New Notes or Series C Notes were outstanding).

     Rule 144A Information Requirement. The Preferred Stock Exchange Note Indenture will contain a covenant relating to the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act that will be substantially the same as the covenant contained in the Indenture on the date of issuance of the Preferred Stock Exchange Notes (or, if no New Notes or Series C Notes are outstanding on such date, on the last interest payment date during which any New Notes or Series C Notes were outstanding).

     Reports. The Preferred Stock Exchange Note Indenture will contain provisions relating to the provision of reports and information by the Company that will be substantially the same as the provisions of the Indenture relating to such matters on the date of issuance of the Preferred Stock Exchange Notes (or, if no New Notes or Series C Notes are outstanding on such date, on the last interest payment date during which any New Notes or Series C Notes were outstanding).

     Because certain of the covenants contained in the Preferred Stock Exchange
Note Indenture may be amended to conform to covenants contained in the Indenture prior to issuance of the Preferred Stock Exchange Notes, there can be no assurance that the rights of holders of Preferred Stock Exchange Notes will not be materially different from those described herein.

EVENTS OF DEFAULT AND REMEDIES

     The Preferred Stock Exchange Note Indenture will contain provisions relating to Events of Default that will be substantially the same as the provisions of the Indenture relating to such matters. See "Description of Notes -- Events of Default and Remedies."

OTHER PROVISIONS OF THE PREFERRED STOCK EXCHANGE NOTE INDENTURE

     The Preferred Stock Exchange Note Indenture will include other provisions that are substantially the same with respect to the Preferred Stock Exchange Notes as those with respect to the Notes set forth under "Description of Notes -- No Personal Liability of Directors, Officers, Employees and Stockholders," "-- Defeasance and Discharge of the Indenture and the Notes," "-- Transfer and Exchange," "-- Amendment, Supplement and Waiver" and
"-- Concerning the Trustee."

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain Federal income tax consequences of the purchase, ownership, and disposition of the New Notes and New Preferred Stock acquired pursuant to the Exchange Offer and the ownership and disposition of Preferred Stock Exchange Notes received in exchange for Senior Preferred Stock. This summary is based upon existing Federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to particular holders in light of their individual investment circumstances, such as New Notes, New Preferred Stock or Preferred Stock Exchange Notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign investors) or to persons that will hold the New Notes, New Preferred Stock or Preferred Stock Exchange Notes as a part of a straddle, hedge, conversion, or synthetic security transaction for Federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any foreign, state, or local tax considerations. This summary assumes that investors will hold their New Notes, New Preferred Stock, and Preferred Stock Exchange Notes received in exchange for Senior Preferred Stock, as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code") and with respect to holders of New Preferred Stock, such holders do not hold and will not acquire equity, other than the New Preferred Stock, in the Company or in Holdings. Prospective investors are urged to consult their tax advisors regarding the Federal, state, local and foreign income and other tax considerations associated with the purchase, ownership, and disposition of New Notes and New Preferred Stock and the ownership and disposition of Preferred Stock Exchange Notes received in exchange for Senior Preferred Stock.

NEW NOTES

     Because the New Notes are treated as a continuation of the Existing Notes for federal income tax purposes, the tax consequences of holding the New Notes is the same as that applicable to the Existing Notes.

  Issue Price

     For Federal income tax purposes, the issue price of the Notes is equal to the first price at which a substantial amount of Notes were initially sold reduced by the amount of the purchase price for a Note that is allocated to pre-issuance accrued interest on such Note. Accordingly, the receipt of stated interest on November 15, 1998, equal to such amount of pre-issuance interest on a Note will not be treated as a payment on the Note but rather will be a tax-free return of pre-issuance interest.

  Amortizable Bond Premium

     The Notes were issued with amortizable bond premium for Federal income tax purposes. The amount of amortizable bond premium attributable to each Note was equal the excess of the issue price of the Note over its stated principal amount. Pursuant to recently issued Treasury regulations that are generally effective for bonds acquired on or after March 2, 1998 (the "1998 Treasury Regulations"), the holder may elect to amortize such premium over the term of the Note based on the holder's yield to maturity with respect to the Note as determined under the bond premium rules. A holder may generally offset the amortizable bond premium allocable to an accrual period against stated interest on the Note that the holder is required to include in income with respect to such accrual period under his regular method of tax accounting. An election to amortize bond premium applies to all taxable debt obligations held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired and may be revoked only with the consent of the Internal Revenue Service. Special rules apply if the holder has previously elected to amortize bond premium prior to the effective date of the 1998 Treasury Regulations. Holders are urged to consult their tax advisors regarding the election to amortize bond premium.

  Disposition of Notes

     A holder of a Note will recognize a capital gain or loss upon any sale, exchange or retirement of a Note in an amount equal to the difference between the amount realized (other than any amounts attributable to pre-issuance interest and accrued, but unpaid interest) and the holder's adjusted tax basis in such Note. In the case of a holder who purchased a Note pursuant to the Offering, the adjusted tax basis of a Note is equal the purchase price of the Note reduced by (i) the amount of the purchase price for a Note that is allocated to pre-issuance accrued interest on such Note, (ii) any amortizable bond premium used to offset stated interest or otherwise allowed as a deduction under the 1998 Treasury Regulations and (iii) all payments of principal received on such Note.

     Under the recently enacted Internal Revenue Service Restructuring and Reform Act of 1998, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual upon the sale of a capital asset that has been held for (i) more than 12 months will generally be subject to tax at a rate not to exceed 20%, and (ii) 12 months or less will be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate holder will be subject to tax at the ordinary income tax rates applicable to corporations.

SENIOR PREFERRED STOCK AND PREFERRED STOCK EXCHANGE NOTES

     Classification of Senior Preferred Stock and Preferred Stock Exchange Notes

     Although the characterization of an instrument as debt or equity is a factual determination that cannot be predicted with certainty, the Company intends to treat the Senior Preferred Stock as "equity" and the Preferred Stock Exchange Notes as "debt" for Federal income tax purposes, and the remainder of this discussion assumes that such treatment will be respected by the Internal Revenue Service.

     Senior Preferred Stock

     Dividends. Distributions on the Senior Preferred Stock will constitute dividend income for Federal income tax purposes, subject to tax as ordinary income, to the extent paid from current or accumulated earnings and profits of the Company as specially determined for Federal income tax purposes. Dividends "paid in kind" through the issuance of additional Senior Preferred Stock will be treated as distributions in an amount equal to the fair market value of such additional Senior Preferred Stock as of the date of distribution. Such amount will also be the initial issue price and tax basis of the newly distributed Senior Preferred Stock for Federal income tax purposes. In addition to the amount of cash and stock received, a holder will be treated as having received as a distribution, to the extent of current or accumulated earnings and profits of the Company, an amount equal to the annual accrual of the difference between the issue price of the Senior Preferred Stock and the mandatory redemption price of such stock (the "Redemption Premium"), unless a statutorily-defined de minimis exception applies. Such accrual will be determined under a constant yield method that will result in increasing amounts of accruals of income over the term of the Senior Preferred Stock.

     Dividends Received Deduction. Under section 243 of the Code, corporate holders generally will be able to claim as a deduction 70% of the amount of any distribution qualifying as a dividend, subject to a minimum holding period and other applicable requirements described below.

     Section 246A of the Code reduces the dividends received deduction allowable to a corporate holder that has incurred indebtedness "directly attributable" to its investment in portfolio stock. Section 246(c) of the Code requires that, in order to be eligible for the dividends received deduction, a corporate holder must generally hold the shares of the Senior Preferred Stock for a minimum of 46 days (91 days in the case of certain preferred stock) during the 90 day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (during the 180 day period beginning 90 days before such date in the case of certain preferred stock). A holder's holding period for these purposes is suspended during any period in which it has certain options or contractual obligations with respect to substantially identical stock or holds one or more other positions with respect to substantially identical stock that diminishes the risk of loss from holding the Senior Preferred Stock.

     Under section 1059 of the Code, a corporate holder is required to reduce its adjusted tax basis (but not below zero) in the Senior Preferred Stock by the nontaxed portion of any "extraordinary dividend" if such stock has not been held for more than two years before the earliest of the date such dividend is declared, announced, or agreed to. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends received deduction provisions of section 243 of the Code. An extraordinary dividend on the Senior Preferred Stock generally would be a dividend that (i) equals or exceeds 5% of the corporate holder's adjusted tax basis in the Senior Preferred Stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend or (ii) exceeds 20% of the corporate holder's adjusted tax basis in the Senior Preferred Stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend. In determining whether a dividend paid on the Senior Preferred Stock is an extraordinary dividend, a corporate holder may elect to substitute the fair market value of the stock for such holder's adjusted tax basis for purposes of applying these tests, provided such fair market value is established to the satisfaction of the Secretary of the Treasury as of the day before the ex-dividend date. An extraordinary dividend also currently includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the Company, regardless of the holder's holding period and regardless of the size of the dividend. If any part of the nontaxed portion of an extraordinary dividend is not applied to reduce the holder's adjusted tax basis as a result of the limitation on reducing such basis below zero, such part will be treated as capital gain and will be recognized in the taxable year in which the extraordinary dividend is received.

     Special rules exist with respect to extraordinary dividends for "qualified preferred dividends," which are any fixed dividends payable with respect to any share of stock which (i) provides for fixed preferred dividends payable not less frequently than annually and (ii) is not in arrears as to dividends at the time the holder acquires such stock. A qualified preferred dividend does not include any dividend payable with respect to any share if the actual rate of return of such stock for the period the stock has been held by the holder receiving the dividend exceeds 15%.

     Disposition of Senior Preferred Stock. A holder's adjusted tax basis in the Senior Preferred Stock will, in general, be equal to the holder's initial tax basis of such Senior Preferred Stock increased by the Redemption Premium previously included in income by the holder. A corporate holder's adjusted tax basis may be further adjusted by the extraordinary dividend provision discussed above. Upon the sale or other disposition of Senior Preferred Stock (including an exchange of Senior Preferred Stock for Preferred Stock Exchange Notes and a complete redemption of all of the outstanding Senior Preferred Stock) a holder will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and the adjusted tax basis of the Senior Preferred Stock and any such capital gain may be subject to a reduced rate of tax as described above under the heading "-- New Notes -- Disposition of New Notes."

     In the case of an exchange of Senior Preferred Stock for Preferred Stock Exchange Notes, the amount realized in the exchange will be equal to the "issue price" of the Preferred Stock Exchange Note plus any cash received in the exchange. If either the Senior Preferred Stock or the Preferred Stock Exchange Notes are traded on an established securities market, the issue price of a Preferred Stock Exchange Note will be equal to its fair market value, determined as of the exchange date, as reflected in the public trading in the Senior Preferred Stock or Preferred Stock Exchange Notes. If neither the Senior Preferred Stock nor the Preferred Stock Exchange Notes are so traded, the issue price of the Preferred Stock Exchange Notes would be the stated principal amount of the Preferred Stock Exchange Notes provided that the yield on the Preferred Stock Exchange Notes is equal to or greater than the "applicable Federal rate" in effect at the time the Preferred Stock Exchange Notes are issued. If the yield on the Preferred Stock Exchange Notes is less than such applicable Federal rate, the issue price of the notes would be equal to the present value as of the issue date of all payments to be made on the Preferred Stock Exchange Notes, discounted at the applicable Federal rate. It can not be determined at the present time whether the Senior Preferred Stock or the Preferred Stock Exchange Notes will be, at the relevant time, traded on an established securities market or whether the yield on the Preferred Stock Exchange Notes will equal or exceed the applicable Federal rate.

     Depending upon a holder's particular circumstances, the tax consequences of holding Preferred Stock Exchange Notes may be less advantageous than the tax consequences of holding Senior Preferred Stock because, for example, payments of interest on the Preferred Stock Exchange Notes will not be eligible for any dividends received deduction that may be available to corporate holders and because, as discussed at "-- Preferred Stock Exchange Notes -- Original Issue Discount," Preferred Stock Exchange Notes may be issued with greater amounts of original issue discount than the Redemption Premium on the Senior Preferred Stock.

     Partial Redemption of Senior Preferred Stock. In the case of a partial redemption of the Senior Preferred Stock by the Company, the partial redemption would be treated, under section 302 of the Code, either as a sale or exchange giving rise to capital gain or loss or as dividend income subject to tax as ordinary income. If a partial redemption of the Senior Preferred Stock for cash is treated as a dividend with respect to a particular exchanging holder under section 302 of the Code, such holder (i) will not recognize any loss on the exchange and (ii) will recognize dividend income (rather than capital gain) in an amount equal to cash received in the redemption without regard to the holder's adjusted tax basis in the shares of Senior Preferred Stock surrendered in the redemption, to the extent of its proportionate share of the Company's current or accumulated earnings and profits. Pursuant to section 302 of the Code, such redemption will not be treated as a dividend, if after giving effect to the constructive ownership rules of section 318 of the Code, such redemption
(i) represents a "complete termination" of the exchanging holder's stock interest in the Company, (ii) is "substantially disproportionate" with respect to the exchanging holder or (iii) is "not essentially equivalent to a dividend" with respect to the exchanging holder, all within the meaning of section 302(b) of the Code. An exchange will be "not essentially equivalent to a dividend" as to a particular holder if it results in a "meaningful reduction" in such holder's interest in the Company (after application of the constructive ownership rules of section 318 of the Code). In general, there are no fixed rules for determining whether a "meaningful reduction" has occurred. Each holder should consult its tax advisor as to its ability in light of its particular circumstances to satisfy any of the foregoing tests. Additionally, corporate holders should consult their tax advisors concerning the availability of the corporate dividends received deduction and the possible application of the extraordinary dividend rules of section 1059 of the Code to an exchange by a corporate holder for whom the distribution is taxable as a dividend.

     Preferred Stock Exchange Notes

     Original Issue Discount. If the exchange of Preferred Stock Exchange Notes for Senior Preferred Stock is consummated on or prior to April 15, 2003, the Preferred Stock Exchange Notes will be issued with original issue discount, for Federal income tax purposes, in an amount equal to the excess of the "stated redemption price at maturity" of the Preferred Stock Exchange Notes over the "issue price" of such notes (as described above). For this purpose, the stated redemption price at maturity of the Preferred Stock Exchange Notes will be deemed to be equal to the sum of all scheduled amounts payable on the Preferred Stock Exchange Notes (including the payment of stated interest). Alternatively, if the exchange of Preferred Stock Exchange Notes for Senior Preferred Stock is consummated after April 15, 2003, the Preferred Stock Exchange Notes will be issued with original issue discount, for Federal income tax purposes, only if the "stated redemption price at maturity" of the Preferred Stock Exchange Notes exceeds the "issue price" of such notes by a statutorily-defined de minimis amount. In this case, the stated redemption price at maturity will be equal to the stated principal amount of such notes and the payment of stated interest will be treated as interest income when received or accrued in accordance with a holder's regular method of tax accounting.

     If the Preferred Stock Exchange Notes are issued with original issue discount, holders will be required to include original issue discount in ordinary income over the period that they hold the Preferred Stock Exchange Notes in advance of the receipt of the cash attributable thereto. The amount of original issue discount to be included in income will be determined using a constant yield method, which will result in a greater portion of such discount being included in income in the later part of the term of the Preferred Stock Exchange Notes. Any amount of discount included in income will increase a holder's tax basis in the Preferred Stock Exchange Notes.

     Disposition of Preferred Stock Exchange Notes. Upon the sale, exchange or retirement of a Preferred Stock Exchange Note, a holder will recognize capital gain or loss equal to the difference between the amount realized and the holder's adjusted tax basis in such note and any such capital gain may be subject to a reduced rate of tax as described above under the heading "-- New Notes -- Disposition of New Notes."

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives New Securities for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Existing Securities where such Existing Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until December 17, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the New Securities may be required to deliver a prospectus.


     The Company will not receive any proceeds from any sale of New Securities by broker-dealers. New Securities received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market price or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to an Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letters of Transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in a Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offers (including the expenses of one counsel for the holders of the Existing Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Existing Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Securities will be passed upon for the Company by Dechert Price & Rhoads, Philadelphia, Pennsylvania.

                            INDEPENDENT ACCOUNTANTS

     The financial statements of the Company as of December 31, 1996 and 1997 and for the year ended December 31, 1995, the eleven month period ended November 26, 1996, the one month period ended December 31, 1996 and the year ended December 31, 1997 included in this Prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants.

     The financial statements of Blue Giant USA Corporation and Blue Giant Canada Limited as of December 31, 1996 and for the year then ended included in this Prospectus have been audited by Raughton & Company and by KPMG, respectively.

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
CLARK MATERIAL HANDLING COMPANY
Report of independent accountants...........................     F-2
Consolidated balance sheet as of December 31, 1996 and
  1997......................................................     F-3
Consolidated statement of operations for the year ended
  December 31, 1995, the eleven-month period ended November
  26, 1996, the one-month period ended December 31, 1996 and
  the year ended December 31, 1997..........................     F-4
Consolidated statement of stockholder's equity as of
  December 31, 1995, November 26, 1996, December 31, 1996
  and December 31, 1997.....................................     F-5
Consolidated statement of cash flows for the year ended
  December 31, 1995, the eleven-month period ended November
  26, 1996, the one-month period ended December 31, 1996,
  and the year ended December 31, 1997......................     F-6
Notes to consolidated financial statements..................     F-7
Unaudited consolidated balance sheet as of December 31, 1997
  and June 30, 1998.........................................    F-21
Unaudited consolidated statement of operations for the six
  months ended June 30, 1997 and 1998.......................    F-22
Unaudited consolidated statement of cash flows for the six
  months ended June 30, 1997 and 1998.......................    F-23
Notes to unaudited consolidated financial statements........    F-24

BLUE GIANT USA CORPORATION
Independent auditors' report................................    F-26
Balance sheet as of December 31, 1996 and as of June 28,
  1997 (unaudited)..........................................    F-27
Statement of operations for the year ended December 31, 1996 and for the six months ended June 28, 1996 and June 28,
  1997 (unaudited)..........................................    F-28
Statement of changes in shareholders' equity for the year
  ended December 31, 1996 and for the six months ended June
  28, 1997 (unaudited)......................................    F-29
Statement of cash flows for the year ended December 31, 1996 and for the six months ended June 28, 1996 and June 28,
  1997 (unaudited)..........................................    F-30
Notes to financial statements...............................    F-31

BLUE GIANT CANADA LIMITED
Auditors' report to the shareholders........................    F-36
Balance sheet as of December 31, 1996 and June 28, 1997
  (unaudited)...............................................    F-37
Statement of earnings and retained earnings for the year
  ended December 31, 1996 for the six months ended June 29,
  1996 and June 28, 1997 (unaudited)........................    F-38
Statement of changes in financial position for the year
  ended December 31, 1996 and for the six months ended June
  29, 1996 and June 28, 1997 (unaudited)....................    F-39
Notes to financial statements...............................    F-40

PRO FORMA COMBINED FINANCIAL INFORMATION
Unaudited pro forma combined financial information..........     P-1
Unaudited pro forma combined statement of operations for the
  twelve months ended June 30, 1998.........................     P-2
Notes to unaudited pro forma combined statement of
  operations for the twelve months ended June 30, 1998......     P-3
Unaudited pro forma combined statement of operations for the
  year ended December 31, 1997..............................     P-4
Notes to unaudited pro forma combined statement of
  operations for the year ended December 31, 1997...........     P-5

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholder of CLARK Material
Handling Company

In our opinion, the consolidated balance sheet and the related consolidated statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the consolidated financial position of CLARK Material Handling Company and its predecessor businesses at December 31, 1997 and December 31, 1996 and the results of their operations and cash flows for the year ended December 31, 1997, the one month period ended December 31, 1996, the eleven month period ended November 26, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Cincinnati, Ohio
February 24, 1998

                        CLARK MATERIAL HANDLING COMPANY

                           CONSOLIDATED BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1996            1997
                                                              ------------    ------------
                          ASSETS
Current assets
  Cash and cash equivalents.................................    $ 16,554        $  6,334
  Cash securing letters of credit...........................       1,092             320
  Trade receivables (less allowance of $2,215 at December
     31, 1996 and $1,906 at December 31, 1997)..............      38,154          47,018
  Net inventories...........................................      60,441          70,784
  Other current assets......................................       6,255           7,281
                                                                --------        --------
          Total current assets..............................     122,496         131,737
Long-term assets
  Property, plant and equipment-net.........................      51,014          47,836
  Goodwill, net of accumulated amortization of $231 at
     December 31, 1996 and $3,081 at December 31, 1997......     109,311         114,887
  Other assets..............................................      18,486          18,794
                                                                --------        --------
          Total assets......................................    $301,307        $313,254
                                                                ========        ========

             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Notes payable.............................................    $  3,246        $  3,184
  Current portion of capital lease obligations..............       2,407           2,732
  Trade accounts payable....................................      53,562          62,002
  Accrued compensation and benefits.........................       5,319           5,730
  Accrued warranties and product liability..................      23,383          20,774
  Other current liabilities.................................       9,489          10,728
                                                                --------        --------
          Total current liabilities.........................      97,406         105,150
Non-current liabilities
  Senior notes payable......................................     130,000         130,000
  Capital lease obligations, less current portion...........       3,600           3,864
  Accrued warranties and product liability..................      30,826          38,497
  Other non-current liabilities.............................      14,402          12,002
                                                                --------        --------
          Total liabilities.................................     276,234         289,513
                                                                --------        --------

Commitments and contingencies (Note 11).....................          --              --

Stockholder's equity
  Common stock, par value $1 per share, 1,000 shares
     authorized, issued and outstanding.....................           1               1
  Paid-in-capital...........................................      24,999          24,999
  Retained earnings.........................................         535           8,406
  Cumulative translation adjustment.........................        (462)         (9,665)
                                                                --------        --------
          Total stockholder's equity........................      25,073          23,741
                                                                --------        --------
          Total liabilities and stockholder's equity........    $301,307        $313,254
                                                                ========        ========

   The accompanying notes are an integral part of these financial statements.

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                  PREDECESSOR                     THE COMPANY
                                         -----------------------------    ----------------------------
                                                         ELEVEN MONTHS     ONE MONTH
                                          YEAR ENDED         ENDED           ENDED         YEAR ENDED
                                         DECEMBER 31,    NOVEMBER 26,     DECEMBER 31,    DECEMBER 31,
                                             1995            1996             1996            1997
                                         ------------    -------------    ------------    ------------
Net sales..............................    $528,759        $404,629         $46,763         $489,294
Cost of goods sold.....................     484,569         359,061          41,905          431,127
                                           --------        --------         -------         --------
  Gross profit.........................      44,190          45,568           4,858           58,167
Engineering, selling and administrative
  expenses.............................      30,649          26,613           2,923           37,133
Parent company management fees.........       6,996           5,672              --               --
Severance and exit charges.............       3,478              --              --               --
                                           --------        --------         -------         --------
  Income from operations...............       3,067          13,283           1,935           21,034
Other income (expense):
  Interest expense.....................        (790)           (370)         (1,393)         (15,086)
  Allocated interest expense from
     parent company....................     (16,145)        (14,656)             --               --
  Interest income......................         602             220              25              809
  Amortization interest expense from
     parent company....................        (530)           (349)             --               --
  Property impairment charge...........      (2,500)             --              --               --
  Other income (expense) -- net........        (975)           (223)            (32)           1,598
                                           --------        --------         -------         --------
  Income (loss) before income taxes and
     extraordinary items...............     (17,271)         (2,095)            535            8,355
Provision (benefit) for income taxes...        (148)             --              --              484
                                           --------        --------         -------         --------
Income (loss) before extraordinary
  items................................     (17,419)         (2,095)            535            7,871
Extraordinary loss on retirement of
  allocated debt.......................      (1,347)             --              --               --
                                           --------        --------         -------         --------
Net income (loss)......................    $(18,766)       $ (2,095)        $   535         $  7,871
                                           ========        ========         =======         ========

   The accompanying notes are an integral part of these financial statements.

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                                                       FOREIGN
                                                                         RETAINED     CURRENCY
                                                      COMMON   PAID-IN   EARNINGS    TRANSLATION
                                                      STOCK    CAPITAL   (DEFICIT)   ADJUSTMENTS
                                                      ------   -------   ---------   -----------
PREDECESSOR
Balance at December 31, 1994........................                     $(76,107)     $(3,915)
  Net loss for the year ended December 31, 1995.....                      (18,766)          --
  Translation adjustment............................                           --        2,066
                                                                         --------      -------
Balance at December 31, 1995........................                      (94,873)      (1,849)
  Net loss for the eleven months ended
     November 26, 1996..............................                       (2,095)          --
  Translation adjustment............................                           --       (2,546)
                                                                         --------      -------
Balance at November 26, 1996........................                     $(96,968)     $(4,395)
                                                                         ========      =======
THE COMPANY
Issuance of common stock............................   $ 1     $24,999   $     --      $    --
  Net income for the month ended December 31,
     1996...........................................    --          --        535           --
  Translation adjustment............................    --          --         --         (462)
                                                       ---     -------   ---------   -----------
Balance at December 31, 1996........................     1      24,999        535         (462)
  Net income for the year ended December 31,
     1997...........................................    --          --      7,871           --
  Translation adjustment............................    --          --         --       (9,203)
                                                      ------   -------   ---------   -----------
Balance at December 31, 1997........................   $ 1     $24,999   $  8,406      $(9,665)
                                                      ======   =======   =========   ===========

   The accompanying notes are an integral part of these financial statements.

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                          PREDECESSOR                    THE COMPANY
                                                  ----------------------------   ---------------------------
                                                                 ELEVEN MONTHS    ONE MONTH
                                                   YEAR ENDED        ENDED          ENDED        YEAR ENDED
                                                  DECEMBER 31,   NOVEMBER 26,    DECEMBER 31,   DECEMBER 31,
                                                      1995           1996            1996           1997
                                                  ------------   -------------   ------------   ------------
Operating activities:
  Net income (loss).............................    $(18,766)       $(2,095)       $    535       $  7,871
  Adjustments to reconcile net income (loss) to
    cash provided by operating activities:
    Depreciation................................      11,534          9,312             778          8,900
    Amortization................................       1,310          1,099             322          3,350
    Extraordinary loss on retirement of
      allocated debt............................       1,347             --              --             --
    Loss on sale of property, plant and
      equipment.................................         183             31              70             24
    Property impairment charge..................       2,500             --              --             --
    Changes in operating assets and liabilities
      excluding business combinations:
         Restricted cash........................        (516)          (220)           (136)           638
         Trade receivables......................        (240)        (2,406)          2,800         (8,732)
         Net inventories........................      (2,685)        (2,696)          9,801         (7,015)
         Trade accounts payable.................      (2,084)            61         (11,265)         7,866
         Accrued compensation and benefits......         (73)           409            (609)          (156)
         Accrued warranties and product
           liability............................       1,126         (2,248)            237          3,581
         Due to parent company..................      19,187          8,720              --             --
         Other assets and liabilities, net......      (5,645)        (5,876)            223         (5,218)
                                                    --------        -------        --------       --------
         Net cash provided by operating
           activities...........................       7,178          4,091           2,756         11,109
                                                    --------        -------        --------       --------
Investing activities:
  Business combinations.........................          --             --              --        (14,646)
  Capital expenditures..........................      (5,290)        (3,208)           (317)        (6,340)
  Proceeds from sale of assets..................         534            139              --             --
                                                    --------        -------        --------       --------
         Net cash used in investing
           activities...........................      (4,756)        (3,069)           (317)       (20,986)
                                                    --------        -------        --------       --------
Financing activities:
  Issuance of current notes payable.............          --             --              --          1,182
  Repayment of current notes payable............          --             --              --         (1,020)
  Repayment of allocated debt...................     (51,754)            --              --             --
  Proceeds from allocated debt..................      51,220            105              --             --
  Other, net....................................      (1,607)         1,376             293            147
                                                    --------        -------        --------       --------
         Net cash provided by (used in)
           financing activities.................      (2,141)         1,481             293            309
                                                    --------        -------        --------       --------
Effect of exchange rate changes on cash and cash
  equivalents...................................        (976)        (1,262)           (306)          (652)
                                                    --------        -------        --------       --------
Net increase (decrease) in cash and cash
  equivalents...................................        (695)         1,241           2,426        (10,220)
Cash and cash equivalents at beginning of
  period........................................       1,514            819          14,128         16,554
                                                    --------        -------        --------       --------
Cash and cash equivalents at end of period......    $    819        $ 2,060        $ 16,554       $  6,334
                                                    --------        -------        --------       --------
Supplemental disclosures
  Cash paid for interest........................    $    793        $   337        $     86       $ 14,465
  Income taxes paid.............................    $    148        $    17        $     --       $     --

   The accompanying notes are an integral part of these financial statements.

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

(1) REPORTING ENTITY AND BASIS OF PRESENTATION

     CLARK Material Handling Company (the "Company") is a wholly-owned subsidiary of CMH Holdings Corporation ("Holdings"). Prior to November 27, 1996, Holdings had no previous business operations and was formed for the purpose of acquiring the Company and its subsidiaries from Terex Corporation (the "Predecessor's Parent") in a purchase business combination. That acquisition was consummated on November 27, 1996. See Note 3 for information regarding the acquisition.

     Prior to the acquisition, the Company's predecessor businesses ("Predecessor") operated as wholly-owned subsidiaries of the Predecessor's Parent. Reference to the Company relates to the period subsequent to November 26, 1996, while reference to the Predecessor relates to operations on or prior to November 26, 1996. The Predecessor's Parent acquired the Predecessor in 1992 in a purchase business combination and Predecessor's Parent's basis, including its acquisition debt and goodwill associated with the 1992 acquisition, was "pushed down" to the Predecessor's financial statements.

     The Predecessor's financial statements include allocations of Predecessor's Parent acquisition debt and related interest expense. Management fees, which include corporate overhead costs (including legal, treasury and other shared services), have been allocated to the Predecessor based generally on the percentage of Predecessor revenues to the Predecessor's Parent's consolidated revenues. Interest has been charged on the management fee allocated and the due to Predecessor's Parent balance at a rate of 13% compounded monthly.

     The Company and the Predecessor operate in one industry segment, that being the design, manufacture, marketing and worldwide distribution and support of internal combustion and electric lift trucks, electric walkies and related components and replacement parts. Geographic segment information is shown in
Note 13.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of consolidation. The Company's financial statements include the accounts of the Company and its subsidiaries, including CLARK Material Handling GmbH, CLARK Forklift Korea, CLARK Material Handling of Brazil, HLT, Inc. ("HLT") and Blue Giant Canada Limited and Blue Giant USA Corporation ("Blue Giant"). HLT and Blue Giant were acquired in 1997 -- see Note 4. The Predecessor's financial statements include the U.S., German, Brazilian and Korean material handling operations of the Predecessor's Parent prior to their acquisition on November 27, 1996, on a combined basis. All material intercompany balances, transactions and profits have been eliminated.

     Cash and cash equivalents. Cash equivalents consist of highly liquid investments with original maturities of three months or less. The carrying amount of cash and cash equivalents approximates their fair value.

     Cash securing letters of credit. The Company has certain cash and cash equivalents that are not fully available for use in operations. Certain international operations collateralize letters of credit and performance bonds with cash deposits.

     Inventories. Inventories are stated at the lower of cost or market value. The Company determines cost on the first-in, first-out ("FIFO") method for all inventories. The Predecessor determined cost using the last-in, first-out ("LIFO") method for U.S. inventories and by the FIFO method for inventories of international operations.

     Goodwill. Goodwill represents the difference between the total purchase price and the fair value of assets and liabilities (tangible and intangible) acquired at the date of acquisition. Goodwill related to the Company is being amortized on the straight-line method over forty years. The Company reviews the carrying value of goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of discounted

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

estimated future operating cash flows anticipated to be generated during the remaining amortization period of the goodwill to the net carrying value of goodwill.

     Debt issuance costs. Debt issuance costs of the Company have been capitalized and are being amortized on the straight-line method over the term of the related debt. Debt issuance costs are included in other assets and totaled $5,599 and $6,625 at December 31, 1996 and 1997, respectively. Amortization of these costs totaled $47 and $625 for the one month ended December 31, 1996 and the year ended December 31, 1997, respectively.

     Property, plant and equipment. Property, plant and equipment are stated at cost. Expenditures for major renewals and improvements are capitalized while expenditures for maintenance and repairs not expected to extend the life of an asset beyond its normal useful life are charged to expense when incurred. Depreciation is determined for financial reporting purposes using the straight-line method over the estimated useful asset lives, generally 20 to 35 years for buildings, eight to twelve years for machinery and equipment and two to eight years for other assets.

     Revenue recognition. Revenue and costs are generally recorded when products are shipped and invoiced to customers. Certain new units may be invoiced prior to the time customers take physical possession. Revenue is recognized in such cases only when the customer has a fixed commitment to purchase the units, the units have been completed, tested and made available to the customer for pickup or delivery, and the customer has requested that the units be held for pickup or delivery at a time specified by the customer in the sales documents. In such cases, the units are invoiced under the customary billing terms, title to the units and risks of ownership pass to the customer upon invoicing, the units are segregated from inventories and identified as belonging to the customer and there are no further obligations under the order.

     Accrued warranties and product liability. Accruals for potential warranty and product liability claims are recorded based on past claims experience. Warranty costs are accrued at the time revenue is recognized. Self-insurance accruals are provided for estimated product liability experience on known claims and for claims anticipated to have been incurred which have not yet been reported. Product liability accruals are presented on a gross settlement basis.

     Foreign currency translation. Assets and liabilities of international operations are translated at year-end exchange rates. Income and expenses are translated at average exchange rates prevailing during the year. Foreign operations utilize the local currency as the functional currency; translation adjustments are accumulated in the cumulative translation adjustment account in equity. Gains or losses resulting from foreign currency transactions are included in other income (expense) and totaled ($1,232) ($1,055), ($149) and $1,536 for the year ended December 31, 1995, the eleven months ended November 26, 1996, the one month ended December 31, 1996 and for the year ended December 31, 1997, respectively.

     Income taxes. Income taxes are provided using the asset and liability method required by Statement of Financial Accounting Standards ("SFAS") No. 109. Pursuant to a tax sharing agreement with Holdings, the Company is included in the consolidated federal return of Holdings. The tax sharing arrangement does not differ materially from that which would occur on a separate entity basis. The Predecessor provided for income taxes on a separate entity basis.

     Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

     Reclassifications. Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

(3) ACQUISITION

     On November 27, 1996, Holdings acquired the Company and the Company's subsidiaries in a business combination accounted for as a purchase. The aggregate purchase price for the acquisition was $139,500, which was subject to certain immaterial post-closing adjustments, and was financed through a $25,000 equity investment by Holdings in the common stock of the Company and the issuance of $130,000 in Senior Notes due 2006 by the Company. The purchase price was allocated to the estimated fair values of the Company's tangible and intangible net assets with the remainder allocated to goodwill. The excess of purchase price over the net assets acquired of $116,942 is being amortized on a straight-line basis over forty years.

     The operating results of the Company are included in the consolidated results of operations since November 27, 1996. The following unaudited pro forma summary presents the consolidated results of operations as though Holdings completed the acquisition on January 1 of each period presented.

                                                 YEAR ENDED DECEMBER 31,
                                                 ------------------------
                                                    1995          1996
                                                 ----------    ----------
Net sales......................................   $528,759      $451,392
                                                  ========      ========
Income from operations.........................   $  5,894      $ 16,976
                                                  ========      ========
Net income (loss)..............................   $(12,452)     $  1,881
                                                  ========      ========

(4) BUSINESS COMBINATIONS

BLUE GIANT

     On November 7, 1997, the Company closed its acquisitions of substantially all of the assets and certain liabilities of Blue Giant USA Corporation ("BGU") and Blue Giant Canada Limited ("BGC") (collectively, "Blue Giant") in two separate purchase business combinations effective November 1, 1997. Although separate legal entities, BGU and BGC were under the common control of substantially the same stockholder group. The purchase price for the acquisitions comprised $9,365 in cash (of which $200 was paid to a shareholder of Blue Giant under a noncompete agreement), an obligation payable over three years totaling $1,105 under a noncompete agreement with a shareholder of the Blue Giant and related expenses of $333. The purchase price was allocated to the estimated fair value of the tangible and intangible net assets acquired, with the residual being allocated to goodwill. The goodwill of $1,026 is being amortized on a straight-line basis over forty years.

     The operating results of Blue Giant are included in the consolidated results of operations since November 1, 1997. The following unaudited pro forma summary presents the consolidated results of operations as though the acquisition of the Company described in Note 3 had been completed and the Company had completed the acquisition of Blue Giant on January 1 of each period presented.

                                                 YEAR ENDED DECEMBER 31,
                                                 ------------------------
                                                    1996          1997
                                                 ----------    ----------
Net sales......................................   $477,254      $509,187
                                                  ========      ========
Income from operations.........................   $ 17,293      $ 21,583
                                                  ========      ========
Net income.....................................   $  1,415      $  8,320
                                                  ========      ========

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

HLT, INC.

     On February 28, 1997, the Company purchased substantially all of the assets of HLT, Inc., a supplier of upright material handling equipment, for $4,948. Assets acquired included inventory, equipment and tooling. The purchase was financed through a short-term note which matured in the second quarter of 1997. The Company is leasing the former company's facility and is continuing production of the equipment, primarily for its own use. The acquisition was not significant and pro forma data is not presented.

(5) INVENTORIES

     Inventories consist of the following:

                                                      DECEMBER 31,
                                                   ------------------
                                                    1996       1997
                                                   -------    -------
Finished equipment...............................  $12,797    $12,000
Replacement parts................................   24,107     28,302
Work-in-progress.................................    1,402      5,356
Raw material and supplies........................   22,135     25,126
                                                   -------    -------
Net inventories..................................  $60,441    $70,784
                                                   =======    =======

(6) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                      DECEMBER 31,
                                                   ------------------
                                                    1996       1997
                                                   -------    -------
Property.........................................  $ 7,364    $ 7,005
Plant............................................   15,556     14,574
Equipment........................................   28,779     33,854
                                                   -------    -------
                                                    51,699     55,433
Less: Accumulated depreciation...................     (685)    (7,597)
                                                   -------    -------
Net property, plant and equipment................  $51,014    $47,836
                                                   =======    =======

(7) BORROWINGS, LINES OF CREDIT AND INDEBTEDNESS

     Long-term debt is summarized as follows:

                                                     DECEMBER 31,
                                                 --------------------
                                                   1996        1997
                                                 --------    --------
10.75% Senior Notes due 2006...................  $130,000    $130,000
Capital lease obligations (Note 8).............     6,007       6,596
                                                 --------    --------
Total long-term debt...........................   136,007     136,596
Less: current portion..........................     2,407       2,732
                                                 --------    --------
Long-term debt, less current portion...........  $133,600    $133,864
                                                 ========    ========

SENIOR NOTES DUE 2006

     The Senior Notes due 2006 ("Senior Notes") were issued in connection with the acquisition of the Company and are due on November 15, 2006. The Senior Notes are not redeemable at the Company's option

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

prior to November 15, 2001. Thereafter, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the 12 month period beginning on November 15 of the years indicated below:

YEAR                                                PERCENTAGE
----                                                ----------
2001..............................................   105.375%
2002..............................................   102.688%
2003 and thereafter...............................   100.000%

     The Senior Notes also contain provision for early redemption upon the occurrence of certain significant corporate events, including an offering of equity securities or a change in control of the Company.

  REVOLVING LINE OF CREDIT

     The Company has entered into a $30,000 revolving credit facility (the "Facility") with Congress Financial Corporation (the "Bank"). Borrowings under the Facility are available for working capital and general corporate purposes, including letters of credit. The Facility is secured by first priority liens on all accounts receivable and inventory of the Company's domestic operations, excluding HLT and Blue Giant.

     The Facility expires in November 1999, unless extended. The interest rate per annum applicable to the Facility is the prime rate, as announced periodically, plus 0.50% or, at the Company's option, the adjusted Eurodollar rate plus 2.50%. The Facility permits the Company to prepay loans and to permanently reduce revolving credit commitments or letters of credit, in whole or in part, at any time in certain minimum amounts. The Company is required to pay certain fees in connection with the Facility, including a commitment fee of 0.25% on the undrawn portion of the revolving credit commitment.

     The Facility contains customary representations and warranties, and events of default and certain other covenants. Borrowings on the Facility are classified in the consolidated balance sheet as notes payable and were $0 and $799 at December 31, 1996 and 1997, respectively. The average interest rate on borrowings during 1997 was 9%.

  FAIR VALUE DISCLOSURES

     The fair value of the Company's Senior Notes at December 31, 1997 is approximately $137,800 based on quoted market prices. The fair value of the Senior Notes approximated carrying value at December 31, 1996. The Company believes that the carrying value of its other borrowings approximates fair market value based on discounted future cash flows using rates currently available for debt with similar terms and remaining maturities.

(8) LEASE COMMITMENTS

     The Company leases certain facilities, machinery and equipment, and vehicles with varying terms under operating leases. In most leasing arrangements, the Company pays the property taxes, insurance, maintenance and expenses related to the leased property.

     Most of the Company's operating leases provide the Company with the option to renew the leases for varying periods after the initial lease terms. These renewal options enable the Company to renew the leases

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

based upon the fair rental values at the date of expiration of the initial lease. Total rental expense under operating leases was as follows:

Year ended December 31, 1995................................  $2,557
                                                              ======
Eleven months ended November 26, 1996.......................  $1,886
                                                              ======
One month ended December 31, 1996...........................  $  191
                                                              ======
Year ended December 31, 1997................................  $2,807
                                                              ======

     The Company also routinely enters into sale-leaseback arrangements for certain equipment, which is similarly sold to third-party customers under sales-type lease agreements. The Company maintains a net investment in these leases, represented by the present value of payments receivable under the leases. The Company's net investment in sales-type leases was $7,517 and $7,901 at December 31, 1996 and 1997, respectively, and is included in other current and non-current assets on the consolidated balance sheet.

     In connection with the original sale-leaseback arrangements underlying the customer lease program, the Company has an outstanding rental installment obligation which is recorded based on the present value of minimum payments due under the leases of $6,596 of which $2,732 is current at December 31, 1997.

     Future minimum capital and noncancelable operating lease payments and the related present value of capital lease payments at December 31, 1997 are as follows:

                                                           CAPITAL    OPERATING
                                                           LEASES      LEASES
                                                           -------    ---------
1998.....................................................  $2,446      $ 3,139
1999.....................................................   2,001        2,439
2000.....................................................   1,556        2,023
2001.....................................................   1,038        1,454
2002.....................................................     371        1,314
Thereafter...............................................      --           29
                                                           ------      -------
          Total minimum obligations......................   7,412      $10,398
                                                                       =======
Less amount representing interest........................     816
                                                           ------
          Present value of net minimum obligations.......   6,596
Less current portion.....................................   2,732
                                                           ------
          Long-term obligations..........................  $3,864
                                                           ======

(9) INCOME TAXES

     The components of income (loss) before income taxes and extraordinary items are as follows:

                                                 ELEVEN MONTHS     ONE MONTH
                                  YEAR ENDED         ENDED           ENDED         YEAR ENDED
                                 DECEMBER 31,    NOVEMBER 26,     DECEMBER 31,    DECEMBER 31,
                                     1995            1996             1996            1997
                                 ------------    -------------    ------------    ------------
United States..................    $(16,405)        $ 2,541           $165            $4,080
Foreign........................        (866)         (4,636)           370             4,275
                                   --------         -------           ----          --------
Income (loss) before income
  taxes and extraordinary
  items........................    $(17,271)        $(2,095)          $535            $8,355
                                   ========         =======           ====          ========

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

     As a result of the Predecessor's operating losses for book and tax purposes, provision (benefit) for income taxes for the year ended December 31, 1995 and the eleven months ended November 26, 1996 were minimal, relating primarily to state or foreign jurisdictions where taxable income occurred but net operating loss ("NOL") carryforwards were limited.

     Provisions for income taxes during the year ended December 31, 1997 and the one month ended December 31, 1996 relate to state and local income taxes. The Company did not provide for federal income taxes during the year ended December 31, 1997 and the one month period ended December 31, 1996 as the result of incurring a taxable loss in the United States and utilizing NOL carryforwards to offset taxable income in foreign jurisdictions.

     The provision for income taxes is different from the amount which would be provided by applying the statutory federal income tax rate to income (loss) before income taxes and extraordinary items. The reasons for the difference are summarized below:

                                                       ELEVEN MONTHS    ONE MONTH
                                         YEAR ENDED        ENDED          ENDED        YEAR ENDED
                                        DECEMBER 31,   NOVEMBER 26,    DECEMBER 31,   DECEMBER 31,
                                            1995           1996            1996           1997
                                        ------------   -------------   ------------   ------------
Expected income tax at U.S. federal
  rates...............................    $(6,045)        $ (712)         $ 182         $ 2,841
NOL with no current benefit...........      5,651          1,575             --              --
Foreign NOL carryforward benefit......         --             --           (166)         (1,987)
Benefit of domestic NOL...............         --           (863)           (56)         (1,387)
Foreign tax differential on
  income/losses of foreign
  subsidiaries........................        303             --             40             533
State and local taxes.................         --             --             --             484
Other.................................        239             --             --              --
                                          -------         ------          -----         -------
          Total provision for income
            taxes.....................    $   148         $   --          $  --         $   484
                                          =======         ======          =====         =======

     The tax effects of the basis differences and NOL carryforwards as of December 31, 1997 and December 31, 1996 are summarized below:

                                                             DECEMBER 31,
                                                         --------------------
                                                           1996        1997
                                                         --------    --------
Property, plant and equipment..........................  $    (81)   $ (1,846)
Goodwill...............................................        --        (942)
                                                         --------    --------
Total deferred tax liabilities.........................       (81)     (2,788)
                                                         --------    --------
Warranties and product liability.......................    19,602      21,478
Net inventories........................................     2,586         975
Receivables............................................       536         414
Other..................................................     2,330       1,620
Benefit of net operating loss carryforwards............    19,506      19,293
                                                         --------    --------
Total deferred tax assets..............................    44,560      43,780
                                                         --------    --------
Deferred tax valuation allowance.......................   (44,479)    (40,992)
                                                         --------    --------
Net deferred taxes.....................................  $     --    $     --
                                                         ========    ========

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

     Basis differences between the amounts assigned to net assets for financial reporting purposes and the amounts assigned for tax purposes resulted in a net deferred tax asset of $40,992. In light of the Company's and Predecessor's operating history, management provided a valuation allowance in the same amount.

     At December 31, 1997, the Company had U.S. federal NOL carryforwards of $3,049 which begin to expire in 2011.

     In addition, the Company's foreign subsidiaries have approximately $43,036 of loss carryforwards, $18,407 in corporate losses for Germany, $20,763 in municipal losses for Germany and $3,866 in other countries, which are available to offset future foreign taxable income. The loss carryforwards in Germany are available without expiration. The loss carryforwards in other countries expire in the years 1998 through 2001.

(10) RETIREMENT PLANS

  Pension Plans

     Certain of the Company's German employees are covered by noncontributory defined benefit pension plans. The Company also maintains separate pension benefit plans for German executive employees and for other staff. The executive pension plans are based on final pay and service, and, in some cases, are dependent on social security pensions while the other staff plans are based on fixed amounts applied to the number of years of service rendered. The plans are unfunded.

     The components of pension expense relating to defined benefit plans for each of the reporting periods covered by these financial statements are as follows:

                                                   ELEVEN MONTHS    ONE MONTH
                                     YEAR ENDED        ENDED          ENDED        YEAR ENDED
                                    DECEMBER 31,   NOVEMBER 26,    DECEMBER 31,   DECEMBER 31,
                                        1995           1996            1996           1997
                                    ------------   -------------   ------------   ------------
Current service cost..............     $  57           $ 38            $ 2            $ 37
Interest cost.....................       886            840             52             837
Net amortization and deferrals....      (927)           107              7              --
                                       -----           ----            ---            ----
                                       $  16           $985            $61            $874
                                       =====           ====            ===            ====

     The following table summarizes the funded status of the Company's defined benefit pension plans to the amounts recognized in the financial statements:

                                                              DECEMBER 31,
                                                            -----------------
                                                             1996      1997
                                                            -------   -------
Projected benefit obligation..............................  $12,379   $11,073
                                                            -------   -------
Accrued pension cost......................................  $12,379   $11,073
                                                            =======   =======

     The accumulated benefit obligations do not differ materially from the projected benefit obligations.

     A discount rate of 7.5% was used in 1997 and 1996 to determine the projected benefit obligations.

  Savings Plans

     The Company sponsors various tax deferred savings plans into which eligible employees may elect to contribute a portion of their compensation. Generally, the Company matches contributions up to a maximum of 3% of compensation. In connection with the required match, the Company's contribution to the plan was $283, $237, $30, and $512 for the year ended December 31, 1995, for the eleven months ended November 26, 1996, for the one month ended December 31, 1996, and for the year ended December 31, 1997, respectively.

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

  Other Postemployment Benefits

     The Company does not have any benefit programs which provide retiree health or life insurance benefits.

(11) LITIGATION, COMMITMENTS AND CONTINGENCIES

     In the normal course of business, lawsuits have been filed alleging damages for accidents relating to use of the Company's products. As part of the acquisition of the Predecessor, the Company assumed both the outstanding and future product liability exposures related to such operations. As of December 31, 1997, there were 76 lawsuits outstanding alleging damages for injuries or deaths arising from accidents involving forklift products. Most of the foregoing suits are in various stages of pretrial completion, and certain plaintiffs are seeking punitive as well as compensatory damages. The Company is self-insured, up to certain limits, for these product liability exposures, as well as for certain exposures related to general, workers' compensation and automobile liability. Insurance coverage is obtained for catastrophic losses as well as those risks required to be insured by law or contract. The Company has recorded and maintains an estimated liability, based in part upon actuarial determinations, in the amount of management's estimate of the Company's aggregate exposure for such self-insured risks.

     The Company is involved in various other legal proceedings which have arisen in the normal course of business. The Company has recorded provisions for estimated losses in circumstances where a loss is probable and the amount or range of possible amounts of the loss is estimable.

     The Company is contingently liable as a guarantor for certain of its dealers' financing arrangements with a financial institution. In certain circumstances of dealer default, the Company is obligated to: a) repurchase new equipment financed under dealer floor plan obligations and b) purchase dealers' long-term rental equipment contracts with customers for which financing has been provided by the financial institution to the dealer. The guarantees under these financing arrangements aggregated approximately $25,000 and $110,000, respectively, at December 31, 1997. When a dealer default does occur, a newly selected dealer generally assumes the assets of the prior dealer and any related financial obligations. Historically, the Company and the Predecessor have incurred only minimal losses relating to these arrangements.

     The Company is contingently liable for a portion of the residual value of machines sold by the Company to an independent company which subsequently leases those machines to third parties for terms generally ranging from three to five years. Historically, the Company and the Predecessor have made a profit on the subsequent resale of repurchased machines. At December 31, 1997, the maximum contingent liability was approximately $6,273. At December 31, 1996 and December 31, 1997, there were $1,188 and $1,887, respectively, of repurchased machines included in inventory.

     The Company is contingently liable on guarantees given by the Predecessor to financial institutions relating to loans and other dealer and customer obligations arising in the ordinary conduct of its business. Such guarantees approximated $2,272 at December 31, 1997. Estimated losses, if any, on such guarantees are accrued as a component of the allowance for doubtful accounts. Historically, the Company and the Predecessor have not incurred material losses on these guarantees.

     The Company's outstanding letters of credit totaled $1,084 at December 31, 1997. The letters of credit generally serve as collateral for certain liabilities included in the balance sheet. Certain of the letters of credit serve as collateral guaranteeing the Company's performance under contracts.

     The Company is a wholly-owned subsidiary of Holdings. Other than its investment in the Company, Holdings has no other substantive business activities or operations. Holdings has financed its investment in the Company through the issuance of $7,000 of Junior Subordinated Debentures, bearing interest at 12% per annum and maturing 2007, $17,000 of preferred stock with an annual cumulative dividend of 12% and $1,000

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

of common stock. Although the Company has not guaranteed Holdings' debt or preferred stock dividend obligations, or otherwise assumed such obligations, Holdings will look to the Company's assets and cash flows to meet its interest, debt and dividend obligations when and if they are paid.

(12) RELATED PARTY TRANSACTIONS

     The following table summarizes related party transactions conducted with the Predecessor's Parent:

                                                   ELEVEN MONTHS    ONE MONTH
                                     YEAR ENDED        ENDED          ENDED        YEAR ENDED
                                    DECEMBER 31,   NOVEMBER 26,    DECEMBER 31,   DECEMBER 31,
                                        1995           1996            1996           1997
                                    ------------   -------------   ------------   ------------
Distribution and parts warehousing
  expenses........................    $ 7,088         $ 6,100          $490          $5,580
Management fee allocation.........      6,996           5,672            --              --
Interest expense..................     16,145          14,656            --              --
Interest income...................        480             150            --              --

(13) GEOGRAPHIC SEGMENT INFORMATION

                                                           ELEVEN MONTHS    ONE MONTH
                                             YEAR ENDED        ENDED          ENDED        YEAR ENDED
                                            DECEMBER 31,   NOVEMBER 26,    DECEMBER 31,   DECEMBER 31,
                                                1995           1996            1996           1997
                                            ------------   -------------   ------------   ------------
Sales
  North America...........................    $385,611       $286,992        $ 31,480       $388,185
  Europe..................................     162,396        126,045          15,787        134,437
  All other...............................         116             85             231          3,829
  Eliminations............................     (19,364)        (8,493)           (735)       (37,157)
                                              --------       --------        --------       --------
          Total...........................    $528,759       $404,629        $ 46,763       $489,294
                                              ========       ========        ========       ========
Income (loss) from operations
  North America...........................    $   (523)      $ 10,307        $  1,389       $ 17,164
  Europe..................................       3,973          3,664             571          4,741
  All other...............................        (379)          (688)            (25)          (768)
  Eliminations............................          (4)            --              --           (103)
                                              --------       --------        --------       --------
          Total...........................    $  3,067       $ 13,283        $  1,935       $ 21,034
                                              ========       ========        ========       ========
Identifiable assets
  North America...........................    $ 95,107       $ 98,553        $265,472       $305,184
  Europe..................................     101,054         96,595          89,861         79,249
  All other...............................       9,650         10,353          10,161          6,839
  Eliminations............................     (13,102)       (12,794)        (64,187)       (78,018)
                                              --------       --------        --------       --------
          Total...........................    $192,709       $192,707        $301,307       $313,254
                                              ========       ========        ========       ========

     Sales between geographic areas are generally priced to recover costs plus a reasonable markup for profit. Operating income equals net sales less direct and allocated operating expenses, excluding interest and other nonoperating items.

     The Company is not dependent upon any single customer.

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

(14) SEVERANCE ACTIONS

     The Predecessor announced personnel reductions totaling approximately 134 employees in the North American operations during 1995 as a continuation of the Predecessor's programs to increase manufacturing efficiency, reduce costs and improve liquidity. The Predecessor recorded a combined charge of $3,478 in 1995 for severance costs associated with these actions and additional costs associated with the closing of certain administrative and warehouse facilities. Also during 1995, the Predecessor recorded a charge of $2,500 to recognize the impairment in value of certain properties held for sale in South Korea.

(15) FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES

     The Company conducts a portion of its business through subsidiaries. The Senior Notes referred to in Note 7 are unconditionally guaranteed, jointly and severally, by certain subsidiaries (the "Subsidiary Guarantors") which presently constitute HLT and BGU operations. Certain of the Company's subsidiaries do not guarantee the Senior Notes (the "Non-Guarantor Subsidiaries"), presently the Company's foreign subsidiaries.

     Presented below is condensed financial information for the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries at December 31, 1997.

     The equity method has been used by the Company with respect to investments in subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented based on management's determination that they do not provide additional information that is material to investors.

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1997

                                     CLARK MATERIAL
                                    HANDLING COMPANY                    NON-
                                    (PARENT COMPANY    SUBSIDIARY    GUARANTOR
                                         ONLY)         GUARANTORS   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                    ----------------   ----------   ------------   ------------   ------------
Current assets
  Cash and cash equivalents.......  $             70   $        1   $      6,263   $         --   $      6,334
  Cash securing letters of
    credit........................                --           --            320             --            320
  Trade receivables...............            24,224        3,081         19,713             --         47,018
  Affiliate accounts receivable...             4,900       11,982            189        (17,071)            --
  Net inventories.................            47,331        5,106         18,347             --         70,784
  Other current assets............             1,614          552          5,115             --          7,281
                                    ----------------   ----------   ------------   ------------   ------------
         Total current assets.....            78,139       20,722         49,947        (17,071)       131,737
Long-term assets
  Property, plant and equipment
    -- net........................            18,275        1,639         27,922             --         47,836
  Goodwill........................           113,861        1,026             --             --        114,887
  Investment in affiliates........            60,844           --             --        (60,844)            --
  Other assets....................             9,638        1,178          7,978             --         18,794
                                    ----------------   ----------   ------------   ------------   ------------
         Total assets.............  $        280,757   $   24,565   $     85,847   $    (77,915)  $    313,254
                                    ================   ==========   ============   ============   ============
Current liabilities
  Notes payable...................  $          1,261   $       --   $      1,923   $         --   $      3,184
  Current portion of capital lease
    obligations...................                --           --          2,732             --          2,732
  Trade accounts payable..........            44,437        3,664         13,901             --         62,002
  Affiliate accounts payable......            12,043        1,680          2,707        (16,430)            --
  Accrued compensation and
    benefits......................             3,051          503          2,176             --          5,730
  Accrued warranties and product
    liability.....................            19,345          196          1,233             --         20,774
  Other current liabilities.......             4,424          303          6,001             --         10,728
                                    ----------------   ----------   ------------   ------------   ------------
         Total current
           liabilities............            84,561        6,346         30,673        (16,430)       105,150
Non-current liabilities
  Senior notes payable............           130,000           --             --             --        130,000
  Capital lease obligations, less
    current portion...............                --           --          3,864             --          3,864
  Accrued warranties and product
    liability.....................            38,497           --             --             --         38,497
  Other non-current liabilities...               730        7,168          4,745           (641)        12,002
                                    ----------------   ----------   ------------   ------------   ------------
         Total liabilities........           253,788       13,514         39,282        (17,071)       289,513
                                    ----------------   ----------   ------------   ------------   ------------
Commitments and contingencies.....                --           --             --             --             --
Stockholder's equity
  Common stock....................                 1           --             --             --              1
  Paid-in-capital.................            24,999           --             --             --         24,999
  Retained earnings...............             1,969        1,741          4,696             --          8,406
  Subsidiary investment...........                --        9,310         51,534        (60,844)            --
  Cumulative translation
    adjustment....................                --           --         (9,665)            --         (9,665)
                                    ----------------   ----------   ------------   ------------   ------------
         Total stockholder's
           equity.................            26,969       11,051         46,565        (60,844)        23,741
                                    ----------------   ----------   ------------   ------------   ------------
         Total liabilities and
           stockholder's equity...  $        280,757   $   24,565   $     85,847   $    (77,915)  $    313,254
                                    ================   ==========   ============   ============   ============

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

                     CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                  CLARK MATERIAL
                                 HANDLING COMPANY                    NON-
                                 (PARENT COMPANY    SUBSIDIARY    GUARANTOR
                                      ONLY)         GUARANTORS   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                 ----------------   ----------   ------------   ------------   ------------
Net sales......................      $358,103        $27,849       $140,499       $(37,157)      $489,294
Cost of goods sold.............       316,068         24,579        127,535        (37,055)       431,127
                                     --------        -------       --------       --------       --------
  Gross profit.................        42,035          3,270         12,964           (102)        58,167
Engineering, selling and
  administrative expenses......        26,918          1,399          8,816             --         37,133
                                     --------        -------       --------       --------       --------
  Income from operations.......        15,117          1,871          4,148           (102)        21,034
Other income (expense):
Interest income................           699              8            102             --            809
Interest expense...............       (14,480)           (48)          (558)            --        (15,086)
Other income -- net............           907              6            685             --          1,598
                                     --------        -------       --------       --------       --------
  Income before income taxes...         2,243          1,837          4,377           (102)         8,355
Equity in earnings of
  subsidiaries.................         5,952             --             --         (5,952)            --
Provision for income taxes.....           324            105             55             --            484
                                     --------        -------       --------       --------       --------
Net income.....................      $  7,871        $ 1,732       $  4,322       $ (6,054)      $  7,871
                                     ========        =======       ========       ========       ========

                        CLARK MATERIAL HANDLING COMPANY
                           AND PREDECESSOR BUSINESSES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS) -- (CONTINUED)

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

                                           CLARK MATERIAL
                                          HANDLING COMPANY                      NON-
                                          (PARENT COMPANY     SUBSIDIARY     GUARANTOR
                                               ONLY)          GUARANTORS    SUBSIDIARIES    CONSOLIDATED
                                          ----------------    ----------    ------------    ------------
Net cash provided by operating
  activities............................      $  3,347          $ 326         $ 7,436         $ 11,109
                                              --------          -----         -------         --------
Investing activities:
Business combinations...................       (14,646)            --              --          (14,646)
Capital expenditures....................        (4,532)          (325)         (1,483)          (6,340)
                                              --------          -----         -------         --------
Net cash used in investing activities...       (19,178)          (325)         (1,483)         (20,986)
                                              --------          -----         -------         --------
Financing activities:
Issuance of current notes payable.......           822             --             360            1,182
Repayment of current notes payable......            --             --          (1,020)          (1,020)
Other, net..............................            --             --             147              147
                                              --------          -----         -------         --------
  Net cash provided by (used in)
     financing activities...............           822             --            (513)             309
                                              --------          -----         -------         --------
Effect of exchange rate changes on cash
  and cash equivalents..................            --             --            (652)            (652)
                                              --------          -----         -------         --------
Net increase (decrease) in cash and cash
  equivalents...........................       (15,009)             1           4,788          (10,220)
Cash and cash equivalents at beginning
  of period.............................        15,079             --           1,475           16,554
                                              --------          -----         -------         --------
Cash and cash equivalents at end of
  period................................      $     70          $   1         $ 6,263         $  6,334
                                              ========          =====         =======         ========

(16) VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                          BALANCE AT                                         BALANCE AT
                                         BEGINNING OF                  (1)        (2)          END OF
                                            PERIOD       PROVISION    OTHER    DEDUCTIONS      PERIOD
                                         ------------    ---------    -----    ----------    ----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS

THE PREDECESSOR
Year ended December 31, 1995...........     $3,600         $ --       $  71      $(804)        $2,867
Eleven months ended November 26,
  1996.................................      2,867           59         (48)      (740)         2,138

THE COMPANY
One month ended December 31, 1996......      2,063          164         (12)        --          2,215
Year ended December 31, 1997...........      2,215           27        (123)      (213)         1,906

---------------

(1) Effect of exchange rate.

(2) Utilization of established reserves, net of recoveries.

                        CLARK MATERIAL HANDLING COMPANY

                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              DECEMBER 31,    JUNE 30,
                                                                  1997          1998
                                                              ------------    --------
Current assets
  Cash and cash equivalents.................................    $  6,334      $  6,873
  Cash securing letters of credit...........................         320           182
  Net trade receivables.....................................      47,018        47,675
  Net inventories (Note 2)..................................      70,784        76,705
  Other current assets......................................       7,281         6,829
                                                                --------      --------
          Total current assets..............................     131,737       138,264
Long-term assets
  Property, plant and equipment-net.........................      47,836        49,390
  Goodwill, net of accumulated amortization.................     114,887       114,062
  Other assets..............................................      18,794        19,942
                                                                --------      --------
          Total assets......................................    $313,254      $321,658
                                                                ========      ========
Current liabilities
  Notes payable.............................................    $  3,184      $ 10,544
  Current portion of capital lease obligations..............       2,732         2,918
  Trade accounts payable....................................      62,002        60,562
  Accrued compensation and benefits.........................       5,730         6,313
  Accrued warranties and product liability..................      20,774        18,936
  Other current liabilities.................................      10,728        10,212
                                                                --------      --------
          Total current liabilities.........................     105,150       109,485
                                                                --------      --------
Non-current liabilities
  Senior notes payable......................................     130,000       130,000
  Capital lease obligations, less current portion...........       3,864         4,391
  Accrued warranties and product liability..................      38,497        39,377
  Other non-current liabilities.............................      12,002        12,688
                                                                --------      --------
          Total liabilities.................................     289,513       295,941
                                                                --------      --------
Commitments and contingencies (Note 3)......................          --            --
Stockholder's equity
  Common stock, par value $1 per share, 1,000 shares
     authorized, issued and outstanding.....................           1             1
  Paid-in-capital...........................................      24,999        24,999
  Retained earnings.........................................       8,406         9,920
  Cumulative translation adjustment.........................      (9,665)       (9,203)
                                                                --------      --------
          Total stockholder's equity........................      23,741        25,717
                                                                --------      --------
          Total liabilities and stockholder's equity........    $313,254      $321,658
                                                                ========      ========

           See accompanying notes to unaudited financial statements.

                        CLARK MATERIAL HANDLING COMPANY

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                SIX MONTHS         SIX MONTHS
                                                              ENDED JUNE 30,     ENDED JUNE 30,
                                                                   1997               1998
                                                              --------------     --------------
Net sales...................................................     $229,924           $269,037
Cost of goods sold..........................................      203,510            235,604
                                                                 --------           --------
  Gross profit..............................................       26,414             33,433
Engineering, selling and administrative expenses............       17,672             22,491
                                                                 --------           --------
  Income from operations....................................        8,742             10,942
Other income (expense)
  Interest income...........................................          509                128
  Interest expense..........................................       (7,528)            (7,590)
  Foreign exchange gain (loss)..............................          182               (541)
  Other (expense) income-net................................         (379)              (864)
                                                                 --------           --------
Income before income taxes..................................        1,526              2,075
Provision for income taxes..................................          224                561
                                                                 --------           --------
  Net income................................................     $  1,302           $  1,514
                                                                 ========           ========

           See accompanying notes to unaudited financial statements.

                        CLARK MATERIAL HANDLING COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              SIX MONTHS    SIX MONTHS
                                                                ENDED         ENDED
                                                               JUNE 30,      JUNE 30,
                                                                 1997          1998
                                                              ----------    ----------
Operating activities:
  Net income................................................   $ 1,302       $ 1,514
  Adjustments to reconcile net income to cash provided by
     operating activities:
     Depreciation and amortization..........................     6,456         6,892
     Changes in operating assets and liabilities:
       Restricted cash......................................       802           136
       Trade receivables....................................    (1,817)         (186)
       Net inventories......................................       241        (5,891)
       Trade accounts payable...............................       805        (1,380)
       Accrued compensation and benefits....................        78           591
       Accrued warranties and product liability.............     1,435          (952)
       Other assets and liabilities, net....................    (1,277)       (2,539)
                                                               -------       -------
Net cash provided by (used in) operating activities.........     8,025        (1,815)
                                                               -------       -------
Investing activities -- capital expenditures................    (2,603)       (5,639)
                                                               -------       -------
Financing activities:
  (Repayment) issuance of notes payable, net................    (5,129)        7,284
  Issuance of other long term debt..........................        --           842
                                                               -------       -------
Net cash (used in) provided by financing activities.........    (5,129)        8,126
                                                               -------       -------
Effect of exchange rate changes on cash and cash
  equivalents...............................................      (695)         (133)
                                                               -------       -------
Net (decrease) increase in cash and cash equivalents........      (402)          539
Cash and cash equivalents at beginning of period............    16,554         6,334
                                                               -------       -------
Cash and cash equivalents at end of period..................   $16,152       $ 6,873
                                                               =======       =======

           See accompanying notes to unaudited financial statements.

                        CLARK MATERIAL HANDLING COMPANY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

(1) The accompanying unaudited interim consolidated financial statements have been prepared in accordance with Rule 10-01 of SEC Regulation S-X. Consequently, they do not include all the disclosures required under generally accepted accounting principles for complete financial statements. However, in the opinion of the management of CLARK Material Handling Company (the "Company"), the consolidated financial statements presented herein contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries.

(2) Inventories consist of the following:

                                                            JUNE 30,
                                                              1998
                                                            ---------
Finished equipment........................................   $16,397
Replacement parts.........................................    28,272
Work-in-process...........................................     8,298
Raw materials and supplies................................    23,738
                                                            --------
          Net inventories.................................   $76,705
                                                            ========

(3) There have been no material changes in the status of the Company's legal proceedings or its other contingent obligations since December 31, 1997.

(4) On February 28, 1997, the Company purchased substantially all the assets of HLT (Hydroelectric Lift Trucks) a supplier of upright material handling equipment, for $4,948. Assets acquired included inventory, equipment and tooling. The purchase was financed through a short-term note which matured in the second quarter of 1997. The Company is leasing the former company's facility and is continuing production, primarily for its own use. The acquisition was not significant and pro forma data is not presented.

(5) On November 7, 1997 the Company closed its acquisition of substantially all of the assets and certain liabilities of Blue Giant USA Corporation ("BGU") and Blue Giant Canada Limited ("BGC"), (collectively, "Blue Giant") in two separate purchase business combinations effective November 1, 1997. Although separate legal entities, BGU and BGC were under the common control of substantially the same stockholder group. The purchase price for the acquisition comprised $9,365 in cash (of which $200 was paid to a shareholder of Blue Giant under a noncompetition agreement), an obligation payable over three years totaling $1,105 under a noncompetition and consulting agreement with a shareholder of Blue Giant and related out-of-pocket expenses of approximately $333. The purchase price was allocated to the estimated fair value of the tangible and intangible net assets acquired, with the residual being allocated to goodwill. The goodwill is being amortized on a straight-line basis over forty years.

    The following unaudited pro forma summary presents the consolidated results of operations as though the acquisition of Blue Giant had been completed on January 1 of 1997.

                                                            SIX MONTHS
                                                              ENDED
                                                             JUNE 30,
                                                               1997
                                                            ----------
Net sales.................................................   $243,980
Income from operations....................................   $  9,165
Net income................................................   $  1,665

(6) The Company had total comprehensive (loss) income of ($4,599) and $1,976 for the six months ended June 30, 1997 and 1998, respectively. The difference between the Company's net income and total comprehensive (loss) income relates to the cumulative translation adjustment of its foreign subsidiaries.

                        CLARK MATERIAL HANDLING COMPANY

                                 (IN THOUSANDS)

(7) On July 15, 1998, the Company purchased substantially all the assets and certain liabilities of Samsung Forklift for approximately $30,400 (subject to certain post-closing adjustments). The Company estimates that it will make approximately $5,000 of capital expenditures for upgrading and new equipment in the manufacturing facilities. To finance this acquisition, the Company sold $20,000 aggregate principle amounts of 10 3/4% Senior Notes due 2006 and $20,000 of aggregate liquidation preference of 13% Senior Exchangeable Preferred Stock due 2007. The Company may, at its option, pay dividends in additional fully paid and non-assessable shares of Senior Exchangeable Preferred Stock until July 15, 2003. After July 15, 2003 dividends are to be paid in cash. The acquisition is not significant and pro forma financial information is not provided.

(8) Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Blue Giant USA Corporation
Pell City, Alabama

We have audited the accompanying balance sheet of Blue Giant USA Corporation as of December 31, 1996 and the related statements of operation, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Giant USA Corporation as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Raughton & Company
Certified Public Accountants
Pell City, Alabama
March 21, 1997

                           BLUE GIANT USA CORPORATION

                                 BALANCE SHEET

                                                              DECEMBER 31,    JUNE 28,
                                                                  1996          1997
                                                              ------------   -----------
                                                                             (UNAUDITED)
Current Assets:
  Cash......................................................   $    4,736    $    7,945
  Accounts receivable, net of allowance for doubtful
     accounts of $62,000 and $62,000........................    2,289,631     2,552,076
  Other receivables.........................................       18,203            --
  Inventory (Note 2)........................................    1,563,403     1,709,548
  Prepaid expenses..........................................      235,757       231,722
                                                               ----------    ----------
          Total current assets..............................    4,111,730     4,501,291
Property, plant and equipment (Note 3)......................    1,005,195     1,020,819
Other assets................................................      114,417       110,449
                                                               ----------    ----------
          Total assets......................................   $5,231,342    $5,632,559
                                                               ==========    ==========
Current Liabilities:
  Bank overdraft............................................   $   15,240    $  125,305
  Line of credit borrowings (Note 7)........................      842,154       773,298
  Accounts payable..........................................    1,338,799     1,391,450
  Accrued payroll and related liabilities...................       19,498        26,688
  Other accrued expenses....................................      156,510       251,995
  Current portion of long-term debt (Note 7)................      171,540       127,781
                                                               ----------    ----------
          Total current liabilities.........................    2,543,741     2,696,517
Long-term debt (Note 7).....................................      747,228       747,228
                                                               ----------    ----------
          Total liabilities.................................    3,290,969     3,443,745
                                                               ----------    ----------
Shareholders' Equity:
  Common stock, $1 par value, 1,025 shares authorized, 1,000 shares issued
     and outstanding........................................        1,000         1,000
  Additional paid in capital................................       39,500        39,500
  Retained earnings.........................................    1,899,873     2,148,314
                                                               ----------    ----------
          Total shareholders' equity........................    1,940,373     2,188,814
                                                               ----------    ----------
          Total liabilities and shareholders' equity........   $5,231,342    $5,632,559
                                                               ==========    ==========

    The accompany notes are an integral part of these financial statements.

                           BLUE GIANT USA CORPORATION

                            STATEMENT OF OPERATIONS

                                                                SIX MONTHS ENDED
                                                 YEAR ENDED         JUNE 28,        SIX MONTHS ENDED
                                                DECEMBER 31,          1996           JUNE 28, 1997
                                                    1996          (UNAUDITED)         (UNAUDITED)
                                                ------------    ----------------    ----------------
Net sales.....................................  $13,875,445        $6,314,971          $7,172,227
Cost of sales.................................   10,513,947         4,874,793           5,585,027
                                                -----------        ----------          ----------
                                                  3,361,498         1,440,178           1,587,200
                                                -----------        ----------          ----------
Operating expenses:
  Selling, general and administrative.........    2,807,368         1,153,430           1,120,602
  Research, development and engineering.......      158,371            76,285              65,630
                                                -----------        ----------          ----------
          Total operating expenses............    2,965,739         1,229,715           1,186,232
Income before interest and other income.......      395,759           210,463             400,968
  Interest expense............................     (141,368)          (69,194)            (71,506)
  Other income, net...........................       31,940           153,001              71,393
                                                -----------        ----------          ----------
Income before taxes...........................      286,331           294,270             400,855
Income tax expense............................     (106,232)         (107,775)           (152,414)
                                                -----------        ----------          ----------
Net income....................................  $   180,099        $  186,495          $  248,441
                                                ===========        ==========          ==========

   The accompanying notes are an integral part of these financial statements.

                           BLUE GIANT USA CORPORATION

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                      COMMON STOCK      ADDITIONAL     RETAINED
                                                    ----------------     PAID-IN       EARNINGS
                                                    SHARES    VALUE      CAPITAL      (DEFICIT)
                                                    ------    ------    ----------    ----------
Balance at December 31, 1995......................  1,000     $1,000     $39,500      $1,719,774
Net income for the period.........................     --         --          --         180,099
                                                    -----     ------     -------      ----------
Balance at December 31, 1996......................  1,000      1,000      39,500       1,899,873
Net income for the period (unaudited).............     --         --          --         248,441
                                                    -----     ------     -------      ----------
Balance at June 28, 1997 (unaudited)..............  1,000     $1,000     $39,500      $2,148,314
                                                    =====     ======     =======      ==========

   The accompanying notes are an integral part of these financial statements.

                           BLUE GIANT USA CORPORATION

                            STATEMENT OF CASH FLOWS

                                                               SIX MONTHS ENDED    SIX MONTHS ENDED
                                                YEAR ENDED         JUNE 28,            JUNE 28,
                                               DECEMBER 31,          1996                1997
                                                   1996          (UNAUDITED)         (UNAUDITED)
                                               ------------    ----------------    ----------------
Cash Flow From Operating Activities
  Net Income.................................  $    180,099        $186,495            $248,441
  Adjustment to reconcile net income to net
     cash flows from operating activities:
     Depreciation and amortization...........       157,914          64,758              72,306
     Gain on sale of fixed assets............       (22,535)        (16,535)                (26)
     Deferred income taxes...................        13,267              --                  --
  Changes in assets and liabilities:
     Accounts receivable.....................      (243,378)       (589,347)           (262,445)
     Inventory...............................      (220,945)        (95,006)           (146,145)
     Prepaid expenses........................        (6,584)         78,338              26,206
     Accounts payable........................       144,976         138,160              52,651
     Accrued payroll and related
       liabilities...........................         2,119          (5,643)              7,190
     Other accrued expenses..................      (260,887)        (51,087)            205,550
                                               ------------        --------            --------
          Net cash from operating
            activities.......................      (255,954)       (289,867)            203,728
                                               ------------        --------            --------
Cash Flows From Investing Activities
  Purchase of equipment......................      (204,674)       (322,161)            (93,501)
  Proceeds from sale of fixed assets.........        35,250         125,526               5,600
                                               ------------        --------            --------
          Net cash from investing
            activities.......................      (169,424)       (196,635)            (87,901)
                                               ------------        --------            --------
Cash Flows From Financing Activities
  Line of credit borrowings..................    14,261,692         618,321             389,610
  Long-term borrowings.......................       164,341          91,400              46,814
  Line of credit principal repayments........   (13,831,177)       (132,799)           (458,466)
  Long-term debt principal repayment.........      (170,436)        (89,798)            (90,576)
                                               ------------        --------            --------
          Net cash from financing
            activities.......................       424,420         487,124            (112,618)
                                               ------------        --------            --------
Net change in cash...........................          (958)            622               3,209
Cash at beginning of period..................         5,694           5,694               4,736
                                               ------------        --------            --------
Cash at end of period........................  $      4,736        $  6,316            $  7,945
                                               ============        ========            ========

   The accompanying notes are an integral part of these financial statements.

                           BLUE GIANT USA CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1996 AND JUNE 28, 1997

NOTE 1 -- NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Blue Giant USA Corporation is principally engaged in the manufacturing and sales of materials handling equipment. The Company sells its products throughout the United States and worldwide, primarily to wholesalers and to contractors.

     The accounting policies followed by the Company and the methods of applying those policies which affect the determination of financial position, results of operations and cash flows are summarized below.

     The unaudited financial statements as of June 28, 1997 and for the six month periods ended June 28, 1997 and 1996 have been prepared in accordance with Rule 10-01 of SEC Regulation S-X. Consequently, they do not include all the disclosures required under generally accepted accounting principles for complete financial statements. However, in the opinion of the management, the financial statements presented herein contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company for the periods indicated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The allowance for doubtful accounts is maintained at a level believed by management sufficient to absorb potential losses. Management's determination of the adequacy of the allowance is based on past loss experience, current economic conditions and other relevant factors. The allowance is increased by the provision for losses charged to operations and is decreased by the actual net charge-offs.

INVENTORIES

     Inventories are valued at cost (first-in, first-out) or market, whichever is lower, and consist of raw materials, and purchased finished goods. Manufactured goods are valued using the average cost method and include raw materials, labor and allocable overhead.

                           BLUE GIANT USA CORPORATION

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is provided at rates intended to distribute the cost of property, plant and equipment over their estimated service lives as follows:

             DESCRIPTION                          METHOD               SERVICE LIFE
             -----------                          ------               ------------
Buildings and improvements...........  Straight-line                   21-30 years
Factory equipment....................  Straight-line                    3-10 years
Tools and dies.......................  Straight-line and accelerated       3 years
Office furniture.....................  Straight-line                     5-7 years
Automotive...........................  Straight-line                     3-7 years

INCOME TAXES

     Annual provision for income taxes is based primarily on income before income taxes adjusted to reflect adjustments to taxable income representing permanent differences.

     Where income and expenses are recognized in different periods for financial reporting purposes and for purposes of computing income taxes currently payable, deferred income taxes have been provided.

NOTE 2 -- INVENTORIES

     Inventories consisted of the following:

                                                     DECEMBER 31,    JUNE 28, 1997
                                                         1996         (UNAUDITED)
                                                     ------------    -------------
Raw materials and purchased parts..................   $  819,261      $  895,845
Work-in-process....................................      308,493         337,331
Finished goods manufactured........................      348,635         381,225
Finished goods purchased...........................       87,014          95,147
                                                      ----------      ----------
          Total....................................   $1,563,403      $1,709,548
                                                      ==========      ==========

NOTE 3 -- PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                               DECEMBER 31,
                                                                   1996
                                                               ------------
Autos and trucks............................................    $  239,653
Office equipment and furnishings............................       250,340
Factory equipment...........................................       294,498
Tools and dies..............................................       245,507
Buildings and improvements..................................     1,074,425
Land........................................................        11,000
                                                                ----------
          Total property, plant and equipment...............     2,115,423
Less: Accumulated depreciation..............................     1,110,228
                                                                ----------
          Net property, plant and equipment.................    $1,005,195
                                                                ==========

                           BLUE GIANT USA CORPORATION

NOTE 4 -- INCOME TAXES

     The provision (benefit) for income taxes consists of the following:

                                                          DECEMBER 31,
                                                              1996
                                                          ------------
Current liability:
  Federal..............................................     $ 82,367
  State................................................       10,598
                                                            --------
                                                              92,965
                                                            --------
Deferred liability:....................................       13,267
                                                            --------
                                                            $106,232
                                                            ========

     The deferred income tax assets and liabilities are as follows:

Deferred income tax assets:
  Reserves and accruals not currently deductible..........   $21,080
                                                             =======
Deferred income tax liabilities:
  Depreciation............................................   $17,112
                                                             =======

NOTE 5 -- RELATED PARTY TRANSACTIONS

     During the period ended December 31, 1996, the Company transacted business with Blue Giant Canada, LTD ("B. G. Canada") and Blue Giant -- Europe, LTD as follows:

Purchases from B. G. Canada............................    $4,138,145
Sales to B. G. Canada..................................       388,886
Sales to B. G. Europe..................................         5,963

     At December 31, 1996, $5,963 was included in trade accounts receivable as a receivable from Blue Giant Europe.

     At December 31, 1996, Blue Giant USA owed Blue Giant Canada $1,001,730 in accounts payable. This amount is included in current liabilities on the balance sheet.

     All of the above transactions result form normal business activities. The Company's common stock was formerly owned by B. G. Canada. A majority shareholder of the Company is also a majority shareholder in B. G. Canada.

     Blue Giant USA Corporation owns 25% of the stock of Blue Giant Europe, LTD, but has no control over this company. During 1995, Blue Giant USA Corporation made a $33,010 loan to Blue Giant Europe LTD. This note is expected to be collected during 1998 and is included under other assets on the balance sheet.

                           BLUE GIANT USA CORPORATION

NOTE 6 -- NOTES PAYABLE AND LONG-TERM DEBT

     The following is a detail of notes payable and long-term debt at December 31, 1996:

Note Payable -- Line of Credit:
  Note payable to AmSouth Bank on demand with interest at
  AmSouth Bank prime rate, secured by accounts receivable,
  inventories, machinery, furniture, equipment and real
  estate and guaranteed by the President of the Company.
  Line-of-credit on this note is the lesser of $2,000,000 or the sum of (1) 80% of accounts receivable not delinquent
  and (2) 30% of the cost of inventories not past 90 days,
  less international receivables that are not supported by
  letters of credit.........................................    $  842,154
                                                                ==========
Note Payable AmSouth (Term)
  Note payable (term Loan) to AmSouth Bank due in monthly
  installments of $8333.33 principal plus interest on the
  unpaid amount at the AmSouth Bank floating prime rate. The
  Company borrowed $1,000,000 under this loan which will
  fully amortize in ten years. The note is secured by
  accounts receivable, inventories, machinery, furniture,
  equipment and real estate and is guaranteed by the
  President of the Company..................................    $  750,000
Note Payable to AmSouth Bank in monthly installments of
  $476, including principal and interest at 8.25%, with
  final payment due August, 1997; secured by automobile.....         3,810
Note Payable to AmSouth Bank in monthly installments of $604 principal, plus interest at 9.50%, with final payment due
  June 1999; secured by an automobile.......................        18,125
Note Payable to AmSouth Bank in monthly installments of $417 principal, plus interest at 9.25%, with final payment due
  November, 1998; secured by an automobile..................        10,016
Note Payable to AmSouth Bank in monthly installments of
  $1750 principal, plus interest at AmSouth prime rate,
  8.25% at December 31, 1996, with final payment due April
  15, 1999; secured by automobiles..........................        47,250
Note Payable to AmSouth Bank in monthly installments of $789 principal, plus interest at 0.5% above AmSouth prime rate,
  8.75% at December 31, 1996, with final payment due June
  21, 1999; secured by equipment............................        22,878
Note Payable to AmSouth Bank in monthly installments of $560 principal, plus interest at AmSouth prime rate, 8.25% at
  December 31, 1996, with final payment due September 12,
  1999; secured by an automobile............................        17,913
Note Payable to AmSouth Bank in monthly installments of $835 principal, plus interest at AmSouth prime rate, 8.25% at
  December 31, 1996, with final payment due September 12,
  1999; secured by an automobile............................        26,718
Note Payable to AmSouth Bank in monthly installments of
  $689, plus interest at AmSouth Bank prime rate, 8.25% at
  December 31, 1996, with final payment due September 12,
  1999; secured by automobile...............................        22,058
                                                                ----------
                                                                   918,768
  Less current portion......................................       171,540
                                                                ----------
       Long-term debt.......................................    $  747,228
                                                                ==========

                           BLUE GIANT USA CORPORATION

     Long-term debt matures as follows:

December 31,
  1997...................................................  $1,013,694
  1998...................................................     167,734
  1999...................................................     129,494
  2000...................................................     100,000
  2001...................................................     100,000
Thereafter...............................................     250,000
                                                           ----------
          Total..........................................  $1,760,922
                                                           ==========

NOTE 7 -- CONTINGENT LIABILITIES

     The Company has been named as defendant or co-defendant in various actions arising in the ordinary course of business. In the opinion of management, and legal counsel, all such matters are adequately covered by insurance or involve such amounts that an unfavorable disposition would not have a material effect on the financial position of the Company.

NOTE 8 -- COMMITMENTS

     During 1994, the Corporation entered into two three-year non-cancelable leases for equipment. These are being accounted for as operating leases. Future lease payments associated with these leases are as follows:

Year ending December 31, 1997..............................  $13,705
                                                             -------
Total......................................................  $13,705
                                                             =======

     The Corporation was required to make deposits on these leases totaling $4,259. This amount is included in current assets on the balance sheet.

NOTE 9 -- EMPLOYEE BENEFIT PLAN

     The Company has a deferred compensation plan pursuant to Section 401(k) of the Internal Revenue Code for all employees who meet certain eligibility requirements. The Plan calls for the Company to match one-half of participant voluntary salary deferrals up to but not in excess of 2% of each participant's compensation. $48,933 was expensed under the Plan for the period ended December 31, 1996.

NOTE 10 -- SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Cash was paid during the years ended December 31, 1996 for:

Interest..................................................  $140,332
Income taxes..............................................  $116,322

NOTE 11 -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying value of short and long-term debt approximates fair value based on current interest rates. None of the financial instruments are held for trading purposes.

                      AUDITORS' REPORT TO THE SHAREHOLDERS

     We have audited the balance sheet of Blue Giant Canada Limited as at December 31, 1996 and the statements of earnings and retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles in Canada which, except as described in note 14 to the financial statements, conform in all material respects with generally accepted accounting principles in the United States.

KPMG
Chartered Accountants
Richmond Hill, Canada
February 20, 1997, except for note 15,
which is as of April 8, 1998

                           BLUE GIANT CANADA LIMITED

                                 BALANCE SHEET

                                                              DECEMBER 31,     JUNE 28,
                                                                  1996           1997
                                                              ------------    -----------
                                                                              (UNAUDITED)
Assets
Current assets:
  Accounts receivable (note 2)..............................  $ 4,880,790     $ 4,911,147
  Income taxes receivable...................................           --          31,461
  Inventories...............................................    2,672,620       3,250,218
  Prepaid expenses and deposits.............................       86,414         129,136
                                                              -----------     -----------
                                                                7,639,824       8,321,962
Due from employee (note 3)..................................       45,000              --
Capital assets (note 4).....................................    2,416,612       2,532,256
                                                              -----------     -----------
                                                              $10,101,436     $10,854,218
                                                              ===========     ===========
Liabilities and Shareholders' Equity
Current liabilities:
  Bank indebtedness (note 5)................................  $ 1,435,553     $ 2,206,635
  Accounts payable and accrued liabilities..................    2,869,518       2,842,484
  Income taxes payable......................................       77,398              --
  Long-term debt payable within one year (note 6)...........      120,000         120,000
                                                              -----------     -----------
                                                                4,502,469       5,169,119
                                                              -----------     -----------
Long-term debt (note 6).....................................    1,620,565       1,562,999
Payable to shareholders (note 7)............................    1,188,158       1,150,825
Deferred income taxes.......................................       27,496          23,496
Shareholders' equity:
  Capital stock (note 8)....................................          100             100
  Retained earnings.........................................    2,762,648       2,947,679
                                                              -----------     -----------
                                                                2,762,748       2,947,779
                                                              -----------     -----------
Commitments (note 10)
Contingencies (note 11)
                                                              -----------     -----------
                                                              $10,101,436     $10,854,218
                                                              ===========     ===========

                See accompanying notes to financial statements.

                           BLUE GIANT CANADA LIMITED

                  STATEMENT OF EARNINGS AND RETAINED EARNINGS

                                                    YEAR ENDED    SIX MONTH PERIOD   SIX MONTH PERIOD
                                                   DECEMBER 31,    ENDED JUNE 29,     ENDED JUNE 28,
                                                       1996             1996               1997
                                                   ------------   ----------------   ----------------
                                                                    (UNAUDITED)        (UNAUDITED)
Sales............................................  $17,097,231       $8,393,315         $9,897,352
Cost of sales....................................   13,087,119        6,503,910          7,801,369
                                                   -----------       ----------         ----------
                                                     4,010,112        1,889,405          2,095,983
                                                   -----------       ----------         ----------
Expenses:
  General and administrative.....................      881,678          441,284            541,230
  Marketing......................................    1,006,997          532,433            524,350
  Manufacturing support..........................      591,685          300,979            257,160
  Service department.............................      492,012          246,324            283,880
  Management bonuses.............................      197,968           64,576             81,200
  Shipping and receiving.........................      122,111           65,934             53,825
  Parts department...............................      130,409           65,577             69,331
                                                   -----------       ----------         ----------
                                                     3,422,860        1,717,107          1,810,976
                                                   -----------       ----------         ----------
Operating income before interest.................      587,252          172,298            285,007
                                                   -----------       ----------         ----------
Interest:
  On short-term debt.............................       93,885           57,655             42,600
  On long-term debt and shareholder advances.....      153,048           44,694             98,934
                                                   -----------       ----------         ----------
                                                       246,933          102,349            141,534
                                                   -----------       ----------         ----------
Operating income.................................      340,319           69,949            143,473
Other income.....................................      262,269          143,786            133,558
                                                   -----------       ----------         ----------
Earnings before income taxes.....................      602,588          213,735            277,031
Income taxes:
  Current........................................      188,500           72,000             96,000
  Deferred (recovery)............................       (1,200)          (3,000)            (4,000)
                                                   -----------       ----------         ----------
                                                       187,300           69,000             92,000
                                                   -----------       ----------         ----------
Net earnings.....................................      415,288          144,735            185,031
Retained earnings, beginning of period...........    2,347,360        2,347,360          2,762,648
                                                   -----------       ----------         ----------
Retained earnings, end of period.................  $ 2,762,648       $2,492,095         $2,947,679
                                                   ===========       ==========         ==========

                See accompanying notes to financial statements.

                           BLUE GIANT CANADA LIMITED

                   STATEMENT OF CHANGES IN FINANCIAL POSITION

                                                    YEAR ENDED    SIX MONTH PERIOD   SIX MONTH PERIOD
                                                   DECEMBER 31,    ENDED JUNE 29,     ENDED JUNE 28,
                                                       1996             1996               1997
                                                   ------------   ----------------   ----------------
                                                                    (UNAUDITED)        (UNAUDITED)
Cash provided by (used in):
Operations:
  Net earnings...................................  $   415,288      $   144,735         $  185,031
  Items not involving cash:
     Depreciation and amortization...............      197,533           82,909             90,922
     Gain on sale of capital assets..............      (59,228)         (21,220)           (18,135)
     Deferred income tax recovery................       (1,200)          (3,000)            (4,000)
  Changes in non-cash operating working
     capital.....................................      (54,991)        (110,463)          (786,570)
                                                   -----------      -----------         ----------
                                                       497,402           92,961           (532,752)
                                                   -----------      -----------         ----------
Financing:
  Increase in long-term debt.....................    1,800,000        1,800,000                 --
  Principal payments on long-term debt...........      (59,435)              --            (57,566)
  Repayment of capital lease obligation..........       (6,399)          (6,399)                --
  Increase (decrease) in payable to
     shareholders................................       52,743            8,176            (37,333)
                                                   -----------      -----------         ----------
                                                     1,786,909        1,801,777            (94,899)
                                                   -----------      -----------         ----------
Investments:
  Proceeds from sale of capital assets...........      121,635           44,994             39,649
  Purchase of capital assets.....................   (2,003,686)      (1,924,563)          (228,080)
  Decrease in due from employee..................       30,000           30,000             45,000
                                                   -----------      -----------         ----------
                                                    (1,852,051)      (1,849,569)          (143,431)
                                                   -----------      -----------         ----------
(Decrease) increase in bank indebtedness during
  the period.....................................     (432,260)         (45,169)           771,082
Bank indebtedness, beginning of period...........    1,867,813        1,867,813          1,435,553
                                                   -----------      -----------         ----------
Bank indebtedness, end of period.................  $ 1,435,553      $ 1,822,644         $2,206,635
                                                   ===========      ===========         ==========

                See accompanying notes to financial statements.

                           BLUE GIANT CANADA LIMITED

                         NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996

     Blue Giant Canada Limited is a private Company incorporated under the Canada Business Corporations Act. The Company manufactures and sells materials handling equipment.

1.  SIGNIFICANT ACCOUNTING POLICIES:

     (a) Basis of presentation:

     These financial statements have been prepared in accordance with accounting principles generally accepted in Canada which, except as described in note 14, conform in all material respects with generally accepted accounting principles in the United States.

     (b) Inventories:

     Raw materials are valued at the lower of cost and replacement cost. Finished goods and manufactured parts are valued at the lower of cost and net realizable value. Costs are determined on a first-in, first-out basis.

     (c) Foreign currency transactions:

     Transactions in foreign currencies are recorded in Canadian dollars at the rates of exchange in effect at the dates of the transactions. At year end, monetary assets and liabilities are translated into Canadian dollars at the rates of exchange prevailing on that date. The resulting gains and losses are included in net earnings.

     (d) Capital assets:

     Capital assets are recorded at cost. Depreciation and amortization are provided using the following methods and annual rates:

ASSET                                                        BASIS         RATE
-----                                                  -----------------   ----
Building.............................................  Declining balance     4%
Building improvements................................  Declining balance     4%
Equipment............................................  Declining balance    20%
Rental equipment.....................................  Declining balance    20%
Automotive...........................................  Declining balance    30%
Leasehold improvements...............................  Straight-line        10%
Computer software....................................  Declining balance    50%

     (e) Revenue recognition:

     The Company recognizes revenue upon shipment, except for custom orders, where revenue is recognized when the manufacturing process is complete.

     (f) Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the period reported. Actual results could differ from these estimates.

     (g) Investment in Blue Giant Europe Ltd.:

     The Company's 25% investment in Blue Giant Europe Ltd. ("Blue Giant Europe") is accounted for in the accompanying financial statements by the equity method under which such investments initially are recorded at cost. The carrying value of the investment is increased (decreased) to recognize the Company's proportionate share of the increases (decreases) in the underlying net book equity of Blue Giant Europe subsequent to acquisition by the Company and the Company's share of net earnings (loss) of Blue Giant

                           BLUE GIANT CANADA LIMITED

Europe is included in the determination of the net earnings of the Company. The Company has recognized net decreases in the underlying net book equity of Blue Giant Europe to the extent of their original investment as they are not required to fund continuing operating losses of Blue Giant Europe.

2.  ACCOUNTS RECEIVABLE:

                                                              DECEMBER 31,     JUNE 28,
                                                                  1996           1997
                                                              ------------    -----------
                                                                              (UNAUDITED)
Trade (net of allowance for doubtful accounts)..............   $3,120,473     $3,229,269
Receivable from related companies (note 12 (c)).............    1,742,700      1,658,862
Other.......................................................       17,617         23,016
                                                               ----------     ----------
                                                               $4,880,790     $4,911,147
                                                               ==========     ==========

3.  DUE FROM EMPLOYEE:

                                                              DECEMBER 31,     JUNE 28,
                                                                  1996           1997
                                                              ------------    -----------
                                                                              (UNAUDITED)
Non-interest bearing promissory note, maturing on March 31,
  1998. The balance outstanding on the note shall become
  due, prior to the maturity date, if the employee ceases to
  be employed by the Company................................    $ 45,000      $       --
                                                                ========      ==========

4.  CAPITAL ASSETS:

                                                                     DECEMBER 31, 1996
                                                         ------------------------------------------
                                                                        ACCUMULATED
                                                                      DEPRECIATION AND    NET BOOK
                                                            COST        AMORTIZATION       VALUE
                                                         ----------   ----------------   ----------
Land...................................................  $  906,000      $       --      $  906,000
Building...............................................   1,134,885         209,564         925,321
Building improvements..................................      58,446           1,169          57,277
Equipment..............................................   1,499,771       1,132,831         366,940
Rental equipment.......................................     209,755         112,800          96,955
Automotive.............................................     189,341         125,222          64,119
Computer software......................................      31,483          31,483              --
                                                         ----------      ----------      ----------
                                                         $4,029,681      $1,613,069      $2,416,612
                                                         ==========      ==========      ==========

                           BLUE GIANT CANADA LIMITED

                                                                     JUNE 28, 1997
                                                                      (UNAUDITED)
                                                      --------------------------------------------
                                                                      ACCUMULATED
                                                                    DEPRECIATION AND     NET BOOK
                                                         COST         AMORTIZATION        VALUE
                                                      ----------    ----------------    ----------
Land................................................  $  906,000       $       --       $  906,000
Building............................................   1,134,885          231,485          903,400
Building improvements...............................      79,645            2,471           77,174
Equipment...........................................   1,615,065        1,130,622          484,443
Rental equipment....................................     196,495          112,980           83,515
Automotive..........................................     207,007          133,449           73,558
Computer software...................................      35,803           31,637            4,166
                                                      ----------       ----------       ----------
                                                      $4,174,900       $1,642,644       $2,532,256
                                                      ==========       ==========       ==========

5.  BANK INDEBTEDNESS:

                                                              DECEMBER 31,     JUNE 28,
                                                                  1996           1997
                                                              ------------    -----------
                                                                              (UNAUDITED)
Demand loan at prime plus 0.5% per annum....................   $1,375,000     $1,825,000
Bank overdraft..............................................       60,553        381,635
                                                               ----------     ----------
                                                               $1,435,553     $2,206,635
                                                               ==========     ==========

     As security for the bank indebtedness, the Company has pledged accounts receivable, inventories, assigned proceeds of fire insurance and provided a general security agreement covering all assets of the Company. The shareholders have provided a postponement of the amounts payable to them.

6.  LONG-TERM DEBT:

                                                                DECEMBER 31,     JUNE 28,
                                                                    1996           1997
                                                                ------------    -----------
                                                                                (UNAUDITED)
Non-revolving demand loan bearing interest at 7.35% payable
  in monthly blended installments of $10,662, secured by a
  collateral mortgage providing a first fixed charge over
  the land and building.....................................     $1,335,565     $1,322,999
Non-revolving demand loan bearing interest at prime plus 1%
  payable in monthly installments of $7,500 plus interest
  due on June 27, 2001, secured under the same provision as
  the bank indebtedness (note 5)............................        405,000        360,000
                                                                 ----------     ----------
                                                                  1,740,565      1,682,999
Less current portion........................................        120,000        120,000
                                                                 ----------     ----------
                                                                 $1,620,565     $1,562,999
                                                                 ==========     ==========

                           BLUE GIANT CANADA LIMITED

     Principal repayments due on long-term debt in each of the next five years and thereafter are as follows:

                                             DECEMBER 31,     JUNE 28,
                                                 1996           1997
                                              ----------     ----------
                                                             (UNAUDITED)
1997.......................................   $  120,000     $       --
1998.......................................      124,796        120,000
1999.......................................      127,400        126,075
2000.......................................      130,200        128,775
2001.......................................       88,209        131,677
2002.......................................       46,444         44,797
Thereafter.................................    1,103,516      1,131,675
                                              ----------     ----------
                                              $1,740,565     $1,682,999
                                              ==========     ==========

7.  PAYABLE TO SHAREHOLDERS:

     Amounts payable to shareholders bear interest at 8%, are not secured and have no set terms of repayment. Interest expense totaled $89,135, $44,568 (unaudited) and $47,528 (unaudited) for the periods ended December 31, 1996, June 29, 1996 and June 28, 1997 respectively.

8.  CAPITAL STOCK:

                                                DECEMBER 31,    JUNE 28,
                                                    1996          1997
                                                ------------   -----------
                                                               (UNAUDITED)
Authorized:
  Unlimited number of common shares issued:
     900 common shares........................      $100          $100

9.  FINANCIAL INSTRUMENTS:

     The carrying values of accounts receivable, bank indebtedness, accounts payable and accrued liabilities approximate their fair value due to the relatively short periods to maturity of the instruments. The fair values of other financial assets and liabilities included in the balance sheet are as follows:

                                                  DECEMBER 31, 1996           JUNE 28, 1997
                                               -----------------------   -----------------------
                                                CARRYING                  CARRYING
                                                 AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                               ----------   ----------   ----------   ----------
                                                                               (UNAUDITED)
Due from employee (note 3)...................  $   45,000   $   43,135   $       --   $       --
Long-term debt (note 6)......................   1,740,565    1,880,225    1,682,999    1,794,697

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

     - Due from employee -- at the year-end prime rate.

     - Long-term debt -- at the present value of contractual future payments of principal and interest, discounted at the current market rates of interest available to the Company for the same or similar debt instruments.

     The fair value of the payable to shareholder has not been presented due to the undeterminable nature of the term of repayment of the loan.

                           BLUE GIANT CANADA LIMITED

     The Company does not have a significant exposure to any individual customer
or                counterparty.

10.  COMMITMENTS:

     The Company is committed under long-term leases for the rental of automotive equipment with expiry dates to 1999 and with varying renewal options. Minimum annual rentals exclusive of insurance and maintenance costs and for the next five years obligations under these leases are as follows:

                                               DECEMBER 31,    JUNE 28,
                                                   1996          1997
                                               ------------   -----------
                                                              (UNAUDITED)
1997.........................................    $83,494        $46,654
1998.........................................     46,197         62,130
1999.........................................      7,102         23,486
2000.........................................         --          3,469
2001.........................................         --          1,518

11.  CONTINGENCIES:

     The Company is contingently liable with respect to litigation and claims which arise from time to time in the normal course of business. In the opinion of management, any liability that may arise from such contingencies would not have a significant adverse effect on the financial statements of the Company.

12.  RELATED PARTY TRANSACTIONS AND ECONOMIC DEPENDENCE:

     (a) A significant portion of the Company's sales are derived from Blue Giant USA Corporation, which is related by virtue of common control. The Company had entered into the following transactions with this company on normal terms and prices.

                                                          DECEMBER 31,    JUNE 29,      JUNE 28,
                                                              1996          1996          1997
                                                          ------------   -----------   -----------
                                                                         (UNAUDITED)   (UNAUDITED)
Sales...................................................   $5,515,482    $2,813,610    $2,976,792
Purchases...............................................      505,047       265,878       243,999

     (b) Effective October 1, 1993, the Company acquired 25% of the common shares of Blue Giant Europe for $1. The Company has recorded sales to Blue Giant Europe totaling $453,110, $279,052 (unaudited) and $165,114 (unaudited) for the periods ended December 31, 1996, June 29, 1996 and June 28, 1997 respectively.

     (c) Receivables from related companies are comprised of the following:

                                              DECEMBER 31,    JUNE 28,
                                                  1996          1997
                                              ------------   -----------
                                                             (UNAUDITED)
Blue Giant USA Corporation..................   $1,457,724    $1,416,679
Blue Giant Europe...........................      284,976       242,183
                                               ----------    ----------
                                               $1,742,700    $1,658,862
                                               ==========    ==========

                           BLUE GIANT CANADA LIMITED

13.  REFUNDABLE DIVIDEND TAX:

     Under the Income Tax Act, certain taxes paid by the Company relating to investment income are potentially refundable at the rate of $1 for each $3 of taxable dividends paid. Since these taxes are considered advance distribution to shareholders, they have been charged directly to retained earnings. As dividends are paid, the applicable refundable tax is credited to retained earnings. The cumulative amount of potential refundable taxes was $73,333 for each of the periods reported on.

14. RECONCILIATION BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP):

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles (GAAP) in Canada. These principles conform in all material respects to those in the United States except for the following:

     The application of U.S. GAAP would have the following effect on net income as reported:

                                           DECEMBER 31,    JUNE 29,      JUNE 28,
                                               1996          1996          1997
                                           ------------   -----------   -----------
                                                          (UNAUDITED)   (UNAUDITED)
Net earnings as shown in the financial
  statements.............................    $415,288      $144,735      $185,031
Description of items having an effect on
  reported income:
  Revenue recognition (a)................     (81,076)      (36,600)       19,073
  Deferred income taxes (b)..............       1,800         3,300         3,000
                                             --------      --------      --------
Net income according to generally
  accepted accounting principles in the
  United States..........................    $336,012      $111,435      $207,104
                                             ========      ========      ========

     The application of U.S. GAAP would have the following effect on the balance sheets as reported:

                                                          INCREASE
                                           AS REPORTED   (DECREASE)   U.S. GAAP
                                           -----------   ----------   ----------
December 31, 1996:
Assets:
  Accounts receivable (a)................  $4,880,790    $(420,209)   $4,460,581
  Inventory (a)..........................   2,672,620      272,274     2,944,894
                                                         ---------
                                                         $(147,935)
                                                         =========
Liabilities:
  Deferred income taxes (b)..............  $   27,496    $ (26,496)   $    1,000
Shareholders' equity:
  Retained earnings......................   2,762,648     (121,439)    2,641,209
                                                         ---------
                                                         $(147,935)
                                                         =========

                           BLUE GIANT CANADA LIMITED

                                                                          INCREASE
                                                           AS REPORTED   (DECREASE)     U.S. GAAP
                                                           -----------   -----------   -----------
                                                           (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
June 28, 1997:
Assets:
  Accounts receivable (a)................................  $4,911,147     $(380,091)   $4,531,056
  Inventory (a)..........................................   3,250,218       262,229     3,512,447
                                                                          ---------
                                                                          $(117,862)
                                                                          =========
Liabilities:
  Deferred income taxes (b)..............................  $   23,496     $ (18,496)   $    5,000
Shareholders' equity:
  Retained earnings......................................   2,947,679       (99,366)    2,848,313
                                                                          ---------
                                                                          $(117,862)
                                                                          =========

     (a) Revenue recognition:

     Under U.S. GAAP, the Company would not record sales and cost of sales on custom orders of equipment until the customer has received the goods. Such amounts included in sales for Canadian GAAP amounted to $420,209, $227,028 (unaudited) and $380,091 (unaudited) and included in cost of sales of $272,274, $148,569 (unaudited) and $262,229 (unaudited) for the periods ended December 31, 1996, June 29, 1996 and June 28, 1997 respectively. The decrease in net earnings after the above adjustment is $81,076 and $36,600 (unaudited) for the periods ended December 31, 1996 and June 29, 1996 respectively. The increase in net earnings resulting from this adjustment for the period ended June 28, 1997 is $19,073 (unaudited).

     (b) Accounting for income taxes:

     Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS
109) requires the use of an asset and liability approach for financial accounting and reporting for income taxes. Tax allocation is provided on temporary differences existing at the end of a financial period. These are differences between the tax basis of an asset or liability and the amount in the financial statements. It is assumed that each item in the financial statements will be recovered or settled at the amounts reported in the statements and that the reversal of the temporary differences will result in taxable amounts or deductions in the future years. The effect of the adoption of the statements would be as follows:

                                                       DECEMBER 31,    JUNE 28,
                                                           1996          1997
                                                       ------------   -----------
                                                                      (UNAUDITED)
Deferred tax asset:
  Accruals not currently deductible..................    $10,000       $ 10,000
  Accounts receivable................................     42,400         31,500
Deferred tax liabilities:
  Capital assets.....................................    (48,400)       (44,000)
  Prepaid expenses...................................     (5,000)        (2,500)
                                                         -------       --------
                                                         $(1,000)      $ (5,000)
                                                         =======       ========

                           BLUE GIANT CANADA LIMITED

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this statement. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences at December 31, 1996.

     (c) Statement of Cash Flows:

     Under U.S. GAAP, the net change in bank indebtedness for the periods ended is reflected as a financing activity and not included in the cash position in the Statement of Cash Flows resulting in the following change:

                                    YEAR ENDED    SIX MONTH PERIOD   SIX MONTH PERIOD
                                   DECEMBER 31,    ENDED JUNE 29,     ENDED JUNE 28,
                                       1996             1996               1997
                                   ------------   ----------------   ----------------
                                                    (UNAUDITED)        (UNAUDITED)
Financing activities:
  (Decrease) increase in bank
     indebtedness................  $  (432,260)     $   (45,169)       $   771,082

     The Statement of Cash Flows' major categories for the periods ended would then be presented as follows:

                                    YEAR ENDED    SIX MONTH PERIOD   SIX MONTH PERIOD
                                   DECEMBER 31,    ENDED JUNE 29,     ENDED JUNE 28,
                                       1996             1996               1997
                                   ------------   ----------------   ----------------
                                                    (UNAUDITED)        (UNAUDITED)
Operating activities.............  $   497,402      $    92,961        $  (532,752)
Financing activities.............    1,354,649        1,756,608            676,183
Investing activities.............   (1,852,051)      (1,849,569)          (143,431)
                                   -----------      -----------        -----------
Change in cash position..........           --               --                 --
Cash position, beginning of
  period.........................           --               --                 --
                                   -----------      -----------        -----------
Cash position, end of period.....  $        --      $        --        $        --
                                   ===========      ===========        ===========

15.  SUBSEQUENT EVENTS:

     In November, 1997, the Company agreed to sell for cash substantially all of its assets and to cease operating. The sale resulted in the Company incurring a loss before income taxes of approximately $1,600,000.

     In December 1997, it was determined that the balance still owing at that time from Blue Giant Europe was uncollectible and accordingly a write-off of $120,000 was recorded.

     In 1995, there was an industrial accident, as a consequence of which the Ministry of Labour launched an action against the Company. In April 1998, this action was settled, resulting in the Company having to pay an amount of $140,000 in excess of the amount accrued at June 28, 1997 and December 31, 1996.

                        CLARK MATERIAL HANDLING COMPANY

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                 (IN THOUSANDS)

     The following unaudited pro forma combined financial information (the "Unaudited Pro Forma Combined Financial Information") does not give effect to the Offering or the Samsung Forklift Acquisition.

     On November 7, 1997, CLARK closed its acquisitions of substantially all of the assets and certain liabilities of Blue Giant USA Corporation ("BGU") and Blue Giant Canada Limited ("BGC") (collectively, "Blue Giant") in two separate purchase business combinations effective November 1, 1997. Although separate legal entities, BGU and BGC were under the common control of substantially the same stockholder group. The purchase price for the acquisitions comprised $9,365 in cash (of which $200 was paid to a shareholder of Blue Giant under a noncompete agreement), an obligation payable over three years totaling $1,105 under a noncompete agreement and a consulting agreement with a shareholder of Blue Giant and related expenses of $333. The purchase price was allocated to the estimated fair value of the tangible and intangible net assets acquired, with the residual being allocated to goodwill.

     The Unaudited Pro Forma Combined Financial Information gives effect to the acquisitions of BGU and BGC as if such events had occurred at the beginning of each respective period. The Unaudited Pro Forma Combined Financial Information has been derived from the application of pro forma adjustments to the historical financial statements of the Company and Blue Giant. The Unaudited Pro Forma Combined Financial Information reflects the effects of the purchase allocation described above and the resultant amortization, along with other adjustments directly attributable to the transaction. The pro forma adjustments are described in the accompanying notes.

     The Unaudited Pro Forma Combined Financial Information is presented for informational purposes only and does not purport to represent what the Company's results of operations would actually have been if the aforementioned events had occurred on the dates specified or to project the Company's results of operations for any future periods. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the historical financial statements of the Company, BGU and BGC, and notes thereto, included elsewhere herein.

                        CLARK MATERIAL HANDLING COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       TWELVE MONTHS ENDED JUNE 30, 1998
                                 (IN THOUSANDS)

                                     TWELVE MONTHS      FOUR MONTHS ENDED
                                         ENDED         OCTOBER 31, 1997(1)
                                     JUNE 30, 1998     --------------------     PRO FORMA       COMBINED
                                         CLARK           BGU         BGC       ADJUSTMENTS      PRO FORMA
                                     --------------    --------    --------    -----------      ---------
Net sales..........................     $528,407        $5,418      $5,494       $(5,266)(2)    $534,053
Cost of goods sold.................      463,221         4,308       5,044        (5,258)(2)     467,115
                                                                                    (250)(3)
                                                                                      35(4)
                                                                                      15(5)
                                        --------        ------      ------       -------        --------
Gross profit.......................       65,186         1,110         450           192          66,938
Engineering, selling and
  administrative expenses..........       41,952         1,063         222            91(6)       43,328
                                        --------        ------      ------       -------        --------
Income from operations.............       23,234            47         228           101          23,610
Other income (expense):
  Interest income..................          428            --          14           (97)(7)         345
  Interest expense.................      (15,148)          (42)        (71)          113(8)      (15,148)
  Other income (expense) -- net....          390            40          77          (250)(3)         257
                                        --------        ------      ------       -------        --------
Income before income taxes.........        8,904            45         248          (133)          9,064
Provision for income taxes.........          821            14          74           (14)(9)         895
                                        --------        ------      ------       -------        --------
  Net income.......................     $  8,083        $   31      $  174       $  (119)       $  8,169
                                        ========        ======      ======       =======        ========

                        CLARK MATERIAL HANDLING COMPANY

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       TWELVE MONTHS ENDED JUNE 30, 1998
                                 (IN THOUSANDS)

(1) The acquisition of BGU and BGC was effective November 1, 1997 and their results of operations have been included in the consolidated statement of operations of CLARK from that date.

(2) Eliminates intercompany sales and cost of goods sold between BGU and BGC.

(3) Reclassifies purchase discounts from other income to cost of goods sold. As the Company is achieving greater success at reducing its material costs through a reduction in the number of suppliers and increased discounts, the amount of discounts are increasing. Accordingly, the Company intends to record purchase discounts as cost of goods sold in the future. Purchase discounts were not material in prior periods.

(4) Eliminates depreciation expense relative to BGU's manufacturing facility ($15) and increases rental expense relative to that facility ($50). Pursuant to the transaction, CLARK is not acquiring BGU's manufacturing facility but rather is leasing it over a five year term at $150 per annum.

(5) Reflects amortization of goodwill over an expected useful life of 40 years.

(6) Reflects amortization of noncompete agreements entered into with certain of the sellers' shareholders.

(7) Reflects a reduction in interest income arising from the Company's use of $9,698 in cash to acquire BGU and BGC.

(8) Removes the interest expense of BGU and BGC (as part of the transaction, their short and long-term debt was not assumed by the Company).

(9) Adjusts income taxes to reflect (a) a lack of tax benefit associated with the pro forma adjustments and (b) the elimination of the tax provision relating to BGU. The Company is in a net NOL position in the United States (where no provision for taxes currently payable is required) and has not recorded a deferred tax provision because of the uncertainty surrounding the ultimate realizability of the Company's net deferred tax assets. The tax provision for BGC has not been adjusted because BGC operates in a foreign tax jurisdiction.

                        CLARK MATERIAL HANDLING COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                      YEAR ENDED       TEN MONTHS ENDED
                                     DECEMBER 31,    OCTOBER 31, 1997(1)
                                         1997        --------------------    PRO FORMA       COMBINED
                                        CLARK          BGU         BGC      ADJUSTMENTS      PRO FORMA
                                     ------------    --------    --------   -----------      ---------
Net sales..........................    $489,294      $12,590     $12,705    $   (5,402)(2)   $509,187
Cost of goods sold.................     431,127        9,893      10,728        (5,402)(2)    446,454
                                                                                    87(3)
                                                                                    21(4)
                                       --------      -------     -------    ----------       --------
  Gross profit.....................      58,167        2,697       1,977          (108)        62,733
Engineering, selling and
  administrative expenses..........      37,133        2,249       1,541           227(5)      41,150
                                       --------      -------     -------    ----------       --------
  Income from operations...........      21,034          448         436          (335)        21,583
Other income (expense):
  Interest income..................         809           --          14          (258)(6)        565
  Interest expense.................     (15,086)        (114)       (174)          288(7)     (15,086)
  Other income (expense)-net.......       1,598          111         174            --          1,883
                                       --------      -------     -------    ----------       --------
  Income before income taxes.......       8,355          445         450          (305)         8,945
Provision for income taxes.........         484          166         141          (166)(8)        625
                                       --------      -------     -------    ----------       --------
  Net income.......................    $  7,871      $   279     $   309    $     (139)      $  8,320
                                       ========      =======     =======    ==========       ========

                        CLARK MATERIAL HANDLING COMPANY

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

(1) The acquisition of BGU and BGC was effective November 1, 1997, and their results of operations have been included in the consolidated statement of operations of CLARK from that date.

(2) Eliminates intercompany sales and cost of goods sold between BGU and BGC.

(3) Eliminates depreciation expense relative to BGU's manufacturing facility ($38) and increases rental expense relative to that facility ($125). Pursuant to the transaction, CLARK did not acquire BGU's manufacturing facility but rather is leasing it over a five year term at $150 per annum.

(4) Reflects amortization of goodwill over an expected useful life of 40 years.

(5) Reflects amortization of noncompete agreements entered into with certain of the sellers' shareholders.

(6) Reflects a reduction in interest income arising from the Company's use of $9,698 in cash to acquire BGU and BGC.

(7) Removes the interest expense of BGU and BGC (as part of the transaction, their short and long-term debt was not assumed by the Company).

(8) Adjusts income taxes to reflect (a) a lack of tax benefit associated with the pro forma adjustments and (b) the elimination of the tax provision relating to BGU. The Company is in a net NOL position in the United States (where no provision for taxes currently payable is required) and has not recorded a deferred tax provision because of the uncertainty surrounding the ultimate realizability of the Company's net deferred tax assets. The tax provision for BGC has not been adjusted because BGC operates in a foreign tax jurisdiction.

------------------------------------------------------
------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Available Information................     i
Disclosure Regarding Forward-Looking
  Statements.........................    ii
Summary..............................     1
Risk Factors.........................    20
Use of Proceeds......................    27
Capitalization.......................    28
Selected Historical Financial Data...    29
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    31
The Exchange Offers..................    37
Certain Federal Income Tax
  Considerations Relating to the
  Exchange Offers....................    47
Business.............................    48
The Samsung Forklift Acquisition.....    56
Management...........................    57
Ownership of the Company.............    60
Certain Relationships and Related
  Transactions.......................    63
Description of Certain
  Indebtedness.......................    65
Description of Notes.................    67
Description of Preferred Stock.......    86
Description of Preferred Stock
  Exchange Notes.....................    92
Certain Federal Income Tax
  Considerations.....................    97
Plan of Distribution.................   101
Legal Matters........................   101
Independent Accountants..............   101
Index to Financial Statements........   F-1


     UNTIL DECEMBER 17, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW SECURITIES, WHETHER OR NOT PARTICIPATING IN THE ORIGINAL DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                   PROSPECTUS

                                  [CLARK LOGO]

                                 CLARK MATERIAL
                                HANDLING COMPANY
                               OFFER TO EXCHANGE

                     10 3/4% SERIES D SENIOR NOTES DUE 2006

                              FOR ALL OUTSTANDING

                     10 3/4% SERIES C SENIOR NOTES DUE 2006

                                      AND

                     10 3/4% SERIES D SENIOR NOTES DUE 2006

                              FOR ALL OUTSTANDING

                     10 3/4% SERIES B SENIOR NOTES DUE 2006

                                      AND

                        13% SENIOR EXCHANGEABLE SERIES B
                            PREFERRED STOCK DUE 2007

                              FOR ALL OUTSTANDING

                        13% SENIOR EXCHANGEABLE SERIES A
                            PREFERRED STOCK DUE 2007

                               SEPTEMBER 18, 1998


------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The By-laws of the Company provide for the indemnification of any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceedings, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law. The By-laws of the Company also provide that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or under any by-law, agreement, vote of stockholders or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability; for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under
Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of the Company contains a provision so limiting the personal liability of directors of the Company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
  3.1    Certificate of Incorporation, as amended, of the Company+
  3.2    By-laws of the Company (incorporated by reference to Exhibit
         3.2 to the Company's Registration Statement on Form S-4,
         Registration No. 333-18957)
  4.1    Indenture dated as of November 27, 1996 between the Company and United States Trust Company of New York, as Trustee
         (incorporated by reference to Exhibit 4.1 to the Company's
         Registration Statement on Form S-4, Registration No.
         333-18957)
  4.2    Registration Rights Agreement dated as of November 27, 1996 among the Company, Jefferies & Company, Inc. and Bear,
         Stearns & Co. Inc. (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-4,
         Registration No. 333-18957)
  4.3    Form of 10 3/4% Senior Notes due 2006 (included in Exhibit
         4.1) (incorporated by reference to Exhibit 4.3 to the
         Company's Registration Statement on Form S-4, Registration
         No. 333-18957)
  4.4    Indenture dated as of July 17, 1998 between the Company and
         United States Trust Company of New York, as Trustee+
  4.5    Registration Rights Agreement dated as of July 17, 1998
         among the Company, Jeffries & Company, Inc. and Bear,
         Stearns & Co. Inc.+
  4.6    Registration Rights Agreement dated as of July 17, 1998
         among the Company, Jeffries & Company, Inc. and Bear,
         Stearns & Co. Inc.+
  4.7    Form of 10 3/4% Senior Notes due 2006 (included in Exhibit
         4.4)
  4.8    Indenture dated as of July 17, 1998 between the Company and
         U.S. Trust Company of Texas, N.A.+
  4.9    First Supplemental Indenture dated as of August 18, 1998
         between the Company and United States Trust Company of New
         York, as Trustee+
  5.1    Opinion of Dechert Price & Rhoads
  5.2    Opinion of Michael J. Grossman, general counsel to the
         Company
 10.1    Purchase Agreement dated November 22, 1996 among the
         Company, Jefferies & Company, Inc. and Bear, Stearns & Co.
         Inc. (incorporated by reference to Exhibit 10.1 to the
         Company's Registration Statement on Form S-4, Registration
         No. 333-18957)
 10.2    Loan and Security Agreement dated November 27, 1996 by and between Congress Financial Corporation and the Company
         (incorporated by reference to Exhibit 10.2 to the Company's
         Registration Statement on Form S-4, Registration No.
         333-18957)
 10.3    Stock and Asset Purchase and Sale Agreement, dated as of
         November 9, 1996 among Terex Corporation, and certain of its subsidiaries and the Company (incorporated by reference to
         Exhibit 10.3 to the Company's Registration Statement on Form
         S-4, Registration No. 333-18957)
 10.4    Service Agreement dated as of November 27, 1996 between
         Terex Corporation and the Company (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on
         Form S-4, Registration No. 333-18957).
 10.5    Indemnity as to Letters of Credit, Performance Bonds, Appeal
         Bonds, Guaranties, etc. dated November 27, 1996 by the
         Company in favor of Terex Corporation, for itself and as
         successor to CMH Acquisition Corp., CMH Acquisition
         International Corp., Clark Material Handling Company and
         Clark Material Handling International, Inc. (incorporated by reference to Exhibit 10.5 to the Company's Registration
         Statement on Form S-4, Registration No. 333-18957)
 10.6    Employment Agreement dated as of November 27, 1996 between
         Holdings and Dr. Martin M. Dorio (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on
         Form S-4, Registration No. 333-18957)

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
 10.7    Tax Sharing Agreement made as of November 27, 1996 between
         Holdings and the Company (incorporated by reference to
         Exhibit 10.7 to the Company's Registration Statement on Form
         S-4, Registration No. 333-18957)
 10.8    Stock Purchase Agreement, dated as of May 27, 1992, by and between Clark Equipment Company and Terex Corporation
         (incorporated by reference to Exhibit 10.8 to the Company's
         Registration Statement on Form S-4, Registration No.
         333-18957)
 10.9    First Amendment to the Stock Purchase Agreement, dated as of
         July 31, 1992, by and between Clark Equipment Company and
         Terex Corporation (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-4,
         Registration No. 333-18957)
 10.10   Trademark Assignment Agreement, dated as of July 31, 1992, by and between Clark Equipment Company and Clark Material
         Handling Company (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-4,
         Registration No. 333-18957)
 10.11   Second Amended and Restated General Operating Agreement,
         dated November 29, 1990, by and between Clark Material
         Handling Company and Chase Manhattan Leasing Company, Inc.
         (incorporated by reference to Exhibit 10.11 to the Company's
         Registration Statement on Form S-4, Registration No.
         333-18957)
 10.12   Second Amendment to the Second Amended and Restated General
         Operating Agreement, dated April 15, 1994, by and among
         Clark Material Handling Company, Drexel Industries, Inc. and
         Clark Credit Corporation (incorporated by reference to
         Exhibit 10.12 to the Company's Registration Statement on
         Form S-4, Registration No. 333-18957)
 10.14   Assignment of Second Amended and Restated General Operating
         Agreement, dated March 22, 1995, by and between Clark
         Material Handling Company, Clark Credit Corporation, f/k/a
         Chase Manhattan Leasing Company, and Associates Commercial
         Corporation (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-4,
         Registration No. 333-18957)
 10.15   Master Software License and Service Agreement, dated May 17,
         1996, between Clark Material Handling Company and SDRC
         Operations (incorporated by reference to Exhibit 10.15 to
         the Company's Registration Statement on Form S-4,
         Registration No. 333-18957)
 10.16   Letter Agreement, dated October 26, 1995, between Clark
         Material Handling Company, Manufacturers Distribution
         Services, Inc. and Maine Rubber International (incorporated by reference to Exhibit 10.16 to the Company's Registration
         Statement on Form S-4, Registration No. 333-18957)
 10.17   MCI Services Agreement, effective as of July 1, 1995,
         between MCI Telecommunications Corporation and Clark
         Material Handling Company (incorporated by reference to
         Exhibit 10.17 to the Company's Registration Statement on
         Form S-4, Registration No. 333-18957)
 10.18   Agreement for Systems Operations Services, dated as of March
         2, 1992, between Clark Material Handling Company and
         Integrated Systems Solutions Corporation, as amended by
         Amendments #1 through #5 (incorporated by reference to
         Exhibit 10.18 to the Company's Registration Statement on
         Form S-4, Registration No. 333-18957)
 10.19   Supply Agreement, dated December 14, 1994, between Clark
         Material Handling Company and Funk Manufacturing Company
         (incorporated by reference to Exhibit 10.19 to the Company's
         Registration Statement on Form S-4, Registration No.
         333-18957)
 10.20   Supply Agreement, dated July 1, 1995, between Clark Material
         Handling Company and Funk Manufacturing Company
         (incorporated by reference to Exhibit 10.20 to the Company's
         Registration Statement on Form S-4, Registration No.
         333-18957)
 10.21   Agreement, dated June 1, 1983, between Clark Equipment
         Company and Mitsubishi Corporation, Mitsubishi Heavy
         Industries, Ltd. and Mitsubishi Motors Corporation, as
         amended (incorporated by reference to Exhibit 10.24 to the
         Company's Registration Statement on Form S-4, Registration
         No. 333-18957)
 10.22   Master Contract for Purchase and Sale, dated July 17, 1995, between Clark Material Handling Company and Custom Tool and
         Manufacturing Company (incorporated by reference to Exhibit
         10.25 to the Company's Registration Statement on Form S-4,
         Registration No. 333-18957)
 10.23   Supply Agreement, dated December 20, 1991, between Clark
         Material Handling Company and Dixson, Inc. (incorporated by reference to Exhibit 10.26 to the Company's Registration
         Statement on Form S-4, Registration No. 333-18957)

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
 10.24   Lease Agreement, dated as of April 15, 1987, between Vergil
         D. Kelly and Kenny Angelucci and Clark Equipment Company
         with respect to 172 Trade Street, Lexington, Kentucky, as
         amended by Amendment #1 to Lease dated April 15, 1987
         (incorporated by reference to Exhibit 10.27 to the Company's
         Registration Statement on Form S-4, Registration No.
         333-18957)
 10.25   Standard Form Dealer Sales Agreements between Clark Material
         Handling Company and domestic dealer entities (incorporated by reference to Exhibit 10.28 to the Company's Registration
         Statement on Form S-4, Registration No. 333-18957)
 10.26   Agreement, dated as of September 12, 1995, by and between
         Clark Material Handling Company and Nissan Forklift
         Corporation, North America (incorporated by reference to
         Exhibit 10.29 to the Company's Registration Statement on
         Form S-4, Registration No. 333-18957)
 10.27   License Agreement, dated as of November 27, 1996, between
         Holdings and the Company (incorporated by reference to
         Exhibit 10.30 to the Company's Registration Statement on
         Form S-4, Registration No. 333-18957)
 10.28   Asset Purchase Agreement, dated as of November 6, 1997,
         between Clark Material Handling of Canada Ltd. and Blue
         Giant Limited (incorporated by reference to Exhibit 10.28 to the Company's Annual Report on Form 10-K for the year ended
         December 31, 1997)
 10.29   Asset Purchase Agreement, dated as of October 31, 1997,
         between Blue Giant Corporation and Blue Giant USA
         Corporation (incorporated by reference to Exhibit 10.29 to the Company's Annual Report on Form 10-K for the year ended
         December 31, 1997)
 10.30   Asset Purchase Agreement, dated as of June 5, 1998, by and between the Company and Samsung Heavy Industries Co., Ltd.+
 10.31   Purchase Agreement dated as of July 13, 1998 among the
         Company, Jeffries & Company, Inc. and Bear, Stearns, & Co.
         Inc.+
 12.1    Statement of Ratio of Earnings to Fixed Charges+
 21.1    Subsidiaries of the Company+
 23.1    Consent of Dechert Price & Rhoads (included in Exhibit 5.1)
 23.2    Consent of PricewaterhouseCoopers LLP
 23.3    Consent of Raughton & Company
 23.4    Consent of KPMG
 23.5    Consent of Michael J. Grossman, general counsel to the
         Company (included in Exhibit 5.2)
 24      Power of Attorney+
 25      Statement of Eligibility and Qualification, Form T-1, of
         United States Trust Company of New York+
 99.1    Form of C Note Letter of Transmittal
 99.2    Form of Notice of Guaranteed Delivery for the Series C Notes
 99.3    Form of B Note Letter of Transmittal
 99.4    Form of Notice of Guaranteed Delivery for the Series B Notes
 99.5    Form of Preferred Stock Letter of Transmittal
 99.6    Form of Notice of Guaranteed Delivery for the Preferred
         Stock


---------------

 +  Previously filed.


     (b) Financial Statements Schedules:

     Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on the 18th day of September, 1998.


                                          CLARK MATERIAL HANDLING COMPANY

                                          By:   DR. MARTIN M. DORIO
                                            ------------------------------------
                                              Dr. Martin M. Dorio
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on September 18, 1998.



                     SIGNATURE                                              TITLE
                     ---------                                              -----

                  MARTIN M. DORIO                      President and Chief Executive Officer and
---------------------------------------------------      Director (Principal Executive Officer)
                Dr. Martin M. Dorio

                         *                             Vice President, Finance, and Treasurer
---------------------------------------------------      (Principal Financial and Accounting Officer)
                  Joseph F. Lingg

                         *                             Director
---------------------------------------------------
                 Thomas J. Snyder

                         *                             Director
---------------------------------------------------
                Michael A. Delaney

                         *                             Director
---------------------------------------------------
                   James A. Urry

                         *                             Director
---------------------------------------------------
               Diether Klingelnberg

               *By: MARTIN M. DORIO
   ---------------------------------------------
                Dr. Martin M. Dorio
                 Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on the 18th day of September, 1998.



                                          BLUE GIANT CORPORATION



                                          By:   DR. MARTIN M. DORIO

                                            ------------------------------------

                                              Dr. Martin M. Dorio


                                              President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on September 18, 1998.



                     SIGNATURE                                              TITLE
                     ---------                                              -----

                  MARTIN M. DORIO                      President and Director
---------------------------------------------------      (Principal Executive Officer)
                Dr. Martin M. Dorio

                  JOSEPH F. LINGG                      Vice President, Treasurer, Controller
---------------------------------------------------      (Principal Financial and Accounting Officer)
                  Joseph F. Lingg

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on the 18th day of September, 1998.



                                          HYDROLECTRIC LIFT TRUCKS, INC.



                                          By:   DR. MARTIN M. DORIO

                                            ------------------------------------

                                              Dr. Martin M. Dorio


                                              President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on September 18, 1998.



                     SIGNATURE                                              TITLE
                     ---------                                              -----

                  MARTIN M. DORIO                      President and Director
---------------------------------------------------      (Principal Executive Officer)
                Dr. Martin M. Dorio

                  JOSEPH F. LINGG                      Vice President, Treasurer, Controller
---------------------------------------------------      (Principal Financial and Accounting Officer)
                  Joseph F. Lingg